Exhibit 4.6

EXECUTION VERSION

CAMELOT FINANCE S.A.

as Issuer

and the Guarantors from time to time party hereto

7.875% Senior Notes due 2024

INDENTURE

Dated as of October 3, 2016

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

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Appendix A	—	Provisions Relating to Original Securities and Additional Securities

EXHIBIT INDEX

Exhibit A	—	Form of Security
Exhibit B	—	Form of Transferee Letter of Representation
Exhibit C	—	Form of Supplemental Indenture

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INDENTURE dated as of October 3, 2016 among Camelot Finance S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 14, rue Edward Steichen, L-2540 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 208514 (the “Issuer”), the Guarantors party hereto and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein) of (a) $500,000,000 aggregate principal amount of the Issuer’s 7.875% Senior Notes due October 15, 2024 issued on the date hereof (the “Original Securities”) and (b) any Additional Securities that may be issued after the date hereof in the form of Exhibit A (all such securities in clauses (a) and (b) being referred to collectively as the “Securities”). Subject to the conditions and compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Securities.

ARTICLE 1

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01.         Definitions.

“Acquired Indebtedness” means, with respect to any specified Person:

(1)         Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of such specified Person, and

(2)         Indebtedness secured by a Lien encumbering any asset acquired by such specified Person;

provided that any Indebtedness of such Person that is extinguished, redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transaction pursuant to which such other Person becomes a Subsidiary of the specified Person will not be Acquired Indebtedness.

“Acquisition” means the Acquisition as defined in the Acquisition Agreement.

“Acquisition Agreement” means that certain stock and asset purchase agreement, including all exhibits and schedules thereto, dated as of July 10, 2016, by and among Thomson Reuters Global Resources, Thomson Reuters U.S. LLC, Thomson Reuters Corporation and UK Holdco, and all side letters and other agreements related thereto, in each case, as amended on September 14, 2016.

“Additional Securities” means Securities issued from time to time under this Indenture subsequent to the Closing Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Agents” means the Paying Agent, Registrar, Transfer Agent and Authenticating Agent.

“Appendix” means Appendix A attached hereto.

“Applicable Premium” means, with respect to any Security on any applicable redemption date, the greater of:

(1)         1.0% of the then outstanding principal amount of the Security; and

(2)         the excess, if any, of:

(a)          the present value at such redemption date of (i) the redemption price of the Securities, at October 15, 2019 as set forth in Paragraph 5 of the Security plus (ii) all required interest payments due on such Security through October 15, 2019 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate plus 50 basis points; over

(b)          the then outstanding principal amount of the Security.

The Issuer shall calculate or cause the calculation of the Applicable Premium, and the Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

“Asset Sale” means:

(1)         the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of UK Holdco or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or

(2)         the issuance or sale of Equity Interests of any Restricted Subsidiary (other than (i) directors’ qualifying shares or shares or interests required to be held by non-U.S. nationals or other third parties to the extent required by applicable law or (ii) Preferred Stock or Disqualified Stock of a Restricted Subsidiary issued in compliance with Section 4.03), other than to UK Holdco or another Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case other than:

(a)          a sale, exchange, transfer or other disposition of cash, Cash Equivalents or Investment Grade Securities or uneconomical, obsolete, damaged, unnecessary, surplus, unsuitable or worn out equipment or any sale or disposition of property or assets in connection with scheduled turnarounds, maintenance and equipment and facility updates or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b)          the sale, conveyance, transfer or other disposition of all or substantially all of the assets of UK Holdco (on a consolidated basis) in a manner permitted pursuant to Section 5.01 or any sale, conveyance, transfer or other disposition that constitutes a Change of Control;

(c)          any Permitted Investment or Restricted Payment that is permitted to be made, and is made, under Section 4.04;

(d)          any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary with an aggregate Fair Market Value of less than $15.0 million;

(e)          any transfer or disposition of property or assets by a Restricted Subsidiary to UK Holdco or by UK Holdco or a Restricted Subsidiary to a Restricted Subsidiary;

(f)          sales of assets received by UK Holdco or any Restricted Subsidiary upon the foreclosure on a Lien;

(g)          any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h)           the unwinding of any Hedging Obligations;

(i)           the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable into a notes receivable;

(j)           the lease, assignment or sublease of any real or personal property in the ordinary course of business and dispositions to landlords of improvements made to leased real property pursuant to customary terms of leases entered into in the ordinary course of business;

(k)          a sale of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;

(l)           a transfer of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(m)         any financing transaction with respect to property built or acquired by UK Holdco or any Restricted Subsidiary, including Sale/Leaseback Transactions permitted by this Indenture;

(n)          any exchange of assets for assets (including a combination of assets and Cash Equivalents) related to a Similar Business of comparable or greater market value or usefulness to the business of UK Holdco and its Restricted Subsidiaries as a whole, as determined in good faith by UK Holdco, which in the event of an exchange of assets with a Fair Market Value in excess of (1) $20.0 million shall be evidenced by an Officer’s Certificate, and (2) $30.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of UK Holdco;

(o)          the grant in the ordinary course of business of any license or sublicense of patents, trademarks, know-how and any other intellectual property;

(p)          any sale or other disposition deemed to occur with creating, granting or perfecting a Lien not otherwise prohibited by this Indenture or the Notes Documents;

(q)         the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claim in the ordinary course of business;

(r)          foreclosures, condemnations or any similar action on assets;

(s)          the sale (without recourse) of receivables (and related assets) pursuant to factoring arrangements entered into in the ordinary course of business;

(t)          sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(u)          the lapse, abandonment or other disposition of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of UK Holdco are no longer commercially reasonable to maintain or are not material to the conduct of the business of UK Holdco and its Restricted Subsidiaries taken as a whole.

“Bank Products” means any facilities or services related to Cash Management Services.

“Board of Directors” means as to any Person, the board of directors or managers, sole member, managing member or other governing body of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in Luxembourg or New York City.

“Camelot Acquisition Co.” means Camelot U.S. Acquisition 1 Co., a Delaware corporation.

“Capital Stock” means:

(1)         in the case of a corporation or a company, corporate stock or share capital;

(2)         in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)         in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)         any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP. For the avoidance of doubt, “Capitalized Lease Obligation” shall not include obligations or liabilities of any Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations would be required to be classified and accounted for as an operating lease under GAAP as existing on the Closing Date.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer or any Guarantor described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1)         U.S. Dollars, Canadian Dollars, Pounds Sterling, Euros, the national currency of any member state of the European Union and local currencies held by UK Holdco and its Restricted Subsidiaries from time to time in the ordinary course of business in connection with any business conducted by such Person in such jurisdiction;

(2)         securities issued or directly and fully guaranteed or insured by the government of the United States, Canada, any country that is a member of the European Union, Switzerland or the United Kingdom or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3)         certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250 million in the case of U.S. banks and $100.0 million (or the foreign currency equivalent thereof) in the case of non-U.S. banks, and whose long-term debt is rated with an Investment Grade Rating by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)         repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)         commercial paper issued by a corporation (other than an Affiliate of the Issuer) rated at least “P-1/A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)         readily marketable direct obligations issued by any state or commonwealth of the United States of America, Canada, any country that is a member of the European Union, the United Kingdom or Switzerland or any political subdivision of the foregoing having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)         Indebtedness or Preferred Stock issued by Persons (other than the Sponsors or any of their Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition;

(8)         investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above; and

(9)         instruments equivalent to those referred to in clauses (1) through (7) above denominated in Euro or Pound Sterling or any other non-U.S. currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with (a) any business conducted by any Restricted Subsidiary organized in such jurisdiction or (b) any Investment in the jurisdiction where such Investment is made.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships and merchant services.

“Cayman Co” means Camelot TowerCo, a Cayman Islands exempted company.

“Change of Control” means the occurrence of any of the following events after the Closing Date:

(i)          the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of UK Holdco and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(ii)         the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of UK Holdco or any direct or indirect parent of UK Holdco that holds directly or indirectly an amount of Voting Stock of UK Holdco such that UK Holdco is a Subsidiary of such holding company.

Notwithstanding the foregoing, no Specified Merger/Transfer Transaction or Specified Parent Guarantor Merger/Transfer Transaction shall constitute a Change of Control.

“Closing Date” means October 3, 2016.

“Closing Date Guarantors” means UK Holdco and its subsidiaries that are Guarantors on the Closing Date.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Consolidated Interest Expense” means, with respect to UK Holdco and its Restricted Subsidiaries for any period, the sum, without duplication, of:

(1)         consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments and receipts (if any) pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (t) any expense resulting from the discounting of any Indebtedness in connection with the application of purchase accounting in connection with the Transactions or any acquisition, (u) penalties and interest relating to Taxes, (v) any “additional interest” or “penalty interest” with respect to any securities, (w) any accretion or accrued interest of discounted liabilities, (x) amortization of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses, (y) any expensing of bridge, commitment and other financing fees, cost of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Financing); plus

(2)         consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3)         interest income for such period;

provided that, for purposes of calculating Consolidated Interest Expense, no effect shall be given to the discount and/or premium resulting from the bifurcation of derivatives under FASB ASC 815 and related interpretations as a result of the terms of the Indebtedness to which such Consolidated Interest Expense relates.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

Notwithstanding the foregoing, any additional changes arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of Preferred Stock other than Disqualified Stock or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Fixed Charges.

“Consolidated Net Income” means, with respect to UK Holdco and its Restricted Subsidiaries for any period, the aggregate of the Net Income of UK Holdco and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication:

(1)         any after-Tax effect of infrequent, non-recurring, non-operating or unusual gains, losses, income or expenses (including all fees and expenses relating thereto) (including costs and expenses relating to the Transactions), severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses or payments and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded;

(2)         the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period, whether effected through a cumulative effect adjustment or a retroactive application, in each case in accordance with GAAP, shall be excluded;

(3)         any net after-Tax effect of income or loss from disposed, abandoned or discontinued operations and any net after-Tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded;

(4)         any net after-Tax effect of gains or losses (including all fees and expenses relating thereto) attributable to business dispositions or asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by UK Holdco, shall be excluded;

(5)         the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting (other than a Guarantor), shall be excluded; provided that the Consolidated Net Income of UK Holdco shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(6)         solely for the purpose of determining the amount available for Restricted Payments under Section 4.04(a)(3)(A), the Net Income for such period of any Restricted Subsidiary (other than the Issuer or any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of UK Holdco will be increased by the amount of dividends or other distributions or other payments actually paid in cash or Cash Equivalents (or to the extent converted into cash or Cash Equivalents) to UK Holdco or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(7)         effects of adjustments (including the effects of such adjustments pushed down to UK Holdco and its Restricted Subsidiaries) in any line item in such Person’s consolidated financial statements (including, but not limited to, any step-ups with respect to re-valuing assets and liabilities) pursuant to GAAP and related authoritative pronouncements resulting from the application in accordance with GAAP of purchase accounting in relation to the Transactions or any investment, acquisition, merger or consolidation (or reorganization or restructuring) that is consummated after the Closing Date or the depreciation, amortization or write-off of any amounts thereof, net of taxes, shall be excluded;

(8)         any net after-Tax income (loss) from the early extinguishment of (i) Indebtedness, (ii) Hedging Obligations or (iii) other derivative instruments shall be excluded;

(9)         any impairment charge or expense, asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets or investments in debt and equity securities or as a result of a change in law or regulations, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded;

(10)        any non-cash compensation charge or expense, including any such charge arising from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the Transactions, including any expense resulting from the application of Statement of Financial Accounting Standards No. 123R shall be excluded; provided, that any subsequent settlement in cash shall reduce Consolidated Net Income for the period in which such payment occurs;

(11)        any fees and expenses or other charges (including any make-whole premium or penalties) Incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, recapitalization, Asset Sale, issuance or repayment of Indebtedness, Equity Offering, refinancing transaction or amendment or modification of any debt instrument (in each case, (i) including any such transactions consummated prior to the Closing Date, (ii) whether or not any such transaction is undertaken but not completed, (iii) whether or not such transaction is permitted by this Indenture and (iv) including any such transaction incurred by any direct or indirect parent of UK Holdco) and any charges or non-recurring merger costs Incurred during such period as a result of any such transaction shall be excluded;

(12)        accruals and reserves that are established and not reversed within 12 months after the Closing Date that are so required to be established as a result of the Transactions (or within 12 months after the closing of any acquisition that are so required to be established as a result of such acquisition) in accordance with GAAP shall be excluded;

(13)        [reserved];

(14)        any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles—Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets,” Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” shall be excluded;

(15)        non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition” shall be excluded;

(16)        any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before, the earlier of the maturity date of the Securities and the date on which all the Securities cease to be outstanding, shall be excluded;

(17)        the net after-Tax effect of carve-out related items (including, without limitation, elimination of duplicative costs (including with respect to transaction services agreements) and costs and expenses related to information and technology systems establishment or modification), in each case in connection with the performance of the rights and obligations under the Transition Services Agreement referred to in the Acquisition Agreement, shall be excluded; and

(18)        the following items shall be excluded:

(a)          any net unrealized gain or loss (after any offset) resulting in such period from Hedging Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging”; and

(b)          any net foreign exchange gains or losses (whether or not realized) resulting from the impact of foreign currency changes on the valuation of assets and liabilities on the consolidated balance sheet of UK Holdco and its Restricted Subsidiaries (in each case, including any net loss or gain resulting from hedge arrangements for currency exchange risk).

Solely for purposes of calculating EBITDA, the Net Income of UK Holdco and its Restricted Subsidiaries shall be calculated without deducting the income attributable to the minority equity interests of third parties in any non-Wholly Owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties.

In addition, to the extent not already accounted for in the Consolidated Net Income of such Person and its Restricted Subsidiaries, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include (i) the amount of proceeds received during such period from business interruption insurance in respect of insured claims for such period, (ii) the amount of proceeds as to which UK Holdco has determined there is reasonable evidence it will be reimbursed by the insurer in respect of such period from business interruption insurance (with a deduction for any amount so added back to the extent denied by the applicable carrier in writing within 180 days or not so reimbursed within 365 days) and (iii) reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under this Indenture.

Notwithstanding the foregoing, for the purpose of Section 4.04 only (other than Sections 4.04(a)(3)(E) and(F)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by UK Holdco and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from UK Holdco and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by UK Holdco or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case, only to the extent such amounts increase the amount of Restricted Payments permitted under Sections 4.04(a)(3)(E) and (F).

“Consolidated Non-cash Charges” means, with respect to UK Holdco and its Restricted Subsidiaries for any period, the aggregate depreciation, amortization (including amortization of intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses, expensing of any bridge, commitment or other financing fees, the non-cash portion of interest expense resulting from the reduction in the carrying value under purchase accounting of the Issuer’s outstanding Indebtedness and commissions, discounts, yield and other fees and charges but excluding amortization of prepaid cash expenses that were paid in a prior period), non-cash impairment, non-cash compensation, non-cash rent and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP; provided that if any non-cash charges referred to in this definition represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA in such future period to such extent paid.

“Consolidated Senior Secured Debt Ratio” as of any date of determination means the ratio of (1) (x) Consolidated Total Indebtedness of the Issuer and the Guarantors that is secured by a Lien plus the Reserved Indebtedness Amount minus (y) the aggregate amount of unrestricted Cash Equivalents of UK Holdco and its Restricted Subsidiaries determined on a consolidated basis as reflected on the balance sheet in accordance with GAAP, in each case of clause (x) and (y) as of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the EBITDA of UK Holdco and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio” (except that, for purposes of determining the amount of Consolidated Total Indebtedness pursuant to clause (1) of this definition, in the event that the Issuer shall classify Indebtedness Incurred on the date of determination as secured in part pursuant to clause (26) of the definition of “Permitted Liens” and in part pursuant to one or more other clauses of such definition (other than Liens Incurred under clause (26) thereof related to Indebtedness Incurred under clauses (a)(2) and (a)(3) of the definition of “Permitted Debt”) any calculation of Consolidated Total Indebtedness that is secured by a Lien for purposes of clause (1)(x) above on such date (but not in respect of any future calculation following such date) shall not include any such Indebtedness (and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of such definition). For purposes of calculating the Consolidated Senior Secured Debt Ratio, the Issuer may elect, at the time of the Incurrence of Indebtedness pursuant to this definition, to either (A) give pro forma effect to the Incurrence of the entire committed amount of such Indebtedness, in which case such committed amount may thereafter be borrowed or reborrowed, in whole or in part, from time to time, without further compliance with the Consolidated Senior Secured Debt Ratio component of any provision hereunder, or (B) give pro forma effect to the Incurrence of the actual amount drawn under such revolving Indebtedness, in which case, the ability to Incur the amounts committed to under such Indebtedness will be subject to the Consolidated Senior Secured Debt Ratio (to the extent being Incurred pursuant to such ratio) at the time of each such Incurrence.

“Consolidated Total Debt Ratio” as of any date of determination means the ratio of (1) (x) Consolidated Total Indebtedness of UK Holdco and its Restricted Subsidiaries, plus, for purposes of Section 4.03(b)(i)(3), the Reserved Indebtedness Amount minus (y) the aggregate amount of unrestricted Cash Equivalents of UK Holdco and its Restricted Subsidiaries determined on a consolidated basis as reflected on the balance sheet in accordance with GAAP, in each case of clause (x) and (y) as of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the EBITDA of UK Holdco and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case, with such pro forma adjustments to Consolidated Total Indebtedness, Cash Equivalents and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Total Indebtedness” means, as of any date of determination, the aggregate principal amount of Indebtedness of UK Holdco and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis, to the extent required to be recorded on a balance sheet in accordance with GAAP, consisting of Indebtedness for borrowed money, Capitalized Lease Obligations and debt obligations evidenced by promissory notes or similar instruments (and excluding, for the avoidance of doubt, Hedging Obligations).

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent:

(1)         to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)         to advance or supply funds:

(a)          for the purchase or payment of any such primary obligation; or

(b)          to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)         to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution Indebtedness” means Indebtedness of the Issuer or any Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than the Equity Contribution and Excluded Contributions and any such cash contributions that have been used to make a Restricted Payment) made to the capital of the Issuer or UK Holdco after the Closing Date; provided that:

(1)         such Contribution Indebtedness shall be Indebtedness with a Stated Maturity later than the Stated Maturity of the Securities and

(2)         such Contribution Indebtedness (a) is Incurred within 210 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officer’s Certificate on the Incurrence date thereof.

“Credit Agreement” means (1) that certain credit agreement to be entered into on or about the Closing Date by the Tower Borrowers, as term loan borrowers, and Delaware LP Borrower, as a revolving facility borrower, certain Subsidiaries of UK Holdco, as guarantors and revolving facility co-borrowers, the financial institutions named therein and Credit Suisse AG, Cayman Islands Branch, as administrative agent, prior to or in connection with the Transactions, including any related notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case, as amended, supplemented, modified, extended, replaced, renewed, restated, refunded, restructured, increased or refinanced in whole or in part from time to time, including any replacement, refunding or refinancing facility, agreement, indenture or debt facility that increases the amount borrowable or issuable thereunder or alters the maturity thereof or adds entities as additional borrowers, issuers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders, or otherwise, and (2) whether or not the credit agreement referred to in clause (1) remains outstanding, if designated by the Issuer to be included in the definition of Credit Agreement, one or more additional Debt Facilities.

“Day 1 Acquisition” means the Acquisition other than the Day 2 Acquisition.

“Day 2 Acquisition” means the acquisition by UK Holdco and/or certain of its direct and indirect subsidiaries of any Day 2 Asset, Day 2 Liability and/or Day 2 Subsidiary.

“Day 2 Assets” means the Deferred Assets as defined in the Acquisition Agreement.

“Day 2 Countries” means the Deferred Closing Countries as defined in the Acquisition Agreement.

“Day 2 Liabilities” means the Deferred Liabilities as defined in the Acquisition Agreement.

“Day 2 Subsidiaries” means the Deferred Subsidiaries as defined in the Acquisition Agreement.

“Debt Facilities” means one or more credit facilities, debt facilities, loan agreements, indentures, financing trust deeds, commercial paper facilities, note purchase agreements or other financing arrangements (including, without limitation, any Credit Agreement), in each case with banks, lenders, purchasers, funds, investors, trustees, agents or other representatives of any of the foregoing, providing for revolving credit loans, term loans, capital market financings, receivable financings, capital leases, letters of credit or other borrowings or other extensions of credit, including any related notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, replacements, renewals, restatements, refundings, restructurings, increases or refinancings thereof in whole or in part from time to time, including any replacement, refunding or refinancing facility, agreement or indenture that increases the amount borrowable or issuable thereunder or alters the maturity thereof or adds entities as additional borrowers, issuers or guarantors thereunder or otherwise alters the terms and conditions thereof and whether by the same or any other agent, lender, group of lenders or otherwise.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Delaware LP Borrower” means Camelot Finance LP.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by UK Holdco or any one of the Restricted Subsidiaries of UK Holdco in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), that is issued for cash (other than to UK Holdco or any of the Subsidiaries or an employee stock ownership plan or trust established by UK Holdco or any of the Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

“Discharge” means, with respect to any Obligations, the payment in full and discharge of all such Obligations and the termination of any commitments or other obligations to extend additional credit. The term “Discharged” shall have a corresponding meaning.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable, in each case at the option of the holder thereof), or upon the happening of any event:

(1)         matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise,

(2)         is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3)         is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to 91 days after the maturity date of the Securities; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any plan for the benefit of employees of UK Holdco or the Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by UK Holdco or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations; provided, further, however, that any Capital Stock held by any future, current or former employee, director, manager or consultant (or their respective trusts, estates, investment funds, investment vehicles or immediate family members), of UK Holdco, any of its Subsidiaries, any of its direct or indirect parent companies or any other entity in which UK Holdco or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of UK Holdco (or the compensation committee thereof), in each case pursuant to any stockholders’ agreement, management equity plan, stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by UK Holdco or its Subsidiaries; and provided, further, however, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“EBITDA” means, with respect to UK Holdco and its Restricted Subsidiaries for any period, the Consolidated Net Income of UK Holdco and its Restricted Subsidiaries for such period:

(1)         increased (without duplication) by:

(a) provision for Taxes based on income or profits or capital, including, without limitation, state, franchise and similar Taxes and foreign withholding Taxes of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income and payroll taxes related to stock compensation costs, including (i) an amount equal to the amount of Tax distributions actually made to the holders of Capital Stock of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 4.04(b)(xii), which shall be included as though such amounts had been paid as income taxes directly by such Person and (ii) penalties and interest related to such taxes or arising from any Tax examinations; plus

(b) consolidated Fixed Charges of such Person for such period (including (x) bank fees and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(t) through (z) thereof, in each case, to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Non-cash Charges of such Person for such period to the extent such non-cash charges were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses (including without limitation legal and professional expenses) or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the Incurrence of Indebtedness permitted to be Incurred by this Indenture, including a refinancing thereof and any amendment or modification to the terms of any such transaction (in each case, (i) including any such transactions consummated prior to the Closing Date, (ii) whether or not such transaction is undertaken but not completed, (iii) whether or not such transaction is permitted by this Indenture and (iv) including any such transaction incurred by any direct or indirect parent company of the Issuer), including such fees, expenses or charges related to the Transactions, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charges, accruals or reserves and business optimization expense deducted (and not added back) in such period in computing Consolidated Net Income, including any such costs Incurred in connection with acquisitions after the Closing Date (including entry into new market/channels and new service or product offerings) and costs related to the closure, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing; plus

(f) any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees (including termination fees) and related expenses paid or accrued in such period to the Sponsors to the extent otherwise permitted under Section 4.07, to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(i) the “run rate” cost savings, operating expense reductions, restructuring charges and expenses and synergies that are expected (in good faith) to be realized as a result of actions taken or expected to be taken within 24 months after the date of any acquisition, disposition, divestiture, restructuring or the implementation of a cost savings or other similar initiative, as applicable (calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, restructuring charges and expenses and synergies were realized during the entirety of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such actions are expected to be taken within 24 months after the consummation of the acquisition, disposition, restructuring or the implementation of an initiative, as applicable, which is expected to result in cost savings, operating expense reductions, restructuring charges and expenses or synergies, and (B) no cost savings, operating expense reductions, restructuring charges and expenses or synergies shall be added pursuant to this defined term to the extent duplicative of any expenses or charges otherwise added to EBITDA, whether through a pro forma adjustment or otherwise, for such period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the “run rate” expected cost savings, operating expense reductions including, without limitation, costs and expenses related to information and technology systems establishment, modernization or modification, restructuring charges and expenses and synergies related to the Transactions projected by UK Holdco in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of UK Holdco), calculated on a pro forma basis as though such cost savings, operating expense reductions, restructuring charges and expenses and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, restructuring charges and expenses and synergies were realized during the entirety of such period, net of the amount of actual benefits realized during such period from such actions, and which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”; plus

(k) the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Financing, to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(l) any costs or expenses Incurred by UK Holdco or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement or any accelerated vesting of awards in anticipation of the Transactions, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of UK Holdco or net cash proceeds of an issuance of Equity Interest of UK Holdco (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in Section 4.04(a)(3) to the extent deducted (and not added back) in computing Consolidated Net Income; plus

(m) the Tax effect of any items excluded from the calculation of Consolidated Net Income pursuant to clauses (1), (3), (4) and (8) of the definition thereof; plus

(n) to the extent not already otherwise included herein, adjustments and add-backs made in calculating “pro forma Adjusted EBITDA” for the pro forma twelve months ended June 30, 2016 included in the Offering Memorandum; plus

(o) earn out obligations Incurred in connection with any permitted acquisition or other Investment permitted under this Indenture and paid or accrued during such period; plus

(2)         decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period;

(3)         increased (by losses) or decreased (by gains) by (without duplication) the application of FASB Interpretation No. 45 (Guarantees).

“Equity Contribution” means the cash equity contributions to UK Holdco made, either directly or indirectly, by the Permitted Holders in order to provide the relevant acquisition entities with capital, when taken together with the proceeds of the offering of the Securities and the borrowings under the Credit Agreement, sufficient to consummate the Acquisition.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale after the Closing Date of common stock or Preferred Stock of the Issuer or any direct or indirect parent of the Issuer, as applicable (other than Disqualified Stock), other than:

(1)         public offerings with respect to such Person’s common stock registered on Form S-8;

(2)         issuance to any Restricted Subsidiary; and

(3)         any such public or private sale that constitutes an Excluded Contribution.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Contributions” means the net cash proceeds and Cash Equivalents or Fair Market Value of assets or property received by or contributed to the Issuer or the Guarantors after the Closing Date (other than amounts provided by or contributed to the Issuer or a Guarantor from or by UK Holdco or a Restricted Subsidiary) from:

(1)         contributions to its common or preferred equity capital, and

(2)         the sale (other than to UK Holdco or a Restricted Subsidiary or management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Refunding Capital Stock, Disqualified Stock and Designated Preferred Stock) of the Issuer or any direct or indirect parent, in each case, designated as Excluded Contributions pursuant to an Officer’s Certificate executed by an Officer of UK Holdco on or about the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, the proceeds of which are excluded from the calculation set forth in Section 4.04(a)(3).

“Excluded Subsidiary” means any Subsidiary of UK Holdco that is:

(1)         a non-Wholly Owned Subsidiary as of the Closing Date;

(2)         a joint venture;

(3)         a captive insurance company;

(4)         a not-for-profit Subsidiary;

(5)         a special purpose securitization entity; and

(6)         a Subsidiary incorporated in China or India.

“Fair Market Value” means, with respect to any Investment, asset, property or transaction, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by UK Holdco).

“FHC Tower Borrower” means Camelot Cayman LP.

“Financial Definitions” means the definitions of Consolidated Interest Expense, Consolidated Net Income, Consolidated Senior Secured Debt Ratio, Consolidated Total Debt Ratio, Consolidated Total Indebtedness, EBITDA, Fixed Charge Coverage Ratio, Fixed Charges, Net Income and Total Assets, and any defined term or section reference included in such definitions.

“Fixed Charge Coverage Ratio” means, with respect to UK Holdco and its Restricted Subsidiaries for any period, the ratio of EBITDA of UK Holdco and its Restricted Subsidiaries for such period to the Fixed Charges of UK Holdco and its Restricted Subsidiaries for such period. In the event that UK Holdco or any of its Restricted Subsidiaries Incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than in the case of revolving advances under any Qualified Receivables Financing, in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of calculating the Fixed Charge Coverage Ratio, Investments (including any designation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary), acquisitions, dispositions, mergers (including the Transactions), consolidations and disposed or discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and operational changes, that UK Holdco or any of its Restricted Subsidiaries has both determined to make and made after the Closing Date and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers (including the Transactions), consolidations, discontinued operations and operational changes (and the change of any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became UK Holdco or a Restricted Subsidiary or was merged with or into UK Holdco or any Restricted Subsidiary since the beginning of such period shall have made or effected any Investment, acquisition, disposition, merger, consolidation or discontinued operation, in each case with respect to an operating unit of a business, or operational change that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation, discontinued operation, or operational change had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of UK Holdco to the extent identifiable and supportable. Any such pro forma calculation may include, without duplication, (1) adjustments appropriate to reflect cost savings, operating expense reductions, restructuring charges and expenses and synergies reasonably expected to result from the applicable event to the extent set forth in the definition of “EBITDA” and (2) all adjustments of the nature set forth under “Unaudited Pro Forma Combined Financial Information” in the Offering Memorandum to the extent such adjustments, without duplication, continue to be applicable to the reference period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of UK Holdco to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as UK Holdco may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1)         Consolidated Interest Expense of such Person for such period, and

(2)         all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries:

provided, however, that, notwithstanding the foregoing, any charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of Preferred Stock other than Disqualified Stock or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Fixed Charges.

“Fixed GAAP Date” means the Closing Date; provided that at any time after the Closing Date, the Issuer may by written notice to the Trustee elect to change the Fixed GAAP Date, and upon such notice, the Fixed GAAP Date shall be, at the election of the Issuer, either the first day of the fiscal quarter in which such notice is delivered or the first day of fiscal quarter beginning after delivery of such notice, and for all periods thereafter.

“Fixed GAAP Terms” means (a) the definitions of the terms “Capitalized Lease Obligation,” “Consolidated Interest Expense,” “Consolidated Net Income,” “Consolidated Senior Secured Debt Ratio,” “Consolidated Total Debt Ratio,” “Consolidated Total Indebtedness,” “EBITDA” and “Indebtedness,” (b) all defined terms in this Indenture to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Indenture or the Securities that, at the Issuer’s election, may be specified by the Issuer by written notice to the Trustee from time to time.

“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory or the District of Columbia or any direct or indirect Subsidiary of such Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America that are in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time (for all other purposes of this Indenture); provided, that at any date after the Closing Date the Issuer may make an irrevocable election to establish that GAAP shall mean GAAP as in effect on a date that is on or prior to the date of such election. At any time after the date of this Indenture, the Issuer may elect to apply IFRS accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in this Indenture); provided that any calculation or determination in this Indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to the Issuer’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP.

“guarantee” means, as to any Person, a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness of another Person.

“Guarantee” means a guarantee of the Securities pursuant to this Indenture.

“Guarantor” means any Person that Incurs a Guarantee; provided that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person ceases to be a Guarantor.

“Guaranty and Security Principles” means the guaranty and security principles appended to the Credit Agreement, as of the Closing Date, as applied mutatis mutandis with respect to the Securities in good faith by UK Holdco.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)         currency exchange, interest rate or commodity Swap Agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)         other agreements or arrangements designed to manage or protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books and reflected in the register held by the Issuer at its registered office.

“IFRS” means International Financial Reporting Standards (formerly International Accounting Standards) as issued by the International Accounting Standards Board and its predecessor as in effect from time to time.

“Incur” means, with respect to any Indebtedness, issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)         the principal and premium (if any) of any Indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, asset or business, except (i) any such balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor and (ii) any acquisition earnout obligations, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, other than Hedging Obligations that are Incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP; provided that Indebtedness of any direct or indirect parent of UK Holdco appearing upon the balance sheet of UK Holdco solely by reason of push-down accounting under GAAP shall be excluded;

(2)         to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations described in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)         to the extent not otherwise included, obligations described in clause (1) of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person;

provided that (a) Contingent Obligations Incurred in the ordinary course of business, (b) obligations under or in respect of Receivables Financings, (c) Obligations associated with other post-employment benefits and pension plans, (d) any operating leases as such an instrument would be determined in accordance with GAAP on the date of this Indenture, (e) in connection with the purchase by UK Holdco or its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may be entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing until 30 days after any such obligation becomes contractually due and payable, (f) deferred or prepaid revenues, (g) any Capital Stock (other than Disqualified Stock), (h) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller and (i) premiums payable to, and advance commissions or claims payments from, insurance companies shall not constitute Indebtedness.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Issuer or its direct or indirect parent, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means the several initial purchasers listed on Schedule I to the Purchase Agreement.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)         securities issued or directly and fully guaranteed or insured by the U.S., Canadian, any country that is a member of the European Union, the United Kingdom, Japan or Switzerland government or any agency or instrumentality thereof (other than Cash Equivalents),

(2)         securities that have an Investment Grade Rating,

(3)         investments in any fund that invests at least 95% of its assets in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4)         corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances or extensions of credit to customers and vendors, commission, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:

(1)         “Investments” shall include the portion (proportionate to UK Holdco’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of UK Holdco at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, UK Holdco shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)          UK Holdco’s “Investment” in such Subsidiary at the time of such redesignation, less

(b)          the portion (proportionate to UK Holdco’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)         any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by UK Holdco.

For the avoidance of doubt, a guarantee by UK Holdco or a Restricted Subsidiary of the obligations of another Person shall not be deemed to be an Investment by UK Holdco or such Restricted Subsidiary in such Person to the extent that such obligations of such Person are in favor of UK Holdco or any Restricted Subsidiary, and in no event shall a guarantee of an operating lease or other business contract of UK Holdco or any Restricted Subsidiary be deemed an Investment.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Management Agreement” means one or more management or consulting services agreements, dated on or about the Closing Date between UK Holdco or any direct or indirect parent company or any Restricted Subsidiary and the Sponsors and any other beneficial owner in the equity in the Issuer or any direct or indirect parent company of the Issuer as of the Closing Date, or a successor agreement between the Issuer or any of its Affiliates and such parties, as may be amended, supplemented or otherwise modified from time to time; provided that such amendments, supplements or modifications are not materially adverse to the Holders as determined in good faith by UK Holdco.

“Management Investor” means any Person who is a director, officer or otherwise a member of management of UK Holdco, any of the Restricted Subsidiaries of UK Holdco or any of UK Holdco’s direct or indirect parent companies on the Closing Date immediately after giving effect to the Transactions.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Cash Proceeds” means the aggregate cash proceeds and Fair Market Value of any other Cash Equivalents received by UK Holdco or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or other Cash Equivalents received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring Person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), and any relocation expenses Incurred as a result thereof, Taxes paid or payable as a result thereof, including any payments to any direct or indirect parent in respect thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)) to be paid as a result of such transaction, and any deduction of appropriate amounts to be provided by UK Holdco or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by UK Holdco or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Net Income” means, with respect to any Person, the net income (loss) attributable to such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Notes Documents” means this Indenture, the Securities and any supplemental indentures to this Indenture, including for the purpose of providing Guarantees by additional Guarantors.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the final offering memorandum relating to the offering of the Original Securities dated September 15, 2016.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, any Executive Vice President, Senior Vice President, Vice President or Assistant Vice President, the Controller, the Treasurer, the Assistant Treasurer, the Secretary or any duly authorized manager or director of UK Holdco or any other individual designated as an “Officer” for purposes of this Indenture by the Board of Directors of UK Holdco.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by any one Officer of UK Holdco, who must be the principal executive officer, the principal financial officer, the treasurer, the controller, the general counsel, the principal accounting officer or any duly authorized manager or director of UK Holdco that meets the requirements set forth in this Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee that meets the requirements set forth in this Indenture. The counsel may be an employee of or counsel to UK Holdco or any Affiliate of UK Holdco.

“Paying Agent” means an office or agency maintained by UK Holdco pursuant to the terms of this Indenture, where Securities may be presented for payment.

“Permitted Asset Swap” means the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between UK Holdco or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with Section 4.06.

“Permitted Holders” means (i) the Sponsors, (ii) the Management Investors, (iii) any Person that has no material assets other than the Capital Stock of UK Holdco and, directly or indirectly, holds or acquires 100% of the total voting power of the Voting Stock of UK Holdco, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than any Permitted Holder specified in clause (i) above, holds more than 50% of the total voting power of the Voting Stock thereof, (iv) any other beneficial owner in the equity in UK Holdco or any direct or indirect parent company of UK Holdco as of the Closing Date and (v) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include any Permitted Holder specified in clauses (i) or (iv) above and that, directly or indirectly, hold or acquire beneficial ownership of the Voting Stock of UK Holdco or of a Permitted Holder specified in clause (iii) above (a “Permitted Holder Group”), so long as no Person or other “group” (other than a Permitted Holder specified in clauses (i) and (iii) above) beneficially owns more than 50% on a fully diluted basis of the Voting Stock held by the Permitted Holder Group. Any Person or group, together with its Affiliates, whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter constitute an additional Permitted Holder.

“Permitted Investments” means:

(1)         any Investment in UK Holdco (including the Securities) or any Restricted Subsidiary;

(2)         any Investment in Cash Equivalents or Investment Grade Securities;

(3)         (x) any Investment by UK Holdco or any Restricted Subsidiary in a Person if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, UK Holdco or a Restricted Subsidiary and (y) any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4)         any Investment in securities or other assets, including earnouts, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;

(5)         any Investment (x) existing on the Closing Date (including Investments deemed to be made in any Person related to any Day 2 Country), (y) made pursuant to binding commitments in effect on the Closing Date and (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended except to the extent required by the terms of such Investment on the Closing Date;

(6)         loans and advances to, and guarantees of Indebtedness of, employees of UK Holdco (or any of its direct or indirect parent companies) or a Restricted Subsidiary not in excess of the greater of (x) $20.0 million and (y) 0.50% of Total Assets (at the time such Investment is made) outstanding at any one time, in the aggregate;

(7)         any Investment acquired by UK Holdco or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by UK Holdco or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) in good faith settlement of delinquent obligations of, and other disputes with Persons who are not Affiliates or (c) as a result of a foreclosure by UK Holdco or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(8)         Hedging Obligations permitted under Section 4.03(b)(ix);

(9)         additional Investments by UK Holdco or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, not to exceed the greater of (x) $110.0 million and (y) 2.75% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding; provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10)        loans and advances to (or guarantees of Indebtedness of) future, present or former officers, directors, employees and consultants for business related travel expenses (including entertainment expense), moving and relocation expenses, Tax advances, payroll advances and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase or other acquisition for value of Equity Interests of the Issuer or any direct or indirect parent company thereof under compensation plans approved by the Board of Directors of UK Holdco (or any direct or indirect parent company thereof) in good faith;

(11)        Investments the payment for which consists of Equity Interests of the Issuer (other than Disqualified Stock) or any direct or indirect parent of the Issuer, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under Section 4.04(a)(3);

(12)        any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with Section 4.07(b) (except transactions described in clauses (ii), (v), (ix)(B), (xxiii) and (xxiv) of such Section);

(13)        Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(14)        guarantees issued in accordance with Sections 4.03 and 4.10;

(15)        [reserved];

(16)        Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment (including, without limitation, prepayments to suppliers in the ordinary course of business) or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

(17)        any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(18)        Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with Section 4.06;

(19)        (x) Investments in joint ventures of UK Holdco or any of its Restricted Subsidiaries existing on the Closing Date, (y) additional Investments in joint ventures in an aggregate amount not to exceed the greater of (I) $110.0 million and (II) 2.75% of Total Assets at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value) and (z) additional Investments in Similar Businesses in an aggregate amount not to exceed the greater of (I) $100.0 million and (II) 2.5% of Total Assets at any one time outstanding (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be a Restricted Subsidiary;

(20)        Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged into or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(21)        advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business; and

(22)        the acquisition of assets or Capital Stock solely in exchange for the issuance of common equity securities of UK Holdco or a Restricted Subsidiary.

“Permitted Liens” means, with respect to any Person:

(1)         pledges or deposits by such Person in connection with workmen’s compensation, employment or unemployment insurance and other types of social security legislation, employee source deductions, goods and services Taxes, sales Taxes, municipal Taxes, corporate Taxes and pension fund obligations, or good faith deposits, prepayments or cash pledges to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases, subleases, licenses, sublicenses or similar agreements to which such Person is a party, performance and return of money bonds and other similar obligations Incurred in the ordinary course of business, or deposits to secure public or statutory obligations of such Person or deposits of cash or government bonds to secure surety, stay, customs or appeal bonds or statutory bonds to which such Person is a party, or deposits as security for contested Taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)         Liens imposed by law, such as landlords’, carriers’, warehousemen’s, materialmen’s, repairmen’s, construction contractors’ and mechanics’ and other like Liens, in each case for sums not overdue for a period of more than 30 days (other than with respect to Subsidiaries formed in Germany) or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are being maintained in accordance with GAAP;

(3)         Liens for Taxes, assessments or other governmental charges (i) not overdue for more than 60 days or (ii) which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are being maintained on the books of such Person in accordance with GAAP (or, in the case of any Foreign Subsidiary, the accounting principles applicable in the relevant jurisdiction) or that are immaterial to UK Holdco and its Restricted Subsidiaries taken as a whole;

(4)         Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements, or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)         survey exceptions, encumbrances, leases, subleases, encroachments, protrusions, easements or reservations of, or rights of others for, sublicenses, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which, in each case, do not in the aggregate materially impair their use in the operation of the business of such Person taken as a whole;

(6)         Liens Incurred to secure Obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 4.03(b)(iv); provided that such Lien extends only to the assets and/or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any income or profits thereof; provided, further, that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its Affiliates;

(7)         Liens existing on the Closing Date;

(8)         Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by UK Holdco or any Restricted Subsidiary (other than the proceeds or products of such assets, property or shares of stock or improvements thereon);

(9)         Liens on assets or on property at the time UK Holdco or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger or consolidation with or into UK Holdco or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other assets or property owned by UK Holdco or any Restricted Subsidiary (other than the proceeds or products of such assets or property or shares of stock or improvements thereon);

(10)        Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to UK Holdco or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.03;

(11)        Liens securing Hedging Obligations and Bank Products;

(12)        Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)        leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of UK Holdco or any of its Restricted Subsidiaries;

(14)       Liens arising from Uniform Commercial Code financing statement filings (or similar filings in other applicable jurisdictions) regarding operating leases or consignments entered into by UK Holdco and its Restricted Subsidiaries in the ordinary course of business;

(15)        Liens in favor of UK Holdco or any Restricted Subsidiary;

(16)        Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17)        pledges and deposits made in the ordinary course of business to secure liability to insurance carriers, insurance companies and brokers;

(18)        Liens on the Equity Interests and Indebtedness of Unrestricted Subsidiaries and joint ventures that are not Restricted Subsidiaries;

(19)        grants of software and other technology licenses in the ordinary course of business;

(20)        judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21)        Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22)        Liens Incurred to secure Cash Management Services (and other “Bank Products”), owed to a lender under the Credit Agreement in the ordinary course of business;

(23)        Liens on equipment of UK Holdco or any Restricted Subsidiary granted in the ordinary course of business to UK Holdco’s or such Restricted Subsidiary’s client at which such equipment is located;

(24)        Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9), (10), (11), (15) and (26); provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus proceeds or products of such property or improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9), (10), (11), (15) and (26) at the time the original Lien became a Permitted Lien under this Indenture, and (B) an amount necessary to pay accrued and unpaid interest and any fees and expenses, including any premium and defeasance costs, related to such refinancing, refunding, extension, renewal or replacement;

(25)        other Liens securing obligations which obligations do not exceed the greater of (x) $200.0 million and (y) 5.0% of Total Assets at any one time outstanding;

(26)        Liens securing Indebtedness (x) permitted to be Incurred pursuant to Section 4.03(b)(i)(1) and (y) in an aggregate principal amount not to exceed the maximum amount of Indebtedness such that the Consolidated Senior Secured Debt Ratio (at the time of Incurrence of such Indebtedness after giving pro forma effect thereto in a manner consistent with the calculation of the Fixed Charge Coverage Ratio) would not be greater than 4.90 to 1.00;

(27)        Liens on receivables and related assets including proceeds thereof being sold in factoring arrangements entered into in the ordinary course of business;

(28)        Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of UK Holdco or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of UK Holdco and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of UK Holdco or any of its Restricted Subsidiaries in the ordinary course of business;

(29)        Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(30)        Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.03; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;

(31)        restrictions on dispositions of assets to be disposed of pursuant to merger agreements, stock or asset purchase agreements and similar agreements;

(32)        customary options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and similar investment vehicles;

(33)        any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of UK Holdco or any Restricted Subsidiary;

(34)        Liens (i) in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business or (ii) on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;

(35)        Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or similar filings in other applicable jurisdictions) on items in the course of collection; (ii) attaching to a commodity trading account in the ordinary course of business; and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and which are within the general parameters customary in the banking industry (including, without limitation, any Lien arising by entering into standard banking arrangements (AGB-Banken oder AGB-Sparkassen) in Germany);

(36)        (i) Liens solely on any cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted under this Indenture and (ii) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment;

(37)        customary Liens on deposits required in connection with the purchase of property, equipment and inventory, in each case Incurred in the ordinary course of business;

(38)        Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge, repayment or redemption of Indebtedness; provided that such defeasance, discharge or redemption is permitted under this Indenture;

(39)        Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets;

(40)        Liens given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of UK Holdco or a Restricted Subsidiary in the ordinary course of business; provided that such Liens do not materially interfere with the operations of UK Holdco and its Restricted Subsidiaries, taken as a whole;

(41)        Liens arising out of or deemed to exist in connection with any financing transaction of the type described in clause (m) of the definition of “Asset Sale”;

(42)        Liens securing the Securities and the Guarantees; and

(43)        (i) pledges, deposits or Liens arising as a matter of law in the ordinary course of business in connection with workers’ compensation, payroll Taxes, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to UK Holdco or any Restricted Subsidiary(including, without limitation, any Liens Incurred pursuant to Section 8a of the German Old Age Employees Part Time Act (Altersteilzeitgesetz) or Section 7e of the Fourth Book of the German Social Code (Sozialgesetzbuch IV)).

“Person” means any natural person, corporation, limited partnership, general partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, trust, bank trust company, land trust, business trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity whether legal or not.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or redemptions upon liquidation, dissolution or winding up.

“Proceeds Bonds” means the quoted Eurobonds issued pursuant to the loans made to UK Holdco of (i) the proceeds from the issuance of the Securities, the principal amount of which shall be equal to the aggregate principal amount of the Securities issued on the Closing Date and (ii) the proceeds from the loan from Cayman Co comprising the proceeds of term loans under the Credit Agreement borrowed on the Closing Date, the principal amount of which shall be equal to the aggregate principal amount of such loan from Cayman Co.

“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from UK Holdco or any Subsidiary of UK Holdco to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.

“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

(1)         the Board of Directors of UK Holdco shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to UK Holdco and the Receivables Subsidiary,

(2)         all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by UK Holdco), and

(3)         the financing terms, covenants, termination events and other provisions thereof shall be market terms at the time the receivables financing is first introduced (as determined in good faith by UK Holdco and it being understood that such terms, covenants, termination events and other provisions may subsequently be modified so long as such modifications are on market terms at the time of any such modification) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of UK Holdco or any Restricted Subsidiary (other than a Receivables Subsidiary) to secure any Indebtedness shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” as defined for purposes of Section 3(a)(62) of the Exchange Act selected by the Issuer or any direct or indirect parent of the Issuer as a replacement agency for Moody’s or S&P, as the case may be.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

“Receivables Financing” means any transaction or series of transactions that may be entered into by UK Holdco or any Subsidiary of UK Holdco pursuant to which UK Holdco or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by UK Holdco or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of UK Holdco or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by UK Holdco or any such Subsidiary in connection with such accounts receivable.

“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with UK Holdco in which UK Holdco or any Subsidiary of UK Holdco makes an Investment and to which UK Holdco or any Subsidiary of UK Holdco transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of UK Holdco and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of UK Holdco (as provided below) as a Receivables Subsidiary and:

(a)          no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by UK Holdco or any other Subsidiary of UK Holdco (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates UK Holdco or any other Subsidiary of UK Holdco in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of UK Holdco or any other Subsidiary of UK Holdco, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(b)          with which neither UK Holdco nor any other Subsidiary of UK Holdco has any material contract, agreement, arrangement or understanding other than on terms which UK Holdco reasonably believe to be no less favorable to UK Holdco or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of UK Holdco, and

(c)          to which neither UK Holdco nor any other Subsidiary of UK Holdco has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of UK Holdco shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of UK Holdco giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by UK Holdco or a Restricted Subsidiary in exchange for assets transferred by UK Holdco or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time any direct or indirect Subsidiary of UK Holdco (including the Issuer) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Sale/Leaseback Transaction” means any arrangement with any Person or Persons, whereby in contemporaneous or substantially contemporaneous transactions UK Holdco or any Restricted Subsidiary thereof sells substantially all of its right, title and interest in any property and, in connection therewith, UK Holdco or a Restricted Subsidiary thereof acquires, leases or licenses back the right to use all or a material portion of such property.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor to the rating agency business thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means Indebtedness that is secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Indebtedness” means with respect to any Person

(1)         all Indebtedness of such Person, whether outstanding on the Closing Date or thereafter Incurred including, without limitation, Indebtedness Incurred by any Guarantor under the Credit Agreement described in clause (1) of the definition thereof; and

(2)         all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinated in right of payment to the Securities or the Guarantee, of such Person; provided that Senior Indebtedness shall not include:

(A)         any obligation of such Person to UK Holdco or any Subsidiary or to any joint venture in which UK Holdco or any Restricted Subsidiary has an interest;

(B)         any liability for federal, state, local or other Taxes owed or owing by such Person;

(C)         any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities);

(D)         any Indebtedness or other Obligation of such Person that is subordinate or junior in right of payment with respect to any other Indebtedness or other Obligation of such Person; or

(E)         that portion of the Indebtedness that at the time of Incurrence is Incurred in violation of this Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” within the meaning of Rule 1-02 under the Securities Act as such regulation is in effect on the Closing Date.

“Similar Business” means any business, service or other activity engaged in by UK Holdco, any Restricted Subsidiaries of UK Holdco, or any direct or indirect parent of UK Holdco on the Closing Date and any business, service or other activities that are reasonably similar, ancillary, complementary or related to, or a reasonable extension, development or expansion of, the businesses in which UK Holdco and its Restricted Subsidiaries are engaged on the Closing Date.

“Sponsors” means (i) Onex Corporation, Onex Partners IV LP, Onex Partners Manager LP and/or one or more other investment funds advised, managed or controlled by Onex Corporation; and (ii) Baring Private Equity Asia GP VI, L.P. and the investment fund managed and controlled by it, and, in each case (whether individually or as a group), their Affiliates and any investment funds that have granted to the foregoing control in respect of their investment in UK Holdco, any direct or indirect parent company of UK Holdco and/or any of the Restricted Subsidiaries of UK Holdco, but, in any event, excluding any of their respective portfolio companies.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by UK Holdco or any Subsidiary of UK Holdco which UK Holdco has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

“Subordinated Indebtedness” means (a) with respect to the Issuer, any Indebtedness of the Issuer which is by its terms contractually subordinated in right of payment to the Securities, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms contractually subordinated in right of payment to its Guarantee. For purposes of this Indenture, no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Issuer or a Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis or by virtue of the fact that the holders of any secured Indebtedness have entered into intercreditor arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

“Subsidiary” means, with respect to any Person (1) any corporation, partnership, limited liability company, unlimited liability company, association, joint venture or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP; provided, however, that, other than with respect to the calculation of any financial metric (including, but not limited to, the Financial Definitions), no Day 2 Subsidiary shall constitute a Subsidiary until such Day 2 Subsidiary is acquired.

“Subsidiary Guarantor” means a Guarantor that is a Subsidiary of UK Holdco.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of UK Holdco or any of the Subsidiaries shall be a Swap Agreement.

“Tax” means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other additions thereto, and, for the avoidance of doubt, including any withholding or deduction for or on account of Tax). “Taxes” and “Taxation” shall be construed to have corresponding meanings.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended.

“Total Assets” means the total consolidated assets of UK Holdco and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of UK Holdco and its Restricted Subsidiaries (giving pro forma effect to any acquisitions or dispositions of assets or properties that have been made by UK Holdco or any of its Restricted Subsidiaries subsequent to the date of such balance sheet, including through mergers or consolidations).

“Tower Borrowers” means Delaware LP Borrower and the FHC Tower Borrower or any successors thereto.

“Tower Structure Transactions” means (i) the transactions set forth under the heading “—Related Party Transactions—The Financing Transactions—Tower Transactions” in the Offering Memorandum, (ii) any amendments thereto from time to time or (iii) any future transactions that are similar to the transactions set forth under such heading providing for a loan between UK Holdco and/or a Restricted Subsidiary and an entity directly or indirectly controlled by Onex Corporation in an aggregate principal amount that is substantially equal to and at an interest rate that is substantially similar to a related Debt Facility under which UK Holdco and/or a Restricted Subsidiary is a joint and several obligor or guarantor and that UK Holdco and/or its Restricted Subsidiaries are permitted to Incur under this Indenture; provided, in the case of the transactions described in (ii) and (iii) that such transactions are not materially disadvantageous to the Holders, when taken as a whole, as compared to such transactions as in effect on the Closing Date, solely as a result of the fact that UK Holdco or the Restricted Subsidiary, as applicable, received the proceeds of the relevant Debt Facility indirectly pursuant to such transactions rather than directly from the banks, lenders, purchasers or other investors in the relevant Debt Facility.

“Transactions” means all the transactions as described in the Offering Memorandum under “The Transactions,” including the transactions contemplated by the Acquisition Agreement, the Acquisition, the Equity Contribution, the borrowings under the Credit Agreement, the issuance of the Securities, the Day 2 Acquisition and the repayment or redemption of certain indebtedness and the payment of any related fees and expenses.

“Treasury Rate” means , as of the applicable redemption date, the yield to maturity as of the earlier of (a) the date of the redemption notice or (b) the date on which such notes are defeased or satisfied and discharged or redeemed, of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date or the date of such defeasance or satisfaction and discharge, as applicable, to October 15, 2019; provided, however, that if the period from the date of such notice, defeasance or satisfaction and discharge, as applicable, to October 15, 2019 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Officer” means, when used with respect to the Trustee, any officer of the Trustee within the corporate trust department (or any successor unit or department) of the Trustee assigned to the corporate trust office of the Trustee and responsible for administering this Indenture, and also means, with respect to a particular corporate trust matter relating to this Indenture, any other officer to whom such matter is referred because of that officer’s knowledge of and familiarity with the particular subject.

“Trustee” means the party named as such in the Preamble to this Indenture until a successor replaces it and, thereafter, means the successor.

“UK Holdco” means to Camelot UK Bidco Limited, a private limited liability company incorporated under the laws of England and Wales and the direct parent of the Issuer.

“Unrestricted Subsidiary” means:

(1)         any direct or indirect Subsidiary of UK Holdco (other than the Issuer) that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of UK Holdco in the manner provided below; and

(2)         any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of UK Holdco may designate any direct or indirect Subsidiary of UK Holdco (including any existing Subsidiary and any newly acquired or newly formed direct or indirect Subsidiary of UK Holdco) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, UK Holdco or any other Subsidiary of UK Holdco that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of UK Holdco or any of its Restricted Subsidiaries; provided, further, however, that either:

(a)          the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b)          if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.

The Board of Directors of UK Holdco may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)          (1) UK Holdco could Incur $1.00 of additional Indebtedness as Ratio Debt or (2) the Fixed Charge Coverage Ratio for UK Holdco and its Restricted Subsidiaries would be greater than or equal to such ratio for UK Holdco and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation, and

(y)          no Event of Default shall have occurred and be continuing.

Any such designation by the Board of Directors of UK Holdco shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of UK Holdco or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means securities that are:

(1)         direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)         obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt;

provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“US LLC” means Camelot Finance LLC.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years (and/or portion thereof) obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment, in respect of such Disqualified Stock or Preferred Stock, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02.         Other Definitions.

Term	Defined in Section
“Acceptable Agreement”	4.06(b)
“Additional Amounts”	2.15(b)
“Affiliate Transaction”	4.07(a)
“Agent Members”	Appendix A
“Applicable Law”	12.18
“Asset Sale Offer”	4.06(b)
“Authenticating Agent”	2.03
“Authentication Order”	2.03
“Bankruptcy Law”	6.01
“Change in Tax Law”	3.10(a)(ii)
“Change of Control Offer”	4.08(b)
“Change of Control Payment”	4.08(a)
“Clearstream”	Appendix A
“covenant defeasance option”	8.01
“Covenant Suspension Event”	4.13(a)
“Custodian”	6.01
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Disposition”	1.01
“Euroclear”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Global Securities”	Appendix A
“Global Securities Legend”	Appendix A
“Guaranteed Obligations”	11.01(a)
“IAI”	Appendix A
“Increased Amount”	4.11
“legal defeasance option”	8.01
“Luxembourg Guarantor”	11.02(b)(i)(1)
“Maximum Fixed Repurchase Price”	1.04(h)(ii)
“Notice of Default”	6.01
“Offer Amount”	3.09(b)
“Offer Period”	3.09(b)
“Original Securities”	Preamble
“Other Guarantor”	11.02(b)(iv)
“Paying Agent”	2.04(a)
“Permitted Debt”	4.03(b)
“primary obligations”	1.01

“primary obligor”	1.01
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“Purchase Date”	3.09(b)
“QIB”	Appendix A
“Ratio Debt”	4.03(a)
“Refinancing Indebtedness”	4.03(b)(xiii)
“Refunding Capital Stock”	4.04(b)(ii)(A)
“Registrar”	2.04(a)
“Regulation S”	Appendix A
“Regulation S Global Securities”	Appendix A
“Regulation S Securities”	Appendix A
“Related Judgment”	12.09(b)
“Related Proceedings”	12.09(a)
“Replacement Assets”	4.06(b)(iv)
“Reserved Indebtedness Amount”	4.03(f)
“Restricted Payments”	4.04(a)
“Restricted Securities Legend”	Appendix A
“Retained Declined Proceeds”	4.06(b)
“Retired Capital Stock”	4.04(b)(ii)(A)
“Reversion Date”	4.13(b)
“Rule 144A”	Appendix A
“Rule 144A Global Securities”	Appendix A
“Rule 144A Securities”	Appendix A
“Rule 501”	Appendix A
“Securities”	Preamble
“Securities Custodian”	Appendix A
“Specified Courts”	12.09(a)
“Specified Merger/Transfer Transaction”	5.01(b)
“Specified Parent Guarantor Merger/Transfer Transaction”	5.01(a)
“Successor Company”	5.01(b)(i)
“Successor Guarantor”	5.01(c)
“Successor Parent Guarantor”	5.01(a)(i)
“Suspended Covenants”	4.13(a)
“Suspension Period”	4.13(c)
“Tax Jurisdiction”	2.15(b)
“Tax Redemption Date”	3.10(a)
“Transaction Agreement Date”	1.03(a)
“Transfer Restricted Definitive Securities”	Appendix A
“Transfer Restricted Global Securities”	Appendix A
“Unrestricted Definitive Security”	Appendix A
“Unrestricted Global Security”	Appendix A

SECTION 1.03.         Measuring Compliance.

(a)          With respect to any (x) Investment or acquisition, in each case, for which UK Holdco or any Subsidiary of UK Holdco may not terminate its obligations (or may not do so without incurring significant expense) due to a lack of financing for such Investment or acquisition (whether by merger, consolidation or other business combination or the acquisition of Capital Stock or otherwise) as applicable and (y) repayment, repurchase or refinancing of Indebtedness with respect to which an irrevocable notice of repayment (or similar irrevocable notice), which may be conditional, has been delivered, in each case, for purposes of determining:

(i)          whether any Indebtedness (including Acquired Indebtedness) that is being Incurred in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness is permitted to be Incurred in compliance with Section 4.03;

(ii)         whether any Lien being Incurred in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness or to secure any such Indebtedness is permitted to be Incurred in accordance with Section 4.11 or the definition of “Permitted Liens”;

(iii)        whether any other transaction undertaken or proposed to be undertaken in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness complies with this Indenture or the Securities; and

(iv)        any calculation of the ratios, including Fixed Charge Coverage Ratio, Consolidated Total Debt Ratio, Consolidated Senior Secured Debt Ratio, Consolidated Net Income, EBITDA and/or Total Assets and, whether a Default or Event of Default exists in connection with the foregoing, at the option of UK Holdco, using the date that the definitive agreement for such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness is entered into or irrevocable notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness is given to the holders of such Indebtedness (the “Transaction Agreement Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”

(b)          For the avoidance of doubt, if UK Holdco elects to use the Transaction Agreement Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the Fixed Charge Coverage Ratio, Consolidated Total Debt Ratio, Consolidated Senior Secured Debt Ratio, Consolidated Net Income, EBITDA and/or Total Assets of UK Holdco from the Transaction Agreement Date to the date of consummation of such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, will not be taken into account for purposes of determining whether any Indebtedness or Lien that is being Incurred in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, or in connection with compliance by UK Holdco or any of the Restricted Subsidiaries of UK Holdco with any other provision of this Indenture or Securities or any other transaction undertaken in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, is permitted to be Incurred and (b) until such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness is consummated or such definitive agreements are terminated, such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness and all transactions proposed to be undertaken in connection therewith (including the Incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the Incurrence of Indebtedness and Liens unrelated to such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness) that are consummated after the Transaction Agreement Date and on or prior to the date of such consummation or termination.

(c)          The compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Agreement Date and not as of any later date as would otherwise be required under this Indenture.

(d)          For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in cash by such Person with respect thereto.

(e)          For the avoidance of doubt, (x) no Day 2 Subsidiary shall be required to comply with the provisions described under Articles 4 and 5 until such Day 2 Subsidiary is acquired and (y) for the purposes of any calculation of any financial metric (including the Financial Definitions), (i) unless such Day 2 Subsidiary is designated as an Unrestricted Subsidiary pursuant to the terms of this Indenture, each Day 2 Subsidiary shall constitute a “Restricted Subsidiary” and (ii) the results of operations and obligations attributable to Day 2 Assets and Day 2 Liabilities shall be included in such calculation.

SECTION 1.04.         Rules of Construction. Unless the context otherwise requires, or except as otherwise provided herein:

(a)          a term has the meaning assigned to it;

(b)          an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)          “or” is not exclusive;

(d)          “including” means including without limitation;

(e)          “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f)          words in the singular include the plural and words in the plural include the singular;

(g)          the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of UK Holdco dated such date prepared in accordance with GAAP;

(h)          (i) the principal amount of any Preferred Stock shall be (1) the maximum liquidation value of such Preferred Stock or (2) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater and (ii) the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by UK Holdco;

(j)          all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(k)          “$” and “U.S. Dollars” each refer to United States Dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts;

(l)          for any periods or dates which the Issuer, UK Holdco or any direct or indirect parent thereof does not have historical financial statements available, such Person shall be entitled to use and rely on the financial statements of its predecessor or successor (as the case may be); and

(m)        the phrase “in writing” as used herein shall be deemed to include .pdfs, e-mails and other electronic means of transmission, unless otherwise indicated.

ARTICLE 2

THE SECURITIES

SECTION 2.01.         Amount of Securities; Issuable in Series. The aggregate principal amount of Original Securities which may be authenticated and delivered under this Indenture on the Closing Date is $500,000,000. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

The Issuer may from time to time after the Closing Date issue Additional Securities under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Securities is at such time permitted by Section 4.03 and (ii) such Additional Securities are issued in compliance with the other applicable provisions of this Indenture. With respect to any Additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 2.07, 2.08, 2.09, 2.10, 3.08, 3.09(e), 4.08(c) or the Appendix), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b)(i) set forth or determined in the manner provided in an Officer’s Certificate or (ii) established in one or more supplemental indentures hereto, prior to the issuance of such Additional Securities:

(1)         whether such Additional Securities shall be issued as part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

(2)         the aggregate principal amount of such Additional Securities which may be authenticated and delivered under this Indenture;

(3)         the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue; and

(4)         if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.2 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof.

If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Board of Directors of the Issuer, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or the supplemental indenture hereto setting forth the terms of the Additional Securities.

Additionally, the Trustee shall receive an Officer’s Certificate in accordance with Section 12.04, and the Trustee shall receive an Opinion of Counsel which shall state:

(1)         that the form of such Additional Securities has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in conformity with the provisions of this Indenture;

(2)         that the terms of such Additional Securities have been established in conformity with the other provisions of this Indenture;

(3)         that such Additional Securities, when authenticated and delivered by the Trustee or its Authenticating Agent and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Issuer, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors' rights and to general equity principles; and

(4)         that all covenants and conditions precedent under this Indenture with respect to the issuance, authentication and delivery of such Additional Securities have been complied with.

SECTION 2.02.         Form and Dating. Provisions relating to the Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Original Securities and the Trustee’s certificate of authentication, and any Additional Securities (if issued as Transfer Restricted Definitive Securities) and the Trustee’s certificate of authentication, shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in fully registered form without coupons and only in minimum denominations of $2,000 and any integral multiples of $1,000 in excess thereof.

SECTION 2.03.         Execution and Authentication. The Trustee or its Authenticating Agent shall authenticate and make available for delivery upon a written order of the Issuer signed by one or more officers, directors or authorized signatories of the Issuer (an “Authentication Order”) (a) Original Securities for original issue on the date hereof of $500,000,000 in aggregate principal amount of 7.875% Senior Notes due 2024 and (b) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount to be determined at the time of issuance and specified therein. Such Authentication Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. Notwithstanding anything to the contrary in this Indenture or the Appendix, any issuance of Additional Securities after the Closing Date shall be in a minimum principal amount of $2,000 and any integral multiples of $1,000 in excess thereof whether such Additional Securities are of the same or a different series than the Original Securities. Prior to the authentication of the Original Securities, the Trustee shall receive an Officer’s Certificate in accordance with Section 12.04.

One or more officers, directors or authorized signatories of the Issuer shall sign the Securities for the Issuer by manual or facsimile signature.

If an officer, director or authorized signatory whose signature is on a Security no longer holds that office at the time the Trustee or its Authenticating Agent authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee or its Authenticating Agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents (each an “Authenticating Agent”) reasonably acceptable to the Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04.         Registrar and Paying Agent.

(a)          The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency in the United States where Securities may be presented for payment (the “Paying Agent”). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.

Upon written request from the Issuer or each time the register of Holders is amended, the Registrar shall provide the Issuer with a copy of the register of Holders to enable it to maintain a register of the Securities at its registered office in accordance with the Luxembourg law of August 10, 1915 on commercial companies, as amended. In the event of any discrepancies between the register of the Securities held by the registrar and the register of the Securities held by the Issuer at its registered office, the register of the Securities held by the registrar shall prevail, but solely for Luxembourg law purposes, the register held by the Issuer shall prevail.

(b)          The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c)          The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) written notification to the Trustee that the Trustee shall serve, to the extent it determines that it is able, as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.

SECTION 2.05.         Paying Agent to Hold Money in Trust. On or prior to 10:00 a.m. (New York City time) on each due date of the principal of and interest on any Security, the Issuer shall deposit with the Paying Agent (or if the Issuer or a domestically organized Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders and the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. If the Issuer or a domestically organized Wholly Owned Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it for the benefit of the Persons entitled thereto. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. During the continuance of a Default under this Indenture, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee. For the avoidance of doubt, a Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments and disbursements to be made by a Paying Agent and the Trustee until they have confirmed receipt of funds sufficient to make the relevant payment. No money held by an Agent needs to be segregated except as is required by law.

SECTION 2.06.         Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

SECTION 2.07.         Transfer and Exchange. The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and upon receipt of an Authentication Order the Trustee or its Authenticating Agent shall authenticate Securities at the Registrar’s request. The Issuer may require a Holder to pay a sum sufficient to pay all Taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days prior to the sending of a notice of redemption or of any Securities to be redeemed or tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Guarantor, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture, the Appendix or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture and the Appendix.

Neither the Trustee nor any of its agents shall have any responsibility or liability for any actions taken or not taken by the depositary with which the Global Security is registered.

SECTION 2.08.         Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate (upon receipt of an Authentication Order) a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of (i) the Trustee to protect the Trustee or (ii) the Issuer, to protect the Issuer, the Trustee, a Paying Agent and the Registrar, from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for the Issuer’s or Trustee’s expenses in replacing a Security (including, without limitation, attorneys’ fees and disbursements in replacing such Security). In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09.         Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee or its Authenticating Agent except for those canceled by it, those delivered to it for cancellation, those paid or replaced pursuant to Section 2.08 and those described in this Section 2.09 as not outstanding. Subject to Section 12.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

If a Paying Agent holds, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.         Temporary Securities. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee upon receipt of an Authentication Order shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and upon receipt of an Authentication Order the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities.

SECTION 2.11.         Cancellation. The Issuer at any time may deliver Securities to the Registrar for cancellation. The Trustee and the Paying Agent shall forward to the Registrar any Securities surrendered to them for registration of transfer, exchange or payment. The Registrar and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures. The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Registrar for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12.         Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful), in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date and shall promptly mail or cause to be mailed to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

SECTION 2.13.         CUSIP Numbers and ISINs. The Issuer in issuing the Securities may use CUSIP numbers and ISINs (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and ISINs in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Securities and that any such redemption shall not be affected by any defect in or omission of such numbers; provided, further, that if any Additional Securities are not fungible with the Original Securities for U.S. federal income tax purposes, such Additional Securities will have a separate CUSIP number and ISINs. The Issuer shall promptly advise the Trustee in writing of any change in the CUSIP numbers and ISINs.

SECTION 2.14.         Calculation of Specified Percentage of Securities. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with Section 2.09 and Section 12.06 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.

SECTION 2.15.         Deposit of Moneys. Subject to actual receipt of such funds as provided by Section 2.05 by the designated Paying Agent, such Paying Agent shall remit such payment in a timely manner to the Holders on such day or date, as the case may be, to the Persons and in the manner set forth in Paragraph 2 of the Securities; provided, however, that no Paying Agent shall be obliged to make a payment until it has received funds sufficient to make such payment. The Issuer shall promptly notify the Trustee and the respective Paying Agent of its failure to so act.

SECTION 2.16.         Additional Amounts.

(a)          All payments made under or with respect to the Securities or any Guarantee shall be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law.

(b)          If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Issuer or any Guarantor, is then incorporated, organized, engaged in business or resident for tax purposes, or any political subdivision or governmental authority thereof or therein having power to tax or (2) any jurisdiction from or through which payment is made by or on behalf of the Issuer or any Guarantor (including, without limitation, the jurisdiction of any Paying Agent for the Securities) or any political subdivision or governmental authority thereof or therein (each, a “Tax Jurisdiction”), shall at any time be required to be made from any payments made by or on behalf of the Issuer under or with respect to the Securities or by or on behalf of the Guarantors under or with respect to any Guarantee, including, without limitation, payments of principal, redemption price, purchase price, interest or premium, the Issuer or the relevant Guarantor, as applicable, shall pay such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payments by each Holder after such withholding or deduction (including any withholding or deduction from such Additional Amounts) shall equal the respective amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, however, that no Additional Amounts shall be payable with respect to:

(i) any Taxes that would not have been imposed but for the existence of any present or former connection between the Holder of the relevant Securities (or between a fiduciary, settlor, beneficiary, partner, member or shareholder of, or possessor of power over, the relevant Holder, if the relevant Holder is an estate, trust, nominee, partnership, limited liability company or corporation) or the beneficial owner of the relevant Securities and the relevant Tax Jurisdiction (including, without limitation, being or having been a citizen, resident or national thereof or being or having been incorporated therein, present or engaged in a trade or business or maintaining a permanent establishment therein), other than any connection arising solely from the acquisition, ownership or holding of any Security or the enforcement or receipt of payment under or in respect of any Security or any Guarantee;

(ii) any Taxes imposed or withheld as a result of the failure of a Holder or beneficial owner of the relevant Securities to comply with any written request, made to that Holder or beneficial owner in writing at least 15 days before any such withholding or deduction would be payable, by the Issuer or any of the Guarantors to provide timely or accurate information or evidence concerning the nationality, residence or identity of such Holder or beneficial owner or to make any valid or timely declaration or similar claim or satisfy any certification information or other reporting requirements, which is required or imposed by a statute, treaty, regulation or administrative practice of the relevant Tax Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes, but, in each case, only to the extent that the Holder or beneficial owner is legally eligible to provide such declaration, certification or other information;

(iii) any Taxes, to the extent such Taxes are imposed or withheld as a result of the presentation of any Security for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the Holder or beneficial owner (except to the extent that the Holder or beneficial owner would have been entitled to Additional Amounts on account of such Taxes had the Security been presented on the last day of such 30 day period);

(iv) any estate, inheritance, gift, sale, transfer, excise, personal property or similar Tax;

(v) any Tax which is payable otherwise than by deduction or withholding from a payment made under or with respect to the Securities or any Guarantee;

(vi) any Tax imposed on or with respect to any payment if such Holder is a fiduciary, partnership, limited liability company or other person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership, limited liability company or the beneficial owner of the payment would not have been entitled to Additional Amounts with respect to such payment had the beneficiary, settlor, member or beneficial owner been the Holder of such Security;

(vii) any Taxes that are required to be withheld or deducted pursuant to the Luxembourg law of December 23, 2005;

(viii) any Taxes that are required to be withheld or deducted pursuant to the agreement between the European Community and the Swiss Confederation entered into force on July 1, 2005, as amended from time to time, or pursuant to the agreements on final withholding Taxes between Switzerland with the United Kingdom and Switzerland and Austria entered into force on January 1, 2013, as amended from time to time;

(ix) any Taxes that are imposed or withheld in connection with the presentation of any Security for payment by or on behalf of a Holder or beneficial owner of such Securities who would have been able to avoid such Taxes by presenting the relevant Security to, or accepting payment from, another paying agent in another member state of the European Union;

(x) any Taxes that are imposed or withheld pursuant to Sections 1471 through 1474 of the Code (as of the Closing Date, or any amended or successor versions of such sections), any regulations promulgated thereunder, any official interpretations thereof, any fiscal or regulatory legislation, rules or official practices adopted pursuant to an intergovernmental agreement between a non-U.S. jurisdiction and the United States with respect to the foregoing sections of the Code or any agreements entered into pursuant to Section 1471(b)(1) of the Code; or

(xi) any combination of items (i) through (x) above.

(c)          In addition to the foregoing, the Issuer and the Guarantors shall pay (and indemnify the Holder for) any present or future stamp, issue, registration, court or documentary Taxes, or any other excise or property Taxes, charges or similar levies imposed by a Tax Jurisdiction on the execution, issuance, delivery, registration or enforcement of any of the Securities, this Indenture or any Guarantee (other than on or in connection with a transfer of the Securities other than (i) a transfer of the Securities to the Issuer or the depositary or (ii) the initial sale by the Initial Purchasers) or any other document or instrument referred to therein or the receipt of any payment with respect thereto (limited, solely in the case of Taxes attributable to the receipt of any payment with respect thereto, to any such Taxes imposed in a relevant Tax Jurisdiction that are not excluded under clauses (i) through (iv) and (vi) through (x) or any combination thereof).

(d)          If the Issuer or any Guarantor, as the case may be, becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the Securities or any Guarantee, the Issuer or the relevant Guarantor, as the case may be, shall deliver to the Trustee on a date at least 15 days prior to the date of payment (unless the obligation to pay Additional Amounts arises after the 45th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary.

(e)          The Issuer or the relevant Guarantor shall make all withholdings and deductions required by law to be made by them and shall remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor shall furnish to the Trustee, within a reasonable time after the date that the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or a Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments by such entity reasonably satisfactory to the Trustee. Such copies or such other evidence of payment shall be made available to the Holders upon reasonable written request.

(f)          Whenever in this Indenture there is mentioned the payment of amounts based on the principal amount, interest of any other amount payable under, or with respect to, any of the Securities or any Guarantee, such mention shall be deemed to include, without duplication, the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g)          The preceding provisions of this Section 2.16 shall survive any termination, defeasance or discharge of this Indenture, any transfer by a Holder or beneficial owner of its Securities, and shall apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer or any Guarantor is then incorporated, organized, engaged in business or resident for tax purposes or any jurisdiction from or through which payment is made by or on behalf of such person on the Securities (or any Guarantee) and any political subdivision or governmental authority thereof or therein.

ARTICLE 3

REDEMPTION

SECTION 3.01.         Optional Redemption. The Securities may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the Form of Security set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to, but not including, the redemption date.

SECTION 3.02.         Applicability of Article. Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture (including the optional redemption provisions of Paragraph 5 of the Securities), shall be made in accordance with such provision and this Article 3.

SECTION 3.03.         Notices to Trustee. If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of (i) the particular part of Paragraph 5 of the Securities pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee and the Paying Agent provided for in this Section 3.03 at least 10 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Securities. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.04.         Selection of Securities to Be Redeemed. In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in accordance with the procedures of the Depository; provided, that no such selection shall result in a Holder of Securities with a principal amount of Securities less than the minimum denomination for the Securities. The Securities to be redeemed shall be selected from outstanding Securities not previously called for redemption. Securities and portions of them selected shall be in minimum amounts of $2,000 or a whole multiple of $1,000 in excess thereof. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

SECTION 3.05.         Notice of Optional Redemption.

(a)          At least 10 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Securities, the Issuer shall send or cause to be sent, electronically or by first-class mail, a notice of redemption to each Holder (with a copy to the Trustee and Paying Agent) whose Securities are to be redeemed to such Holder’s registered address or otherwise in accordance with the procedures of the Depository; provided that redemption notices may be provided more than 60 days prior to a redemption date if the notice is issued in connection with a satisfaction or discharge of this Indenture or defeasance of the Securities pursuant to this Indenture.

Any such notice shall identify the Securities to be redeemed and shall state:

(i)          the redemption date;

(ii)         the redemption price and the amount of accrued interest to the redemption date;

(iii)        the name and address of a Paying Agent;

(iv)        that Securities called for redemption must be surrendered to a Paying Agent to collect the redemption price, plus accrued interest;

(v)         if fewer than all the outstanding Securities are to be redeemed, the certificate numbers (if applicable) and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of the Securities to be redeemed and the aggregate principal amount of the Securities to be outstanding after such partial redemption;

(vi)        that, unless the Issuer defaults in making such redemption payment or any Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)       the CUSIP number and ISIN, if any, printed on the Securities being redeemed; and

(viii)      that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN if any, listed in such notice or printed on the Securities.

In connection with any such redemption of Securities (including with funds in an aggregate amount not exceeding the net cash proceeds of an Equity Offering), any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of any related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

(b)          At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer has delivered to the Trustee, at least 5 Business Days (unless a shorter period is acceptable to the Trustee) prior to the date the redemption notice is sent to Holders, an Officer’s Certificate requesting that the Trustee give such notice. In such event, the Issuer shall provide the Trustee in writing with the information required by this Section 3.05.

SECTION 3.06.         Effect of Notice of Redemption. Once notice of redemption is provided in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice (except to the extent such redemption is conditional as set forth in Section 3.05). Upon surrender to any Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07.         Deposit of Redemption Price. Prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if UK Holdco or a Wholly Owned Subsidiary of UK Holdco is a Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, unless a Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture. For the avoidance of doubt, a Paying Agent and the Trustee shall be held harmless and have no liability with respect to payments and disbursements to be made by a Paying Agent and the Trustee until they have confirmed receipt of funds sufficient to make the relevant payment.

SECTION 3.08.         Securities Redeemed in Part. In the case of Definitive Securities, upon surrender of a Security that is redeemed in part, the Issuer shall execute and upon receipt of an Authentication Order the Trustee or the Authenticating Agent shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.09.         Offer to Purchase by Application of Excess Proceeds.

(a)          In the event that, pursuant to Section 4.06 hereof, UK Holdco is required to commence an Asset Sale Offer, it will follow the procedures specified below.

(b)          The Asset Sale Offer shall be made to all Holders with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), UK Holdco will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Securities and, if applicable, other tendered Senior Indebtedness as provided in Section 4.06 or, if less than the Offer Amount has been tendered, all Securities and, if applicable, other Senior Indebtedness tendered in response to the Asset Sale Offer. Payment for any Securities so purchased will be made in the same manner as interest payments are made.

(c)          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

(d)          Upon the commencement of an Asset Sale Offer, UK Holdco shall send, or cause to be sent, electronically or by first-class mail, or as otherwise provided in accordance with the procedures of the Depository, a written notice to the Trustee, the Paying Agent and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Securities pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(i)          that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.06 hereof and the length of time the Asset Sale Offer will remain open;

(ii)         the Offer Amount, the purchase price and the Purchase Date;

(iii)        that Securities not tendered or accepted for payment will continue to accrue interest;

(iv)        that, unless UK Holdco defaults in making such payment, Securities accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(v)         that Holders electing to have Securities purchased pursuant to an Asset Sale Offer may elect to have Securities purchased in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

(vi)        that Holders electing to have Securities purchased pursuant to any Asset Sale Offer will be required to surrender the Securities, with the form entitled “Option of Holder to Elect Purchase” attached to the Securities completed, or transfer by book-entry transfer, to UK Holdco, a depository, if appointed by UK Holdco, or a paying agent at the address specified in the notice at least three days before the Purchase Date;

(vii)       that Holders will be entitled to withdraw their election if UK Holdco, the Depository or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Securities purchased;

(viii)      that, if the aggregate principal amount of Securities and, if applicable, other tendered Senior Indebtedness surrendered by Holders thereof exceeds the Offer Amount, UK Holdco will select the Securities and, if applicable, other tendered Senior Indebtedness as provided in Section 4.06; and

(ix)         that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer).

(e)          On or before the Purchase Date, UK Holdco, to the extent lawful, will accept for payment, on a pro rata basis to the extent necessary (subject to maintenance of authorized denominations), the Offer Amount of Securities or portions thereof and, if applicable, other Senior Indebtedness tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Securities and, if applicable, other Senior Indebtedness tendered, and will deliver or cause to be delivered to the Trustee the Securities properly accepted together with an Officer’s Certificate stating that such Securities or portions thereof were accepted for payment by UK Holdco in accordance with the terms of this Section 3.09. UK Holdco, the Depository or the Paying Agent, as the case may be, will, not later than three Business Days after UK Holdco accepts the Offer Amount, mail or deliver to each tendering Holder an amount equal to the purchase price of the Securities tendered by such Holder and accepted by UK Holdco for purchase, and UK Holdco will promptly issue a new Security, and the Trustee or Authenticating Agent, upon receipt of an Authentication Order, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Security surrendered; provided that such Security shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Securities not so accepted shall be promptly mailed or delivered by UK Holdco to the Holder thereof. UK Holdco will publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.

(f)          Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made in accordance with the provisions of Sections 3.03 through 3.08 hereof and references therein to “redeem,” “redemption” and similar words shall be deemed to refer to “purchase,” “repurchase” and similar words, as applicable.

SECTION 3.10.         Optional Redemption for Tax Reasons.

(a)          The Issuer may redeem the Securities, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ prior notice to the Holders (with a copy to the Trustee and the Paying Agent) (which notice shall be irrevocable and given in accordance with the procedures described in Section 3.05), at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but not including, the date fixed by the Issuer for redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and that will become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of Holders on the relevant record date to receive interest due on an interest payment date that is prior to the Tax Redemption Date and Additional Amounts (if any) in respect thereof), if on the next date on which any amount would be payable in respect of the Securities or any Guarantee, the Issuer or any Guarantor is or would be required to pay Additional Amounts (but, in the case of the relevant Guarantor, only if such amount payable cannot be paid by the Issuer or another Guarantor who can pay such amount without the obligation to pay Additional Amounts), and the Issuer or the relevant Guarantor cannot avoid any such payment obligation by taking reasonable measures available to it, including the appointment of a different Paying Agent (provided that changing the jurisdiction of the Issuer or Guarantor is not a reasonable measure for purposes of this section), as a result of:

(i)          any change in, or amendment to, the laws or treaties (or any regulations, protocols or rulings promulgated thereunder) of a Tax Jurisdiction affecting Taxation which change or amendment is announced and becomes effective on or after the date of the Offering Memorandum (or, if the relevant Tax Jurisdiction was not a Tax Jurisdiction on the date of the Offering Memorandum, the date on which such Tax Jurisdiction became a Tax Jurisdiction under this Indenture); or

(ii)         any change in, or amendment to, the existing official position or the introduction of an official position regarding the application, administration or interpretation of such laws, treaties, regulations, protocols or rulings (including a holding, judgment or order by a court of competent jurisdiction or a change in published practice), which change, amendment, application or interpretation is announced and becomes effective on or after the date of the Offering Memorandum (or, if the relevant Tax Jurisdiction was not a Tax Jurisdiction on the date of the Offering Memorandum, the date on which such Tax Jurisdiction became a Tax Jurisdiction under this Indenture) (each of the foregoing clauses (i) and (ii), a “Change in Tax Law”).

(b)          The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the relevant Guarantor would be obligated to make such payment or withholding if a payment in respect of the Securities or Guarantees were then due, and unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.

(c)          Prior to the publication or, where relevant, sending of any notice of redemption of the Securities pursuant to the foregoing, the Issuer will deliver to the Trustee an Opinion of Counsel to the effect that there has been such a Change in Tax Law which would entitle the Issuer to redeem the Securities hereunder. In addition, before the Issuer publishes or sends notice of redemption of the Securities as described above, it will deliver to the Trustee an Officer’s Certificate to the effect that the obligation to pay Additional Amounts cannot be avoided by the Issuer or the relevant Guarantor taking reasonable measures available to it.

(d)          The Trustee will accept such Officer’s Certificate and Opinion of Counsel as conclusive evidence of the existence and satisfaction of the conditions precedent as described above, in which event it will be conclusive and binding on the Holders.

ARTICLE 4

COVENANTS

SECTION 4.01.         Payment of Securities. The Issuer shall promptly pay the principal of and interest, on the Securities on the dates and in the manner provided in the Securities and in this Indenture. An installment of principal or interest shall be considered paid on the date due if by 10:00 a.m., New York City time on such date the Trustee or any Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or any Paying Agent, as the case may be, are not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

SECTION 4.02.         Reports and Other Information.

(a)          The Issuer shall have UK Holdco’s annual consolidated financial statements audited by UK Holdco’s independent registered public accountants and its interim consolidated financial statements reviewed in accordance with Statement on Auditing Standards No. 100 issued by the American Institute of Certified Public Accountants (or any similar replacement standard). In addition, so long as any Securities are outstanding, the Issuer shall furnish to the Trustee and may (i) furnish to the Holders, (ii) post on its confidential password-protected website or (iii) post on Intralinks or any comparable confidential password-protected online data system:

(1)         an annual report and quarterly report including solely the following information: (a) annual financial statements with respect to an annual report and quarterly financial statements with respect to a quarterly report (including a balance sheet, statement of operations and statement of cash flows) prepared in accordance with GAAP, (b) a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” containing information customarily included in such section when included in a Form 10-K or Form 10-Q, as applicable, filed with the SEC (but only to the extent similar information is included in the Offering Memorandum), (c) disclosure relating to the percentage of consolidated assets, revenues and EBITDA that UK Holdco’s Subsidiaries that do not provide Guarantees accounted for as of and for the period then ended (but only to the extent the EBITDA of such non-Guarantor Subsidiaries exceeds 5% of the EBITDA of UK Holdco and its Restricted Subsidiaries on a consolidated basis), (d) a presentation of EBITDA of UK Holdco and its Restricted Subsidiaries for the trailing twelve month period substantially consistent with the presentation of “pro forma Adjusted EBITDA” in the Offering Memorandum and derived from such financial statements, and (e) with respect to the annual report only, a report on the annual financial statements by UK Holdco’s independent registered public accounting firm; and

(2)         the information that would be required to be contained in filings with the SEC on Form 8-K by the Issuer or UK Holdco if the Issuer or UK Holdco were required to file such reports for any of the following events: (a) significant acquisitions or dispositions, (b) the bankruptcy of UK Holdco, the Issuer or a Significant Subsidiary, (c) the acceleration of any Indebtedness of UK Holdco or any Restricted Subsidiary having a principal amount in excess of $75.0 million, (d) a change in certifying independent auditor with respect to UK Holdco or any indirect parent whose financial statements are provided as permitted by this Indenture, (e) the appointment or departure of the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Chief Operating Officer or President (or persons fulfilling similar duties) of UK Holdco or the Issuer, (f) resignation of a director of UK Holdco or the Issuer on disagreeable terms, (g) change in fiscal year, (h) non-reliance on previously issued financial statements, (i) change of control transactions, (j) entry into material agreements, (k) entry into material financial obligations and (l) historical financial statements of an acquired business (relating to transactions required to be reported pursuant to Item 2.01 of Form 8-K to the extent and in the form available to the Issuer (as determined by the Issuer in good faith) if the Issuer or UK Holdco were a domestic reporting company under the Exchange Act); provided, however, that no such current report will be required to be furnished (i) with respect to any significant acquisition or change of control transactions, in each case, related to or in connection with the Transactions (including acquisitions of the Day 2 Assets, Day 2 Liabilities and Day 2 Subsidiaries) or (ii) if UK Holdco determines in its good faith judgment that such event is not material to Holders or the business, assets, operations, financial positions or prospects of UK Holdco and its Restricted Subsidiaries, taken as a whole; provided, further, however, that no such current report will be required to include a summary of the terms of any employment or compensatory arrangement, agreement, plan or understanding between UK Holdco (or any of its Subsidiaries) and any director or officer;

In connection therewith and for the avoidance of doubt, all such reports (A) shall not be required to comply with Section 302, Section 404 or Section 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), (B) shall not be required to contain the separate financial information for Guarantors contemplated by Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC (other than information with respect to Guarantors to be provided under Section 4.02(a)(1)), (C) shall not be required to comply with Items 402, 405, 406, 407 and 601 of Regulation S-K promulgated by the SEC, (D) shall not be required to contain any exhibit (including any financial statements that would be required to be filed as an exhibit), (E) shall not be required to comply with rules or regulations promulgated by the SEC concerning Extensible Business Reporting Language (XBRL) and (F) shall not be required to comply with the requirements of Regulation S-X to the extent such requirements were not complied with in the Offering Memorandum.

(b)          All such annual reports shall be furnished within 90 days after the end of the fiscal year (or such longer period as may be permitted by the SEC if the Issuer or UK Holdco were then subject to SEC reporting requirements as a non-accelerated domestic filer) to which they relate (provided that the annual report for the year ended December 31, 2016 shall be furnished within 120 days of the end of such fiscal year), and all such quarterly reports shall be furnished within 45 days after the end of the fiscal quarter (or such longer period as may be permitted by the SEC if the Issuer were then subject to SEC reporting requirements as a non-accelerated domestic filer) to which they relate (provided that the quarterly report for the quarters ended September 30, 2016, March 31, 2017 and June 30, 2017 shall be furnished within 75 days of the end of such fiscal quarters). All such current reports shall be furnished within 10 Business Days after the occurrence of each event that would be required to be reported in such current report.

(c)          The Issuer shall furnish to the Trustee and make available such information and such reports (as well as the details regarding the conference call described below) to any (i) Holder, (ii) beneficial owner of the Securities, (iii) bona fide prospective investor in the Securities, (iv) bona fide securities analyst or (v) bona fide market maker in the Securities, in each case, by confidentially posting such information on its website or on Intralinks or any comparable password-protected online data system and making readily available any password or other login information to any such recipient. The Trustee shall have no responsibility whatsoever to determine if such posting has occurred. The Issuer shall hold a quarterly conference call for the Holders and securities analysts to discuss such financial information for the previous quarter no later than ten Business Days after distribution of such financial information. The Issuer may require an acknowledgement from any such recipient that (i) it will keep all information confidential, (ii) it will not use such information in violation of applicable securities laws and (iii) it will not use the information to compete with the Issuer and is not a person principally engaged in a Similar Business or that derives a significant portion of its revenues from a Similar Business in connection with access to its financial information or conference calls and may withhold access from any person who does not satisfy such conditions in its good faith judgment. While the Issuer or any direct or indirect parent of the Issuer is in registration with respect to an initial public offering, the Issuer or any direct or indirect parent of the Issuer shall not be required to disclose any information or take any actions which, in the view of the Issuer, would violate the securities laws or the SEC’s gun jumping rules.

(d)          Notwithstanding the foregoing, in the event that the Issuer or any direct or indirect parent of the Issuer becomes a public reporting company and files the forms of reports required pursuant to Section 4.02(a), then the Issuer shall satisfy the delivery requirements under this Section 4.02 upon the filing of such reports with the SEC or other securities commission or stock exchange. The Trustee shall have no responsibility to determine whether such filing has occurred; provided that if a direct or indirect parent of the Issuer files such reports with the SEC, such direct or indirect parent of the Issuer provides the consolidating information set forth in the second sentence of Section 4.02(g).

(e)          The Issuer shall also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, so long as the Securities are not freely transferable under the Securities Act.

(f)          If UK Holdco has designated any of its Subsidiaries as an Unrestricted Subsidiary and if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, if taken together as one Subsidiary, would constitute a Significant Subsidiary of UK Holdco, then the annual and quarterly information required by Section 4.02(a)(1) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, of the financial condition and results of operation of UK Holdco and its Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries of UK Holdco.

(g)          This Indenture shall permit the Issuer to satisfy its obligations in this Section 4.02 with respect to financial information relating to UK Holdco by furnishing financial information relating to a direct or indirect parent of UK Holdco consistent with this Section 4.02. Such reports need not include financial statements required by Rules 3-10 or 3-16 of Regulation S-X; provided that if the direct or indirect parent has more than de minimis operations separate and apart from its ownership in UK Holdco, then the financial statements of the direct or indirect parent will be required to provide consolidating information, which need not be audited, that explains in reasonable detail the differences between the information relating to such parent and its subsidiaries, on the one hand, and the information relating to UK Holdco and its Restricted Subsidiaries on a standalone basis, on the other hand.

(h)          Notwithstanding anything herein to the contrary, the Issuer shall not be deemed to have failed to comply with any of its obligations hereunder for purposes of Section 6.01(c) until 120 days after the date any report hereunder is due (without giving effect, however, to the extensions with respect to annual and quarterly reports for periods in 2016 and 2017 addressed in the first sentence of Section 4.02(b)). Notwithstanding anything herein to the contrary, any failure to comply with this Section 4.02 shall be automatically cured when the Issuer or any direct or indirect parent of the Issuer, as the case may be, makes available all required reports to the Holders.

(i)          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 4.03.         Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.

(a)          (i) UK Holdco shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) UK Holdco shall not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that UK Holdco and any of its Restricted Subsidiaries may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any of UK Holdco’s Restricted Subsidiaries may issue shares of Preferred Stock, in each case, if the Fixed Charge Coverage Ratio of UK Holdco and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 (“Ratio Debt”), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred, at the beginning of such four-quarter period; provided, further, however, that the amount of Indebtedness (excluding Acquired Indebtedness not Incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction) that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Restricted Subsidiaries that are not Guarantors of the Securities shall not exceed the greater of (x) 2.0% of Total Assets of UK Holdco and its Restricted Subsidiaries and (y) $75.0 million at any one time outstanding pursuant to this Section 4.03(a).

(b)          The limitations set forth in Section 4.03(a) shall not apply to (collectively, “Permitted Debt”):

(i)          the Incurrence by UK Holdco or its Restricted Subsidiaries of Indebtedness under any Credit Agreement (and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof)) in an aggregate principal amount not to exceed the sum of:

(1) (A) $1,550.0 million, plus (B) $175.0 million plus (C) an amount equal to the greater of (x) $300.0 million and (y) 100.0% of EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, calculated on a pro forma basis (in a manner consistent with the calculation of the Fixed Charge Coverage Ratio), in each case, at any one time outstanding, plus either

(2) the maximum amount of secured Indebtedness such that after giving pro forma effect to such Incurrence (in a manner consistent with the calculation of the Fixed Charge Coverage Ratio) the Consolidated Senior Secured Debt Ratio of UK Holdco does not exceed 4.90 to 1.00 (with any Indebtedness Incurred under Section 4.03(b)(i)(1)(C) hereof on the date of determination of the Consolidated Senior Secured Debt Ratio not being included in the calculation of Consolidated Senior Secured Debt Ratio under this Section 4.03(b)(i)(2) on such date but not, for the avoidance of doubt, excluded from any such calculation made on any such subsequent date), or

(3) the maximum amount of unsecured Indebtedness such that after giving pro forma effect to such Incurrence (in a manner consistent with the calculation of the Fixed Charge Coverage Ratio) the Consolidated Total Debt Ratio of UK Holdco does not exceed 6.75 to 1.00 (with any Indebtedness Incurred under Section 4.03(b)(i)(1)(C) hereof on the date of determination of the Consolidated Total Debt Ratio not being included in the calculation of Consolidated Total Debt Ratio under this Section 4.03(b)(i)(3) hereof on such date but not, for the avoidance of doubt excluded from any such calculation made on any such subsequent date);

provided, further, that (A) any Indebtedness Incurred and outstanding pursuant to Sections 4.03(b)(i)(1) and (2) shall be deemed to be Secured Indebtedness, whether or not so secured, solely for purposes of calculating the Consolidated Senior Secured Debt Ratio for this Section 4.03(b)(i)(2) and (B) any Indebtedness Incurred pursuant to this Section 4.03(b)(i) may be refinanced at any time if such refinancing does not exceed the greater of (I) the aggregate principal amount of Indebtedness permitted to be Incurred pursuant to this Section 4.03(b)(i) on the date of such refinancing and (II) the aggregate principal amount of the Indebtedness being refinanced at such time (together with an amount necessary to pay accrued and unpaid interest and any fees and expenses, including any premium and defeasance costs, associated with such refinancing) and, in the case of a refinancing of Indebtedness under the Credit Agreement outstanding on the Closing Date, such Indebtedness shall be treated for all purposes as Incurred pursuant to this Section 4.03(b)(i);

(ii)         the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Original Securities and the Guarantees thereof (and any exchange notes and Guarantees thereof);

(iii)        Indebtedness existing on the Closing Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b));

(iv)        Indebtedness (including, without limitation, Capitalized Lease Obligations, mortgage financings or purchase money obligations) Incurred by UK Holdco or any of its Restricted Subsidiaries, Disqualified Stock issued by UK Holdco or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries of UK Holdco to finance all or any part of the acquisition, purchase, lease, construction, design, installation, repair, replacement or improvement of property (real or personal), plant or equipment or other fixed or capital assets used or useful in the business of UK Holdco or its Restricted Subsidiaries or in a Similar Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount, including all Indebtedness Incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred pursuant to this Section 4.03(b)(iv), not to exceed the greater of (x) 2.0% of Total Assets of UK Holdco and its Restricted Subsidiaries at the time of Incurrence and (y) $75.0 million, at any one time outstanding minus amounts Incurred and outstanding under Section 4.03(b)(xiii) in respect of Indebtedness originally Incurred under this Section 4.03(b)(iv);

(v)         Indebtedness (x) in respect of any bankers’ acceptance, bank guarantees, discounted bill of exchange or the discounting or factoring of receivables, warehouse receipt or similar facilities, and reinvestment obligations related thereto, entered into in the ordinary course of business and (y) constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing;

(vi)        Indebtedness arising from agreements of UK Holdco or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earnout or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of UK Holdco in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(vii)       shares of Preferred Stock of a Restricted Subsidiary issued to UK Holdco or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to UK Holdco or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock;

(viii)      Indebtedness or Disqualified Stock of (a) a Restricted Subsidiary to UK Holdco or (b) UK Holdco or any Restricted Subsidiary to any Restricted Subsidiary; provided that if the Issuer or a Guarantor Incurs such Indebtedness or issues such Disqualified Stock to a Restricted Subsidiary that is not the Issuer or a Guarantor such Indebtedness or Disqualified Stock, as applicable, is subordinated in right of payment to the Securities or the Guarantee of such Guarantor, as the case may be; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness or Disqualified Stock, as applicable, ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock, as applicable, (except to UK Holdco or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or Disqualified Stock, as applicable;

(ix)         Hedging Obligations that are Incurred in the ordinary course of business (and not for speculative purposes) or in connection with the Transactions: (1) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (2) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (3) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;

(x)          obligations (including reimbursement obligations with respect to letters of credit and bank guarantees) in respect of performance, bid, appeal and surety bonds and completion guarantees provided by UK Holdco or any of its Restricted Subsidiaries;

(xi)         Indebtedness, Disqualified Stock or Preferred Stock in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this Section 4.03(b)(xi), does not exceed the greater of (x) 3.25% of Total Assets of UK Holdco and its Restricted Subsidiaries and (y) $125.0 million at any one time outstanding (minus amounts Incurred and outstanding under Section 4.03(b)(xiii) in respect of Indebtedness originally Incurred under this Section 4.03(b)(xi));

(xii)        any guarantee by UK Holdco or any of its Restricted Subsidiaries of Indebtedness or other obligations of UK Holdco or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by UK Holdco or such Restricted Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Securities substantially to the same extent as such Indebtedness is subordinated to the Securities or the Guarantee of such Restricted Subsidiary, as applicable;

(xiii)       the Incurrence by UK Holdco or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to refund, refinance, replace or defease any Indebtedness, Disqualified Stock or Preferred Stock Incurred as permitted under Section 4.03(a) and Sections 4.03(b)(ii), (iii), (iv), (xi), (xiii), (xvi), (xix), (xxiv) and (xxvii) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay accrued and unpaid interest and fees and expenses, including any premium and defeasance costs, in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1)         has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred which is not less than the remaining Weighted Average Life to Maturity of the shorter of (i) the Indebtedness being refunded, refinanced, replaced or defeased or (ii) the Securities;

(2)         has a Stated Maturity which is no earlier than the earlier of the Stated Maturity of (i) the Indebtedness being refunded, refinanced, replaced or defeased or (ii) the Securities;

(3)         to the extent such Refinancing Indebtedness refinances (x) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (y) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock;

(4)         is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being refinanced plus (y) the amount necessary to pay accrued and unpaid interest and fees, underwriting discounts and expenses, including any premium and defeasance costs Incurred in connection with such refinancing; and

(5)         shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of UK Holdco; (y) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or (z) Indebtedness, Disqualified Stock or Preferred Stock of UK Holdco or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(xiv)      Indebtedness arising from (i) Bank Products and (ii) the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that in the case of subclause (ii) of this Section 4.03(b)(xiv) such Indebtedness is extinguished within ten Business Days of its Incurrence;

(xv)       Indebtedness of UK Holdco or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(xvi)      Contribution Indebtedness;

(xvii)     Indebtedness of UK Holdco or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements;

(xviii)    Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to UK Holdco or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);

(xix)       (1) Indebtedness, Disqualified Stock or Preferred Stock of UK Holdco or any of its Restricted Subsidiaries Incurred to finance an acquisition or (2) Acquired Indebtedness of UK Holdco or any of its Restricted Subsidiaries; provided that, in either case, after giving effect to the transactions that result in the Incurrence or issuance thereof, on a pro forma basis, either (a) the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a) or (b) the Fixed Charge Coverage Ratio of UK Holdco and its Restricted Subsidiaries would not be less than immediately prior to such transactions;

(xx)        Indebtedness Incurred by UK Holdco or any Restricted Subsidiary to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Securities;

(xxi)       guarantees (a) Incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees that, in each case, are non-Affiliates or (b) otherwise constituting Investments permitted under this Indenture;

(xxii)      Indebtedness issued by UK Holdco or any of its Restricted Subsidiaries to current or former employees, directors, managers and consultants thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent permitted by Section 4.04(b)(iv);

(xxiii)     Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions Incurred in the ordinary course of business of UK Holdco and its Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements to manage cash balances of UK Holdco and its Restricted Subsidiaries;

(xxiv)    Indebtedness Incurred by non-Guarantor Restricted Subsidiaries and joint ventures in an amount not to exceed the greater of (x) $125.0 million and (y) 3.25% of Total Assets at any one time outstanding, minus amounts Incurred and outstanding under Section 4.03(b)(xiii) in respect of Indebtedness originally Incurred under this Section 4.03(b)(xxiv);

(xxv)     customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(xxvi)    Indebtedness Incurred pursuant to sale leaseback transactions;

(xxvii)   Indebtedness, Disqualified Stock or Preferred Stock of UK Holdco or a Restricted Subsidiary Incurred to finance or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person in an aggregate principal amount or liquidation preference that does not exceed $30.0 million, at any one time outstanding (minus amounts Incurred and outstanding under Section 4.03(b)(xiii) in respect of Indebtedness originally Incurred under this Section 4.03(b)(xxvii));

(xxviii)   Indebtedness Incurred pursuant to any Tower Structure Transactions and any other transactions relating to the implementation of such structure; and

(xxix)     Cash Management Services Incurred not for speculative purposes.

(c)          For purposes of determining compliance with this Section 4.03, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred as Ratio Debt, the Issuer shall, in its sole discretion, at the time of Incurrence, divide and/or classify, or at any later time re-divide and/or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03. With respect to Sections 4.03(b)(iv), (xi), (xxiv) and (xxvii), if at any time that the Issuer would be entitled to have Incurred any then outstanding item of Indebtedness as Ratio Debt, such item of Indebtedness shall be automatically reclassified into an item of Indebtedness Incurred as Ratio Debt. Notwithstanding the foregoing, (x) all term loan Indebtedness under the Credit Agreement outstanding on the Closing Date shall be deemed to have been Incurred pursuant to Section 4.03(b)(i)(1)(A) and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness and (y) all Indebtedness under the Credit Agreement in respect of revolving commitments available on the Closing Date shall be deemed to be Incurred pursuant to Section 4.03(b)(i)(1)(B) and the Issuer shall not be permitted to reclassify all or any portion of such Indebtedness. The Issuer will also be entitled to divide, classify or reclassify an item of Indebtedness in more than one of the types of permitted Indebtedness described in Sections 4.03(a) and (b) without giving pro forma effect to the Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) Incurred pursuant to Section 4.03(b) when calculating the amount of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) that may be Incurred pursuant to Section 4.03(a).

(d)          For purposes of determining compliance with this Section 4.03, with respect to Indebtedness Incurred under a Debt Facility, reborrowings of amounts previously repaid pursuant to “cash sweep” provisions or any similar provisions under a Debt Facility that provide that Indebtedness is deemed to be repaid daily (or otherwise periodically) shall only be deemed for purposes of this Section 4.03 to have been Incurred on the date such Indebtedness was first Incurred and not on the date of any subsequent reborrowing thereof. Accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies shall not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.03. For the avoidance of doubt, the outstanding principal amount of any particular Indebtedness shall be counted only once, Indebtedness incurred pursuant to Section 4.03(b)(xxviii) shall not be included in calculating the amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding at any time, and guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.

(e)          For purposes of determining compliance with any U.S. Dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. Dollar-equivalent principal amount of Indebtedness denominated in a currency other than U.S. Dollars shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. Dollar equivalent), in the case of revolving credit debt; provided that if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than U.S. Dollars, and such refinancing would cause the applicable U.S. Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

(f)          In the event that, pursuant to Sections 4.03(b)(i)(2) and 4.03(b)(i)(3), UK Holdco or its Restricted Subsidiaries enters into or increases commitments under a revolving credit facility, the Consolidated Senior Secured Debt Ratio and the Consolidated Total Debt Ratio, as applicable, of UK Holdco, will, at UK Holdco’s option, as elected on the date such revolving credit commitments are entered into or increased, either (a) be determined on the date such revolving credit commitments are entered into or increased, in which case the Consolidated Senior Secured Debt Ratio and Consolidated Total Debt Ratio, as applicable, for purposes of such Sections 4.03(b)(i)(2) and 4.03(b)(i)(3) and clause (26)(y) of the definition of “Permitted Liens”, as applicable, shall be calculated (whether on such date or thereafter (but only with respect to such portion of commitments that have not been permanently reduced)) assuming that the full amount thereof has been borrowed as of such date, and, if the Consolidated Senior Secured Debt Ratio test or Consolidated Total Debt Ratio test, as applicable, is satisfied with respect thereto on such date, any future borrowing or reborrowing thereunder (and the issuance and creation of letters of credit and bankers’ acceptances thereunder) will be permitted under such Sections 4.03(b)(i)(2) and 4.03(b)(i)(3) and such clause (26)(y) irrespective of the Consolidated Senior Secured Debt Ratio or Consolidated Total Debt Ratio, as applicable, at the time of any borrowing or reborrowing (or issuance or creation of letters of credit or bankers’ acceptances thereunder) (the committed amount permitted to be borrowed or reborrowed (and the issuance and creation of letters of credit and bankers’ acceptances) on a date pursuant to the operation of this clause (a) shall be the “Reserved Indebtedness Amount”) or (b) be determined on the date such amount is borrowed pursuant to any such facility or increased commitment.

SECTION 4.04.         Limitation on Restricted Payments.

(a)         UK Holdco shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)          declare or pay any dividend or make any distribution on account of UK Holdco’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger or consolidation involving UK Holdco (other than dividends, payments or distributions (A) payable solely in Equity Interests (other than Disqualified Stock) of UK Holdco or to UK Holdco and its Restricted Subsidiaries or (B) by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, UK Holdco or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(ii)         purchase or otherwise acquire or retire for value any Equity Interests of UK Holdco or any direct or indirect parent of UK Holdco;

(iii)        make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Indebtedness (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under clause (viii) of Section 4.03(b)); or

(iv)        make any Restricted Investment;

(all such payments and other actions set forth in clauses (i) through (iv) above, other than any of the exceptions thereto, being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)         no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)         immediately after giving effect to such transaction on a pro forma basis, the Issuer could Incur $1.00 of additional Indebtedness as Ratio Debt; and

(3)         such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by UK Holdco and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by Section 4.04(b)(1), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the sum of, without duplication,

(A)         50% of the Consolidated Net Income of UK Holdco for the period (taken as one accounting period) from October 1, 2016 to the end of UK Holdco’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

(B)         100% of the aggregate net proceeds, including cash and the Fair Market Value of assets other than cash, received by UK Holdco after the Closing Date from the issue or sale of Equity Interests of UK Holdco or any direct or indirect parent of UK Holdco (excluding (without duplication) the Equity Contribution, Refunding Capital Stock, Designated Preferred Stock, Cash Contribution Amount, Excluded Contributions and Disqualified Stock), including Equity Interests issued upon conversion of Indebtedness or upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary or an employee stock ownership plan or trust established by UK Holdco or any of its Subsidiaries), plus

(C)         100% of the aggregate amount of contributions to the capital of UK Holdco received in cash and the Fair Market Value of property other than cash after the Closing Date (other than the Equity Contribution, Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock and Disqualified Stock and the Cash Contribution Amount), plus

(D)         the principal amount of any Indebtedness, or the liquidation preference or Maximum Fixed Repurchase Price, as the case may be, of any Disqualified Stock, of UK Holdco or any Restricted Subsidiary thereof issued after the Closing Date (other than Indebtedness or Disqualified Stock issued to UK Holdco or another Restricted Subsidiary) that has been converted into or exchanged for Equity Interests in UK Holdco or any direct or indirect parent of UK Holdco (other than Disqualified Stock), plus

(E)         100% of the aggregate amount received by UK Holdco or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by UK Holdco or any Restricted Subsidiary from:

(I)         the sale or other disposition (other than to UK Holdco or a Restricted Subsidiary) of Restricted Investments made by UK Holdco and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from UK Holdco and its Restricted Subsidiaries by any Person (other than UK Holdco or any of its Subsidiaries) and from repayments of loans or advances which constituted Restricted Investments (other than in each case to the extent that the Restricted Investment was made pursuant to Section 4.04(b)(vii) or 4.04(b)(x)),

(II)        the sale (other than to UK Holdco or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or

(III)       any distribution or dividend from an Unrestricted Subsidiary (to the extent such distribution or dividend is not already included in the calculation of Consolidated Net Income), plus

(F)         in the event any Unrestricted Subsidiary of UK Holdco has been redesignated as a Restricted Subsidiary or has been merged or consolidated with or into, or transfers or conveys its assets to, or is liquidated into, UK Holdco or a Restricted Subsidiary, in each case after the Closing Date, the Fair Market Value of the Investment of UK Holdco in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 4.04(b)(vii) or 4.04(b)(x) or constituted a Permitted Investment), plus

(G)         $40.0 million, plus

(H)         the aggregate amount of Retained Declined Proceeds since the Closing Date (to the extent Holders were provided notice in connection with the Asset Sale Offer related thereto that any Excess Proceeds not accepted by the Holders shall constitute Retained Declined Proceeds and such Retained Declined Proceeds will increase the amount available for Restricted Payments under Section 4.04(a)(3) to the extent not otherwise applied in accordance with Section 4.04(b)(xvi)).

(b)          The provisions of Section 4.04(a) shall not prohibit:

(i)          the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Indenture;

(ii)         (A) the redemption, repurchase, defeasance, exchange, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of UK Holdco or any direct or indirect parent of UK Holdco or any Restricted Subsidiary or Subordinated Indebtedness of UK Holdco or any Restricted Subsidiary, in exchange for, or out of the proceeds of a sale (other than to UK Holdco or a Restricted Subsidiary) of, Equity Interests of UK Holdco or any direct or indirect parent of UK Holdco to the extent contributed to the Issuer or UK Holdco or contributions to the equity capital of the Issuer or UK Holdco (other than any Disqualified Stock or any Equity Interests sold to UK Holdco or any Subsidiary of UK Holdco or to an employee stock ownership plan or any trust established by UK Holdco or any of its Subsidiaries) (collectively, including any such contributions, “Refunding Capital Stock”); (B) if immediately prior to the retirement of Retired Capital Stock, the declaration and payment of dividends thereon was permitted under Section 4.04(b)(vi), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, defease, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of UK Holdco) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Retired Capital Stock immediately prior to such retirement and (C) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the sale (other than to UK Holdco or a Restricted Subsidiary) (made within 90 days of such redemption, repurchase, defeasance, exchange, retirement or other acquisition) (other than to a Subsidiary of UK Holdco or to an employee stock ownership plan or any trust established by UK Holdco or any of its Subsidiaries) of Refunding Capital Stock;

(iii)        the redemption, repurchase, defeasance, exchange or other acquisition or retirement of Subordinated Indebtedness of UK Holdco or any Restricted Subsidiary (x) constituting Acquired Indebtedness not Incurred in connection with or in contemplation of the applicable merger, acquisition or other similar transaction or (y) made by exchange for, or out of the proceeds of the sale (made within 90 days of such redemption, repurchase, defeasance, exchange, or other acquisition) of, new Indebtedness of UK Holdco or a Restricted Subsidiary that is Incurred in accordance with Section 4.03 so long as:

(A)         the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus accrued and unpaid interest and fees, underwriting discounts and expenses, including any premium and defeasance costs, required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired plus any fees and expenses Incurred in connection therewith, including reasonable tender premiums);

(B)         such Indebtedness is subordinated to the Securities or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, exchanged, acquired or retired;

(C)         such Indebtedness has a final scheduled maturity date no earlier than the final scheduled maturity date of the earlier of (i) the Subordinated Indebtedness being so redeemed, repurchased, defeased, exchanged, acquired or retired or (ii) the Securities; and

(D)         such Indebtedness has a Weighted Average Life to Maturity that is not less than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired;

(iv)        the purchase, retirement, redemption or other acquisition (or dividends to the Issuer or any other direct or indirect parent of the Issuer to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by any future, present or former employee, director or consultant of the Issuer or any direct or indirect parent of the Issuer or any Subsidiary of UK Holdco or their estates or the beneficiaries of such estates pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other similar agreement or arrangement; provided, however, that the aggregate amounts paid under this clause (iv) do not exceed $20.0 million in any calendar year, which shall increase to $30.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(A)         the cash proceeds received by UK Holdco or any of its Restricted Subsidiaries from the sale of Equity Interests (other than Disqualified Stock) of the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer or UK Holdco) to members of management, directors or consultants of UK Holdco and its Restricted Subsidiaries or any other direct or indirect parent of the Issuer that occurs after the Closing Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend shall not increase the amount available for Restricted Payments under Section 4.04(a)(3)); plus

(B)         the cash proceeds of key man life insurance policies received by the Issuer or any direct or indirect parent of the Issuer (to the extent contributed to the Issuer or UK Holdco) or any other Restricted Subsidiary after the Closing Date;

(provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year); in addition, cancellation of Indebtedness owing to UK Holdco or any of its Restricted Subsidiaries from any current, former or future officer, director or employee (or any permitted transferees thereof) of UK Holdco or any of its Restricted Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Issuer or UK Holdco from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 4.04 or any other provisions under this Indenture;

(v)         the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of UK Holdco or any of its Restricted Subsidiaries and any Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with Section 4.03;

(vi)        (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Closing Date, (B) the declaration and payment of dividends to any direct or indirect parent of UK Holdco, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of UK Holdco issued after the Closing Date and (C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to Section 4.04(b)(ii); provided, however, that (I) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Fixed Charge Coverage Ratio of UK Holdco and its Restricted Subsidiaries would have been at least 2.00 to 1.00 and (II) the aggregate amount of dividends declared and paid pursuant to this clause (vi) does not exceed the net cash proceeds actually received by the Issuer or UK Holdco from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Closing Date;

(vii)       Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of (x) $35.0 million and (y) 1.0% of Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value), at any one time outstanding;

(viii)      the payment of dividends on UK Holdco’s common stock (or the payment of dividends to any direct or indirect parent of UK Holdco to fund the payment by any direct or indirect parent of UK Holdco of dividends on such entity’s common stock) of up to 6.0% per annum of the net proceeds received by UK Holdco from any public offering of common stock or contributed to UK Holdco or any other direct or indirect parent of UK Holdco from any public offering of common stock;

(ix)         Restricted Payments in an amount equal to the amount of Excluded Contributions made;

(x)          other Restricted Payments in an aggregate amount not to exceed the greater of (x) $100.0 million and (y) 2.5% of Total Assets;

(xi)         the distribution, as a dividend or otherwise, of shares of Capital Stock of, or other securities of, or Indebtedness owed to UK Holdco or a Restricted Subsidiary by, Unrestricted Subsidiaries;

(xii)        any payments pursuant to a Tax sharing agreement between UK Holdco and any other Person or a Restricted Subsidiary and any other Person with which UK Holdco or any Restricted Subsidiary files a consolidated Tax return or with which UK Holdco or any Restricted Subsidiary is part of a group for Tax purposes or any Tax advantageous group contribution made pursuant to applicable legislation; provided, however, that any such Tax sharing or arrangement and payment does not permit or require payments in excess of the amounts of Tax that would be payable by UK Holdco or the Restricted Subsidiaries on a stand-alone basis;

(xiii)       the payment of dividends, other distributions or other amounts to, or the making of loans to any direct or indirect parent of UK Holdco, in the amount required for such entity to:

(A)         pay amounts equal to the amounts required for any direct or indirect parent of UK Holdco to pay fees and expenses (including franchise or similar Taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of UK Holdco or any direct or indirect parent of UK Holdco, if applicable, and general corporate operating and overhead expenses of any direct or indirect parent of UK Holdco, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of UK Holdco, if applicable, and its Subsidiaries;

(B)         pay, if applicable, amounts equal to amounts required for any direct or indirect parent of UK Holdco, if applicable, to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to UK Holdco or any of its Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, UK Holdco or any of its Restricted Subsidiaries Incurred in accordance with Section 4.03;

(C)         pay fees and expenses Incurred by any direct or indirect parent, other than to Affiliates of UK Holdco, related to any equity or debt offering of such parent; and

(D)         make payments to the Sponsors (a) pursuant to the Management Agreement or any amendment thereto (so long as such amendment is not less advantageous to the Holders, when taken as a whole, in any material respect than the Management Agreement) or (b) for any other financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, in each case to the extent permitted under Section 4.07(b)(xii) and (xiii);

(xiv)      (i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants and (ii) in connection with the withholding of a portion of the Equity Interests granted or awarded to a director or an employee to pay for the Taxes payable by such director or employee upon such grant or award;

(xv)       purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(xvi)      the payment, purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness, Disqualified Stock or Preferred Stock of UK Holdco and its Restricted Subsidiaries pursuant to provisions similar to those described under Section 4.06 and Section 4.08; provided that, prior to such payment, purchase, redemption, defeasance or other acquisition or retirement for value, the Issuer (or a third party to the extent permitted by this Indenture) has made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Securities as a result of such Change of Control or Asset Sale, as the case may be, and has repurchased all such Securities validly tendered and not withdrawn in connection with such Change of Control Offer or Asset Sale Offer, as the case may be;

(xvii)     any joint venture that is not a Restricted Subsidiary may make Restricted Payments required or permitted to be made pursuant to the terms of the joint venture arrangements to holders of its Equity Interests;

(xviii)    any Restricted Payments made in connection with the consummation of the Transactions (including (i) any such payments made in connection with obligations set forth in the Acquisition Agreement and any transaction services agreement related thereto, in each case to effectuate the Day 2 Acquisition and (ii) dividends or distributions to any direct or indirect parent of UK Holdco to fund such payment);

(xix)       the payment of cash in lieu of the issuance of fractional shares of Equity Interests upon exercise or conversion of securities exercisable or convertible into Equity Interests of UK Holdco;

(xx)        payments or distributions, in the nature of satisfaction of dissenters’ rights, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all the property and assets of UK Holdco and its Subsidiaries;

(xxi)       the redemption, repurchase, defeasance, exchange or other acquisition or retirement of Subordinated Indebtedness of UK Holdco or any Restricted Subsidiary or any direct or indirect parent of the Issuer in an aggregate amount not to exceed $25.0 million; and

(xxii)      other Restricted Payments, so long as the Consolidated Total Debt Ratio of UK Holdco and its Restricted Subsidiaries on a consolidated basis is no greater than 5.25 to 1.00, determined on a pro forma basis for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under Section 4.04(b)(x) and 4.04(b)(xxii), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)          UK Holdco shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by UK Holdco and its Restricted Subsidiaries (except to the extent repaid prior to the time of designation) in the Subsidiary so designated shall be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

(d)          For purposes of this Section 4.04, if any Investment or Restricted Payment would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Issuer may divide and classify such Investment or Restricted Payment in any manner that complies with this Section 4.04 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

(e)          For the avoidance of doubt, no payment, dividend or distribution on account of loans made pursuant to the Tower Structure Transactions shall be a Restricted Payment.

SECTION 4.05.         Dividend and Other Payment Restrictions Affecting Subsidiaries. UK Holdco shall not, and shall not permit any of its Restricted Subsidiaries that is not a Guarantor to, directly or indirectly, create or otherwise cause to become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

(a)          (i) pay dividends or make any other distributions to UK Holdco or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (ii) pay any Indebtedness owed to UK Holdco or any of its Restricted Subsidiaries;

(b)          make loans or advances to UK Holdco or any of its Restricted Subsidiaries; or

(c)          sell, lease or transfer any of its properties or assets to UK Holdco or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

(1)         contractual encumbrances or restrictions in effect or entered into or existing on the Closing Date, including pursuant to the Credit Agreement, Hedging Obligations, the other documents relating to the Transactions and the Tower Structure Transactions;

(2)         this Indenture, the Securities, any Additional Securities permitted to be Incurred under this Indenture and in each case any exchange notes and guarantees thereof;

(3)         applicable law or any applicable rule, regulation or order;

(4)         any agreement or other instrument of a Person acquired by UK Holdco or any Restricted Subsidiary which was in existence at the time of such acquisition or at the time it merges with or into UK Holdco or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person and its Subsidiaries, other than the Person, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets so assumed;

(5)         contracts or agreements for the sale of assets, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary;

(6)         Indebtedness secured by a Lien that is otherwise permitted to be Incurred pursuant to Section 4.03 and Section 4.11 that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(7)         restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(8)         customary provisions in joint venture, operating or other similar agreements, asset sale agreements and stock sale agreements in connection with the entering into of such transaction;

(9)         purchase money obligations for property acquired and Capitalized Lease Obligations in the ordinary course of business that impose restrictions of the nature described in clause (c) above on the property so acquired;

(10)        customary provisions contained in leases, licenses, contracts and other similar agreements entered into in the ordinary course of business (including leases or licenses of intellectual property) that impose restrictions of the type described in clause (c) above on the property subject to such lease, license, contract or agreement;

(11)        any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;

(12)        other Indebtedness, Disqualified Stock or Preferred Stock of UK Holdco or any Restricted Subsidiary that is Incurred subsequent to the Closing Date pursuant to Section 4.03; provided that either (a) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Issuer’s ability to make anticipated principal or interest payment on the Securities (as determined by the Issuer in good faith) or (b) such encumbrances and restrictions are not materially more restrictive, taken as a whole, than those contained in this Indenture (with respect to other indentures) or the Credit Agreement outstanding on the Closing Date (with respect to other credit agreements);

(13)        any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment;

(14)        arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of UK Holdco or any Restricted Subsidiary thereof in any manner material to UK Holdco or any Restricted Subsidiary thereof;

(15)        existing under, by reason of or with respect to Refinancing Indebtedness; provided that the encumbrances and restrictions contained in the agreements governing that Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(16)        restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which UK Holdco or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance of solely the property or assets of UK Holdco or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of UK Holdco or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary; and

(17)        any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (16) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive as a whole with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to UK Holdco or a Restricted Subsidiary to other Indebtedness Incurred by UK Holdco or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

SECTION 4.06.         Asset Sales.

(a)          UK Holdco shall not, and shall not permit any of its Restricted Subsidiaries to, cause or make an Asset Sale, unless:

(1)         UK Holdco or any of its Restricted Subsidiaries, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value (as determined in good faith by the Issuer) of the Equity Interests issued or assets sold or otherwise disposed of; and

(2)         except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by UK Holdco or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided, however, that in the case of Asset Sales involving the disposition of non-core assets (as determined by the Issuer in its good faith judgment; provided the value of such non-core assets does not exceed 50% of the consideration payable in connection with such acquisition) acquired as part of any acquisition after the Closing Date, only 50% of the consideration therefor must be in the form of Cash Equivalents; provided, further, that the amount of:

(i)          any liabilities (as shown on UK Holdco’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto or, if Incurred, increased or decreased subsequent to the date of such balance sheet, such liabilities that would have been reflected in UK Holdco’s or such Restricted Subsidiary’s balance sheet or in the notes thereto if such Incurrence, increase or decrease had taken place on the date of such balance sheet, as reasonably determined in good faith by the Issuer) of UK Holdco or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Securities) that are assumed by the transferee (or a third party on behalf of the transferee) of any such assets or Equity Interests pursuant to an agreement that releases or indemnifies UK Holdco or such Restricted Subsidiary (or a third party on behalf of the transferee), as the case may be, from further liability;

(ii)         any notes or other obligations or other securities or assets received by UK Holdco or such Restricted Subsidiary from such transferee that are converted by UK Holdco or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received);

(iii)        any Designated Non-cash Consideration received by UK Holdco or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 2.0% of Total Assets, at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(iv)        Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, to the extent that UK Holdco and each other Restricted Subsidiary are released from any Guarantee of such Indebtedness in connection with such Asset Sale; and

(v)         consideration consisting of Indebtedness of the Issuer or any Guarantor received from Persons who are not UK Holdco or a Restricted Subsidiary, shall each be deemed to be Cash Equivalents for the purposes of this Section 4.06.

(b)          Within 450 days after UK Holdco’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale, UK Holdco or such Restricted Subsidiary may apply the Net Cash Proceeds from such Asset Sale, at its option:

(i)          to repay Secured Indebtedness of the Issuer or any Guarantor (and, if the Secured Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto),

(ii)         to repay Indebtedness of the Issuer or any Guarantor that ranks equally in right of payment with the Securities or the relevant Guarantee (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that if the Issuer or any Guarantor shall so reduce such Indebtedness, the Issuer or such Guarantor will equally and ratably reduce Obligations under the Securities (A) through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof), (B) by redeeming Securities if the Securities are then redeemable as provided under Article 3 or (C) by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, the principal amount of the Securities),

(iii)        to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), assets, or property or capital expenditures, in each case used or useful in a Similar Business,

(iv)        to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), properties or assets that replace the properties and assets that are the subject of such Asset Sale (“Replacement Assets”),

(v)         to repay Indebtedness of a Restricted Subsidiary that is not a Guarantor (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto), other than Indebtedness owed to UK Holdco or another Restricted Subsidiary, or

(vi)        any combination of the foregoing;

provided that UK Holdco and its Restricted Subsidiaries shall be deemed to have complied with Sections 4.06(b)(iii) and (iv) if and to the extent that, within 450 days after the Asset Sale that generated the Net Cash Proceeds, the Issuer or UK Holdco has entered into and not abandoned or rejected a binding agreement to acquire the assets or Capital Stock of a Similar Business, make an Investment in Replacement Assets or make a capital expenditure in compliance with the provision described in Sections 4.06(b)(iii) and (iv) (an “Acceptable Agreement”) with the good faith expectation that such acquisition, purchase or capital expenditure will be completed within 180 days after the end of such 450-day period; provided, further, that if any Acceptable Agreement is later cancelled or terminated for any reason after the end of such 450-day period and before such Net Cash Proceeds are applied, then such Net Cash Proceeds shall constitute Excess Proceeds.

Notwithstanding the foregoing, to the extent that (x) a distribution of any or all of the Net Cash Proceeds of any Asset Sales by a Subsidiary to UK Holdco (and payment of such amounts by UK Holdco to the Issuer) is prohibited or delayed by applicable local law (including financial assistance and corporate benefit restrictions and fiduciary and statutory duties of the relevant directors) or (y) a distribution of any or all of the Net Cash Proceeds of any Asset Sales by a Subsidiary to UK Holdco (and payment of such amounts by UK Holdco to the Issuer) could result in material adverse Tax consequences, as determined by UK Holdco in its sole discretion, the portion of such Net Cash Proceeds so affected will not be required to be applied in compliance with this Section 4.06; provided that within 450 days of the receipt of such Net Cash Proceeds, the Issuer shall use commercially reasonable efforts to permit repatriation of the proceeds that would otherwise be subject to this Section 4.06 without violating local law or incurring material adverse Tax consequences, and, if such proceeds may be repatriated, within such 450 day period, such proceeds shall be required to be applied in compliance with this Section 4.06.

Pending the final application of any such Net Cash Proceeds, UK Holdco or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Cash Proceeds in Cash Equivalents or Investment Grade Securities. Any Net Cash Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the two preceding paragraphs (it being understood that any portion of such Net Cash Proceeds used to make an offer to purchase Securities, as described in Section 4.06(b)(ii), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, the Issuer shall make an offer to all Holders of Securities, and if required by the terms of any Indebtedness of the Issuer or any Guarantor that ranks equally in right of payment with the Securities or the relevant Guarantee, to the holders of such Indebtedness (an “Asset Sale Offer”) to purchase the maximum principal amount of Securities and such Indebtedness that is at least $2,000 and integral multiples of $1,000 in excess thereof with respect to the Securities that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Indebtedness of the Issuer or any Guarantor that ranks equally in right of payment with the Securities or the relevant Guarantee was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest, if any, to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceeds $50.0 million by mailing or electronically sending the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. The Issuer may satisfy the foregoing obligations with respect to any Net Cash Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Cash Proceeds prior to the expiration of the relevant 450 days (or such longer period provided above) or with respect to Excess Proceeds of $50.0 million or less. To the extent that the aggregate amount of Securities and such Indebtedness of the Issuer or any Guarantor that ranks equally in right of payment with the Securities or the relevant Guarantee tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds (any such amount, “Retained Declined Proceeds”) for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Securities or the Indebtedness of the Issuer or any Guarantor that ranks equally in right of payment with the Securities or the relevant Guarantee surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select or cause to be selected the Securities and the trustee or agent for such other Indebtedness shall select such other Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Securities or such Indebtedness tendered (subject to adjustment so that no Securities in an unauthorized denomination shall remain outstanding after such purchase). Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(c)          The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.

SECTION 4.07.         Transactions with Affiliates.

(a)          UK Holdco shall not, and shall not permit any Restricted Subsidiaries of UK Holdco to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of UK Holdco (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $25.0 million, unless:

(i)          such Affiliate Transaction is on terms that are not materially less favorable to UK Holdco or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by UK Holdco or such Restricted Subsidiary with an unrelated Person; and

(ii)         with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $30.0 million, the Issuer delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Issuer or any other direct or indirect parent of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate provided to the Trustee certifying that such Affiliate Transaction complies with clause (i) above.

(b)          The provisions of Section 4.07(a) shall not apply to the following:

(i)          (A) transactions between or among UK Holdco and/or any of the Restricted Subsidiaries of UK Holdco (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (B) any merger or consolidation of UK Holdco or any direct parent company of UK Holdco; provided that such parent company shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of UK Holdco and such merger or consolidation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;

(ii)         (x) Restricted Payments permitted by Section 4.04 (including any payments that are exceptions to the definition of Restricted Payments set forth in Sections 4.04(a)(i) through (iv)) and (y) Permitted Investments;

(iii)        transactions pursuant to compensatory, benefit and incentive plans and agreements with officers, directors, managers or employees of UK Holdco (or any direct or indirect parent thereof) or any of its Restricted Subsidiaries approved by a majority of the Board of Directors of UK Holdco in good faith;

(iv)        the payment of reasonable and customary fees and reimbursements paid to, and indemnity and similar arrangements provided on behalf of, former, current or future officers, directors, managers, employees or consultants of UK Holdco or any Restricted Subsidiary or any direct or indirect parent of UK Holdco;

(v)         transactions in which UK Holdco or any of the Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to UK Holdco or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.07(a)(i);

(vi)        payments, loans or advances to employees or consultants or guarantees in respect thereof (or cancellation of loans, advances or guarantees) for bona fide business purposes in the ordinary course of business;

(vii)       any agreement, instrument or arrangement as in effect as of the Closing Date or any transaction contemplated thereby, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders in any material respect when taken as a whole as compared to the applicable agreement as in effect on the Closing Date as reasonably determined by the Issuer in good faith);

(viii)      the existence of, or the performance by UK Holdco or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date, and any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by UK Holdco or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Closing Date shall only be permitted by this clause (viii) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the Holders in any material respect when taken as a whole as compared to the original transaction, agreement or arrangement as in effect on the Closing Date;

(ix)         (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to UK Holdco and its Restricted Subsidiaries in the reasonable determination of UK Holdco, and are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;

(x)          any transaction effected as part of a Qualified Receivables Financing;

(xi)         the sale or issuance of Equity Interests (other than Disqualified Stock) of the Issuer or UK Holdco;

(xii)        the payment of annual management, consulting, monitoring and advisory fees to the Sponsors pursuant to the Management Agreement in an aggregate amount in any fiscal year not to exceed the greater of (x) $3.0 million and (y) 1.0% of EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such payment is made, plus all reasonable out-of-pocket expenses Incurred by the Sponsors or any of their Affiliates in connection with the performance of management, consulting, monitoring, advisory or other services with respect to UK Holdco and its Restricted Subsidiaries, plus any applicable termination fee paid pursuant to such Management Agreement;

(xiii)       payments by UK Holdco or any of its Restricted Subsidiaries to the Sponsors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to agreements with the Sponsors as in effect on the Closing Date or (y) approved by a majority of the Board of Directors of UK Holdco or any direct or indirect parent of UK Holdco in good faith;

(xiv)      any contribution to the capital of UK Holdco or any Restricted Subsidiary;

(xv)       transactions permitted by, and complying with, the provisions of Section 5.01;

(xvi)      [reserved];

(xvii)     pledges of Equity Interests of Unrestricted Subsidiaries;

(xviii)    any employment agreements, option plans and other similar arrangements entered into by UK Holdco or any of its Restricted Subsidiaries with employees or consultants in the ordinary course of business;

(xix)       the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of UK Holdco or any direct or indirect parent of UK Holdco or of a Restricted Subsidiary, as appropriate, in good faith;

(xx)        the entering into of any tax sharing agreement or arrangement and any payments permitted by Section 4.04(b)(xii) or with respect to franchise or similar Taxes, by Section 4.04(b)(xiii);

(xxi)       transactions to effect the Transactions and the Tower Structure Transactions and the payment of all fees and expenses related to the Transactions and the Tower Structure Transactions;

(xxii)      any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by UK Holdco or any of its Restricted Subsidiaries with current, former or future officers and employees of UK Holdco or any of its respective Restricted Subsidiaries and the payment of compensation to officers and employees of UK Holdco or any of its respective Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans), in each case in the ordinary course of business;

(xxiii)     transactions with a Person that is an Affiliate of UK Holdco solely because UK Holdco, directly or indirectly, owns Equity Interests in, or controls, such Person entered into in the ordinary course of business;

(xxiv)    transactions with Affiliates solely in their capacity as holders of Indebtedness, Equity Interests of UK Holdco or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(xxv)     any agreement that provides customary registration rights to the equity holders of UK Holdco or any direct or indirect parent of UK Holdco and the performance of such agreements;

(xxvi)    payments to and from and transactions with any joint venture in the ordinary course of business; provided such joint venture is not controlled by an Affiliate (other than a Restricted Subsidiary) of UK Holdco;

(xxvii)   transactions between UK Holdco or any of its Restricted Subsidiaries and any Person that is an Affiliate thereof solely due to the fact that a director of such Person is also a director of the Issuer or any direct or indirect parent of the Issuer; provided, however, that such director abstains from voting as a director of the Issuer or such direct or indirect parent of the Issuer, as the case may be, on any matter involving such other Person; and

(xxviii)    transactions with any Day 2 Subsidiary and with any entity that owns Day 2 Assets or Day 2 Liabilities (as such transaction relates to such Day 2 Assets or Day 2 Liabilities), in each case until such time as such Day 2 Subsidiary, Day 2 Asset or Day 2 Liability is acquired by UK Holdco or one of its Restricted Subsidiaries.

SECTION 4.08.         Change of Control.

(a)          Upon the occurrence of a Change of Control, each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof (the “Change of Control Payment”), plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in this Section 4.08; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase any Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem such Securities of such Holder in accordance with Article 3 of this Indenture.

(b)          Within 30 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Securities in accordance with Article 3 of this Indenture, the Issuer shall send electronically, mail by first-class mail or otherwise provide in accordance with the procedures of the Depository, a notice (a “Change of Control Offer”) to each Holder with a copy to the Trustee describing:

(i)          that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder’s Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of the Holders of record on a record date to receive interest on the relevant interest payment date);

(ii)         the transaction or transactions constitute a Change of Control;

(iii)        the repurchase date (which shall be no earlier than 10 days nor later than 60 days from the date such notice is sent, except if delivered in advance of the occurrence of such Change of Control in accordance with this Section 4.08); and

(iv)        the instructions determined by the Issuer that a Holder must follow in order to have its Securities purchased.

(c)          Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receive not later than two Business Days prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

(d)          On the purchase date, all Securities purchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e)          Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer. In addition, for the avoidance of doubt, the Issuer will not be required to make a Change of Control Offer if the Issuer has previously issued a notice of a full redemption pursuant to the provisions set forth under Article 3 of this Indenture.

(f)          At the time the Issuer delivers Securities to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee or the Paying Agent, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(g)          Prior to any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(h)          The Issuer shall comply, to the extent applicable, with the requirements of Rule 14(e)-1 of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of such compliance.

(i)          Notwithstanding the foregoing provisions, a Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, with a purchase date to occur upon, or within a specified period of time not to exceed 15 days after, the consummation of such Change of Control.

(j)          If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described in Section 4.08(e), purchases all of the Securities validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice; provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described in this Section 4.08, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, to, but excluding, the date of redemption.

SECTION 4.09.         Compliance Certificate. UK Holdco shall deliver to the Trustee within 120 days after the end of each fiscal year of UK Holdco an Officer’s Certificate, the signer of which shall be the principal executive officer, principal accounting officer, principal financial officer or duly authorized manager or director of UK Holdco, stating that in the course of the performance by the signer of his or her duties as an officer, manager or director of UK Holdco he or she would normally have knowledge of any Default and whether or not the signer knows of any Default that occurred during such period. If he or she does, the certificate shall describe the Default, its status and what action UK Holdco or the Issuer, as applicable, is taking or proposes to take with respect thereto.

SECTION 4.10.         Future Guarantors. Subject to the Guaranty and Security Principles, if, after the Closing Date, any Restricted Subsidiary (including any newly formed, newly acquired or newly redesignated Restricted Subsidiary, but excluding any Excluded Subsidiary) that is not then a Guarantor guarantees or Incurs any Indebtedness under the Credit Agreement, then UK Holdco shall cause such Restricted Subsidiary to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary shall become a Guarantor under this Indenture within 20 Business Days of the date that such guarantee has been granted pursuant to the Credit Agreement.

SECTION 4.11.         Liens. UK Holdco shall not, and shall not permit the Issuer or any of the other Guarantors to, directly or indirectly, create or Incur any Lien (other than Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Issuer or any Guarantor, unless:

(1)         in the case of Liens securing Subordinated Indebtedness, the Securities or the applicable Guarantee of a Guarantor, as the case may be, are secured by a Lien on such property or assets that is senior in priority to such Liens; and

(2)         in all other cases, the Securities or the applicable Guarantee of a Guarantor, as the case may be, are equally and ratably secured.

Notwithstanding the foregoing, any Lien securing the Securities granted pursuant to this Section 4.11 shall be automatically and unconditionally released and discharged upon (a) the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Issuer or any Guarantor (including any deemed release upon payment in full of all obligations under such Indebtedness (except upon foreclosure or default of such Indebtedness)), (b) any sale, exchange or transfer to any Person other than the Issuer or any Guarantor of the property or assets secured by such Lien, or of all of the Capital Stock held by the Issuer or any Guarantor in, or all or substantially all the assets of, any Guarantor creating such Lien in each case in accordance with the terms of this Indenture, (c) payment in full of the principal of, and accrued and unpaid interest, if any, on the Securities, or (d) a defeasance or discharge of the Securities in accordance with the procedures described in Article 8.

For purposes of determining compliance with this Section 4.11, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Issuer shall, in its sole discretion, divide, classify or may subsequently reclassify at any time such Lien (or any portion thereof) in any manner that complies with this Section 4.11 and the definition of “Permitted Liens.”

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the Incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

SECTION 4.12.         Maintenance of Office or Agency.

(a)          The Issuer shall maintain, in the United States, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 12.02.

(b)          The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency; provided that the office or agency of the Trustee shall not be an office or agency of the Issuer for purposes of service of legal process against the Issuer or any Guarantor.

(c)          The Issuer hereby designates the corporate trust office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.13.         Suspension of Covenants.

(a)          If on any date following the Closing Date (i) the Securities have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), UK Holdco and its Restricted Subsidiaries shall not be subject to Section 4.03, Section 4.04, Section 4.05, Section 4.06, Section 4.07, Section 4.10, Section 5.01(a)(iv) and Section 5.01(b)(iv) (collectively, the “Suspended Covenants”).

(b)          In the event that UK Holdco and its Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Securities below an Investment Grade Rating, then UK Holdco and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events.

(c)          The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Cash Proceeds shall be reset at zero.

(d)          In the event of any such reinstatement on a Reversion Date, no action taken or omitted to be taken by UK Holdco or any of its Restricted Subsidiaries prior to such Reversion Date (and no action taken or omitted to be taken following a Reversion Date in connection with honoring, complying with or otherwise performing or consummating any contractual commitments or obligations entered into during a Suspension Period) shall give rise to a Default or Event of Default under this Indenture with respect to any Securities; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made shall be calculated as though Section 4.04 had been in effect prior to, but not during, the Suspension Period; provided that no Subsidiaries may be designated as Unrestricted Subsidiaries during the Suspension Period unless such designation would have complied with Section 4.04 as if Section 4.04 would have been in effect during such period and (2) all Indebtedness Incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period shall be classified as having been Incurred or issued pursuant to Section 4.03(b)(iii). In addition, for purposes of Section 4.07, all agreements and arrangements entered into by the Issuer and any Restricted Subsidiary with an Affiliate of UK Holdco during the Suspension Period prior to such Reversion Date shall be deemed to have been entered into on or prior to the Closing Date, and for purposes of Section 4.05, all contracts entered into during the Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such Section 4.05 shall be deemed to have been existing on the Closing Date.

(e)          The Issuer shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Covenant Suspension Event or Reversion Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on UK Holdco and its Subsidiaries’ future compliance with their covenants or (iii) notify the Holders of any Covenant Suspension Event or Reversion Date.

SECTION 4.14.         Amendments to the Acquisition Agreement. UK Holdco will not, and will not permit any direct or indirect parent company of UK Holdco, to amend, supplement, modify or grant any consent or waiver with respect to, the last sentence of Section 2.04(d) of the Acquisition Agreement, in each case in a manner materially adverse to the Holders.

SECTION 4.15.         Limitation on Issuer Activities.

(a)          The Issuer shall not engage in any business activity except any activity (i) relating to the Incurrence of Indebtedness represented by the Securities, any Additional Securities or as permitted by this Indenture (including any Indebtedness Incurred in the future) and making Investments pursuant to the Proceeds Bonds or any future proceeds loan with the proceeds from such Incurrence of Indebtedness (including, but not limited to, the lending of the proceeds from the Incurrence of such Indebtedness and the receipt of interest, principal and other payments thereon and subsequent use thereof in connection with payments pursuant to such Incurrence of Indebtedness), (ii) undertaken with the purpose of, related to, or otherwise incidental or resulting from the Incurrence of such Indebtedness or the making of such Investments or in connection with fulfilling its obligations thereunder, including pursuant to the Proceeds Bonds or future agreements similar to any of the foregoing, and any repurchase, purchase, repayment, redemption, refinancing or prepayment of, or any consent, amendment, supplement or modification with respect to, or similar actions with respect to, such Indebtedness and Investments, (iii) undertaken with the purpose of, related to or otherwise incidental or resulting from the establishment and maintenance of the Issuer’s corporate existence, (iv) other activities that are de minimis in nature, (v) related to using amounts received by the Issuer to make investments in cash or Cash Equivalents in a manner not otherwise prohibited by this Indenture or (vi) reasonably related to the foregoing.

(b)          The Issuer shall not (a) issue any Capital Stock (other than to UK Holdco) or (b) undertake any action that will require the Issuer to register as an “investment company” or an entity “controlled by an investment company” as defined in the US Investment Company Act of 1940, as amended and the rules and regulations thereunder.

(c)          UK Holdco shall not, and UK Holdco shall not permit any of its Restricted Subsidiaries or any other Person that is an obligor under the Proceeds Bonds, to (i) sell, dispose, prepay, repay, repurchase, redeem or otherwise acquire, reduce or retire any amounts outstanding under the Proceeds Bonds or (ii) amend, modify, supplement or waive any rights under the Proceeds Bonds in a manner that would adversely affect the rights in any material respect of the Issuer or its creditors with respect to the Proceeds Bonds, except in the case of clause (i) or (ii) of this Section 4.15(c), (A) in connection with a redemption, repayment, purchase, refinancing, prepayment, repurchase, acquisition, reduction, retirement or similar action with respect to outstanding Securities in a manner not prohibited by this Indenture or outstanding borrowings in a manner not prohibited by the Credit Agreement, or (B) in connection with, pursuant to or to reflect any amendment, modification, supplement or waiver under the Securities, this Indenture or the Credit Agreement.

(d)          UK Holdco shall cause the Issuer to, and the Issuer shall, at all times remain a Wholly Owned Restricted Subsidiary of UK Holdco.

(e)          For so long as any Securities are outstanding, UK Holdco shall not, and shall not permit any of its Restricted Subsidiaries to, commence or take any action to facilitate a winding-up, liquidation or other analogous proceeding in respect of the Issuer.

ARTICLE 5

SUCCESSOR COMPANY

SECTION 5.01.         Merger, Consolidation or Sale of All or Substantially All Assets.

(a)          UK Holdco shall not consolidate or merge with or into or wind up into (whether or not UK Holdco is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis), in one or more related transactions, to any Person unless:

(i)          UK Holdco is the surviving corporation or the Person(s) formed by or surviving any such consolidation or merger (if other than UK Holdco) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, any territory of the United States, Luxembourg, or the United Kingdom (UK Holdco or such Person(s), as the case may be, being herein called the “Successor Parent Guarantor”);

(ii)         the Successor Parent Guarantor (if other than UK Holdco) expressly assumes all the obligations of UK Holdco under this Indenture and the Securities, pursuant to supplemental indentures or other documents or instruments;

(iii)        immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Parent Guarantor or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Parent Guarantor or such Restricted Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

(iv)        immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either:

(A)         the Successor Parent Guarantor would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

(B)         the Fixed Charge Coverage Ratio for the Successor Parent Guarantor and its Restricted Subsidiaries would not be less than such ratio for UK Holdco and its Restricted Subsidiaries immediately prior to such transaction; and

(v)         UK Holdco shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which may be subject to customary assumptions and exclusions), each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with, and are permitted by, this Indenture and that this Indenture constitutes a valid and binding obligation of the Successor Parent Guarantor.

The Successor Parent Guarantor will succeed to, and be substituted for, UK Holdco under this Indenture and UK Holdco’s Guarantee, and UK Holdco will automatically be released and discharged from its obligations under this Indenture and UK Holdco’s Guarantee.

Notwithstanding the foregoing Section 5.01(a)(iii) and (iv), (w) UK Holdco may merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing UK Holdco in a state of the United States, the District of Columbia, any territory of the United States, Luxembourg or the United Kingdom, (x) UK Holdco may merge or consolidate with or transfer all or part of its properties or assets to another Guarantor or the Issuer, (y) UK Holdco may convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of UK Holdco or any of the jurisdictions set forth in clause (w) of this sentence, and (z) the Transactions may occur, so long as, in each case, the amount of Indebtedness of UK Holdco and its Restricted Subsidiaries is not increased thereby (any transaction described in this sentence, a “Specified Parent Guarantor Merger/Transfer Transaction”).

(b)          The Issuer shall not, and UK Holdco shall not permit the Issuer to, consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis), in one or more related transactions, to any Person unless:

(i)          the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, any territory of the United States, Luxembourg or the United Kingdom (the Issuer or such Person, as the case may be, being herein called the “Successor Company”) and, if such entity is not a corporation, a co-obligor of the Securities is a corporation organized or existing under such laws;

(ii)         the Successor Company (if other than the Issuer) expressly assumes all the obligations of the Issuer under this Indenture and the Securities pursuant to supplemental indentures or other documents or instruments;

(iii)        immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

(iv)        immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, either

(A)         the Successor Company would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

(B)         the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would not be less than such ratio for UK Holdco and its Restricted Subsidiaries immediately prior to such transaction; and

(v)         the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which may be subject to customary assumptions and exclusions), each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with, and are permitted by, this Indenture and that this Indenture constitutes a valid and binding obligation of the Successor Company.

The Successor Company (if other than the Issuer) shall succeed to, and be substituted for, the Issuer under this Indenture and the Securities, and in such event, the Issuer shall automatically be released and discharged from its obligations under this Indenture and the Securities. Notwithstanding the foregoing Sections 5.01(b)(iii) and (iv), (x) the Issuer may consolidate with, merge into or sell, assign, transfer, lease, convey or otherwise dispose of all or part of its properties and assets to UK Holdco or any Restricted Subsidiary, (y) the Issuer may merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in a state of the United States, the District of Columbia, any territory of the United States, Luxembourg or the United Kingdom and (z) the Transactions may occur, so long as, in each case, the amount of Indebtedness of UK Holdco and its Restricted Subsidiaries is not increased thereby (any transaction described in this sentence, a “Specified Merger/Transfer Transaction”).

(c)          Subject to the provisions of Section 11.02(d), which govern the release of a Guarantee upon the sale or disposition of a Guarantor, each Subsidiary Guarantor shall not, and UK Holdco shall not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person (herein called the “Successor Guarantor”) (other than the Transactions) unless:

(i)          the surviving company (or company to which assets are transferred) in such liquidation, merger, sale, transfer or other disposition is the Issuer or a Guarantor; or

(ii)         (A)         such sale or disposition or consolidation or merger is not in violation of Section 4.06;

(B)         immediately after giving effect to such transaction (and treating any Indebtedness that becomes an obligation of the Successor Guarantor or any of its Subsidiaries as a result of such transaction as having been Incurred by the Successor Guarantor or such Subsidiary at the time of such transaction) no Default or Event of Default shall have occurred and be continuing;

(C)         the Successor Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which may be subject to customary assumptions and exclusions), stating that such consolidation, merger or transfer and such supplemental indenture complies with this Indenture and that this Indenture constitutes a valid and binding obligation of the Successor Guarantor; and

(D)         the Successor Guarantor expressly assumes all the obligations of such Subsidiary Guarantor under this Indenture and the Securities, pursuant to a supplemental indenture.

The Successor Guarantor shall succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture and such Subsidiary Guarantor’s Guarantee, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture and such Subsidiary Guarantor’s Guarantee.

(d)          Notwithstanding the requirements set forth in Section 5.01(c), (1) a Subsidiary Guarantor may merge or consolidate with an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing such Subsidiary Guarantor in a state of the United States, the District of Columbia, any territory of the United States, Luxembourg or the United Kingdom, so long as the amount of Indebtedness of the Subsidiary Guarantor is not increased thereby, (2) a Subsidiary Guarantor may merge or consolidate with or transfer all or part of its properties or assets to another Guarantor or the Issuer, and (3) a Subsidiary Guarantor may convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or any of the jurisdictions set forth in clause (1) of this sentence.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01.         Events of Default. An “Event of Default” occurs if:

(a)          the Issuer defaults in any payment of interest or Additional Amounts, if any, on any Security when the same becomes due and payable, and such default continues for a period of 30 days,

(b)          the Issuer, UK Holdco or any Restricted Subsidiary defaults in the payment of principal or premium, if any, of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(c)          UK Holdco or any of its Restricted Subsidiaries fails to comply with any of its agreements contained in the Securities or this Indenture (other than those referred to in (a) or (b) above) and such failure continues for 60 days after receipt of a related written Notice of Default as specified below,

(d)          UK Holdco, the Issuer or any Significant Subsidiary of UK Holdco fails to pay any Indebtedness (other than Indebtedness owing to UK Holdco or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $75.0 million or its foreign currency equivalent,

(e)          UK Holdco, the Issuer or any Significant Subsidiary of UK Holdco pursuant to or within the meaning of any Bankruptcy Law:

(i)          commences a voluntary case;

(ii)         consents to the entry of an order for relief against it in an involuntary case;

(iii)        consents to the appointment of a Custodian of it or for any substantial part of its property; or

(iv)        makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency,

(f)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)          is for relief against UK Holdco, the Issuer or any Significant Subsidiary of UK Holdco in an involuntary case;

(ii)         appoints a Custodian of UK Holdco, the Issuer or any Significant Subsidiary of UK Holdco or for any substantial part of its property; or

(iii)         orders the winding up or liquidation of UK Holdco, the Issuer or any Significant Subsidiary of UK Holdco;

or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 90 days,

(g)          UK Holdco, the Issuer or any Significant Subsidiary of UK Holdco fails to pay final and non-appealable judgments aggregating in excess of $75.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed, or

(h)          the Guarantee of UK Holdco or a Significant Subsidiary of UK Holdco ceases to be in full force and effect in any material respect (except as contemplated by the terms thereof) or any such Guarantor denies or disaffirms its obligations under this Indenture or any Guarantee and such Default continues for 21 days after written notice of such Default shall have been given to the Trustee.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is affected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

The term “Bankruptcy Law” means any law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law, including, without limitation (i) bankruptcy laws of Luxembourg, (ii) Title 11, United States Code (as amended from time to time), (iii) the Insolvency Act of 1986 of the United Kingdom (as amended from time to time), or (iv) any similar law for the relief of debtors in any other jurisdiction applicable to UK Holdco, the Issuer or any Significant Subsidiary of UK Holdco. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian, administrator, administrative receiver, manager, or similar official under any Bankruptcy Law.

A Default under clause (c) above shall not constitute an Event of Default until the Trustee notifies the Issuer in writing or the Holders of at least 30% of the aggregate principal amount of the outstanding Securities notify the Issuer and the Trustee in writing of the Default and the Issuer does not cure such Default within the time specified in clause (c) above after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.” The Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

SECTION 6.02.         Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(e) or (f) with respect to the Issuer) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 30% of the aggregate principal amount of outstanding Securities by written notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest and the Additional Amounts, if any, on all the Securities to be due and payable. Upon such a declaration, such principal and interest and Additional Amounts, if any, shall be due and payable immediately. If an Event of Default specified in Section 6.01(e) or (f) with respect to the Issuer occurs, the principal of, premium, if any, and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

In the event of any Event of Default specified in Section 6.01(d), such Event of Default and all consequences thereof (including, without limitation, the declaration of acceleration of the Securities) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose the Issuer delivers an Officer’s Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, default, notice or action (as the case may be) giving rise to such Event of Default or (z) the default or acceleration that is the basis for such Event of Default has been cured or waived, it being understood that in no event shall an acceleration of the principal amount of the Securities as described above be annulled, waived or rescinded upon the happening of any such events.

SECTION 6.03.         Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.         Waiver of Past Defaults. Provided the Securities are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences except (a) a Default or Event of Default in the payment of the principal of or interest on a Security or (b) a Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05.         Control by Majority. The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any action or forbearance is unduly prejudicial to such Holders) or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification and/or security (which may include pre-funding) satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

SECTION 6.06.         Limitation on Suits.

(a)          Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i)          the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(ii)         the Holders of at least 30% of the aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

(iii)        such Holder or Holders offer to the Trustee security and/or indemnity (which may include pre-funding) satisfactory to it against any loss, liability or expense;

(iv)        the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v)         the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b)          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee has no affirmative duty to ascertain whether or not such actions are unduly prejudicial to such Holders).

SECTION 6.07.         Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

SECTION 6.08.         Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.06.

SECTION 6.09.         Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents and take such action as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems reasonably necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.         Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due to it under this Indenture;

SECOND: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee, upon prior written notice to the Issuer and the Guarantors, may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall send to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11.         Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

SECTION 6.12.         Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13.         Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, any Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 6.14.         Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.08 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.15.         Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

TRUSTEE

SECTION 7.01.         Duties of Trustee.

(a)          If an Event of Default has occurred and is continuing and a Trust Officer of the Trustee is aware, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)          Except during the continuance of an Event of Default:

(i)          the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)         in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)          The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)          this Section 7.01(c) does not limit the effect of Section 7.01(b);

(ii)         the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)        the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv)        no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it has grounds for believing that repayment of such funds is not assured to it or it does not receive an agreement in writing from the Holders for indemnity and/or security and/or prefunding satisfactory to it in its discretion against any loss, liability or expense which might be incurred by it in compliance with such request or direction nor shall the Trustee be required to do anything which is illegal or contrary to applicable laws or this Indenture. The Trustee will not be liable to the Holders if prevented or delayed in performing any of its obligations or discretionary functions under this Indenture by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any circumstances beyond its control.

(d)          The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(e)          Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f)          Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.

(g)          The Trustee shall not be deemed to have notice or any knowledge of any matter (including without limitation Defaults or Events of Default) unless a Trust Officer assigned to and working in the Trustee’s corporate trust and agency department has actual knowledge thereof or unless written notice thereof is received by the Trustee in accordance with the terms of this Indenture and such notice clearly references the Securities, the Issuer or this Indenture.

(h)          The Trustee will (save as expressly otherwise provided herein) have absolute and uncontrolled discretion as to the exercise or non-exercise of its functions and will not be responsible for any loss, liability, cost, claim, action, demand, expense or inconvenience which may result from their exercise or non-exercise but, whenever the Trustee is under the provisions of this Indenture or the Securities bound to act at the request or direction of the Holders, the Trustee shall nevertheless not be so bound unless first indemnified and/or secured and/or prefunded to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing.

SECTION 7.02.         Rights of Trustee.

(a)          The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion, based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, the State of New York. Furthermore, the Trustee may also refrain from taking such action if such action would otherwise render it liable to any person in that jurisdiction, the State of New York or if, in its opinion based upon such legal advice, it would not have the power to take such action in that jurisdiction by virtue of any applicable law in that jurisdiction, in the State of New York or if it is determined by any court or other competent authority in that jurisdiction, in the State of New York that it does not have such power.

(b)          The Trustee may conclusively rely on and be protected in acting or refraining to act based on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(c)          Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(d)          The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(e)          The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct, as applicable, does not constitute willful misconduct or gross negligence.

(f)          The Trustee may consult with counsel of its own selection at the expense of the Issuer and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(g)          The Trustee shall not be bound to make any investigation into the facts or matters stated in any Officer’s Certificate, Opinion of Counsel, resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may each make such further inquiry or investigation into such facts or matters as it may see fit.

(h)          The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee indemnity and/or security (which may include pre-funding) satisfactory to the Trustee against all losses, liabilities and expenses which might be Incurred by it in compliance with such request or direction.

(i)          In the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of Holders, each representing less than the requisite majority in aggregate principal amount of the Securities then outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken and shall be held harmless and shall not incur any liability for its failure to act until such inconsistency or conflict is, in its opinion, resolved, and absent willful misconduct or negligence, the Trustee shall not be liable for acting in good faith on instructions believed by them to be genuine and from the proper party.

(j)          The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Securities, but may at its sole discretion, choose to do so.

(k)          The permissive rights of the Trustee to take the actions permitted by this Indenture will not be construed as an obligation or duty to do so.

(l)          Except with respect to Section 4.01 hereof, and provided it or an affiliate of it is acting as a Paying Agent, the Trustee shall have no duty to inquire as to the performance of UK Holdco or the Issuer with respect to the covenants contained in Article 4 hereof. The Trustee may assume without inquiry in the absence of written notice to the contrary that UK Holdco and the Issuer are duly complying with its obligations contained in this Indenture required to be performed and observed by it, and that no Default or Event of Default or other event which would require repayment of the Securities has occurred.

(m)          The Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Indenture, delegate to any person or persons all or any of the trusts, powers, authorities and discretions vested in it by this Indenture and any such delegation may be made upon such terms and conditions and subject to such regulations as the Trustee may think fit. The Trustee shall not be under any obligation to supervise the activities of such delegates and shall not be responsible for the misconduct or negligence of such delegates, or for any costs, expenses, losses or liabilities of, or caused by, such delegates, provided that such delegation of such delegates has been made with due care.

(n)          The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified and/or secured (including by way of pre-funding) are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, any custodian and any other Person employed to act hereunder. The Trustee shall not be liable for acting in good faith or instructions believed to be genuine and from the proper party.

(o)          In no event shall the Trustee, Paying Agent or Registrar or in any other capacity hereunder, be liable under or in connection with this Indenture for indirect, special, incidental, punitive or consequential losses or damages of any kind whatsoever, including but not limited to lost profits, whether or not foreseeable, even if the Trustee, Paying Agent or Registrar or in any other capacity hereunder has been advised of the possibility thereof and regardless of the form of action in which such damages are sought.

(p)          The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(q)          The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

SECTION 7.03.         Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.11.

SECTION 7.04.         Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 12.02 from the Issuer, any Guarantor or any Holder, and such notice references the Securities and this Indenture.

SECTION 7.05.         Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail by first-class mail to each Holder at the address set forth in the register, notice of the Default or Event of Default within 90 days after it is actually known to a Trust Officer. Except in the case of a Default or Event of Default in payment of principal of, premium (if any), interest on any Securities (including payments pursuant to the optional redemption or required repurchase provisions of such Securities), the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06.         Compensation and Indemnity. The Issuer, or, upon the failure of the Issuer to pay, each Guarantor (if any), jointly and severally (subject to the conditions set forth in Article 11), shall pay to the Trustee from time to time compensation for its services as agreed to in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses Incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) Incurred by or in connection with the acceptance or administration of this Indenture and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuer or a Guarantor (including this Section 7.06) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the Trustee shall provide reasonable cooperation at the Issuer’s expense in the defense. The Trustee may have separate counsel and the Issuer and the Guarantors, as applicable, shall pay the reasonable fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes the Trustee’s defense and, in the Trustee’s reasonable judgment, there is no conflict of interest between the Issuer or the Guarantors, as applicable, and the Trustee in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense Incurred by an indemnified party through such party’s own willful misconduct, gross negligence or fraud.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 7.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or (f) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.06, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and by each agent, custodian and other Person employed to act hereunder.

SECTION 7.07.         Replacement of Trustee.

(a)          The Trustee may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer may remove the Trustee if:

(i)          the Trustee fails to comply with Section 7.09;

(ii)         the Trustee is adjudged bankrupt or insolvent;

(iii)        a receiver or other public officer takes charge of the Trustee or its property; or

(iv)        the Trustee otherwise becomes incapable of acting.

If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA (as if the TIA applied to this Indenture) and this Indenture.

(b)          If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall appoint a successor Trustee within 30 days of receiving notice of the resignation or removal of the Trustee.

(c)          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee (provided all sums owing to the Trustee hereunder are paid), subject to the Lien provided for in Section 7.06.

(d)          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e)          If the Trustee fails to comply with Section 7.09, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)          Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee. In no event shall the retiring Trustee be held responsible for the actions or inactions of the successor trustee.

SECTION 7.08.         Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.09.         Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA (as if the TIA applied to this Indenture). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA (as if the TIA applied to this Indenture).

SECTION 7.10.         Resignation of Agents.

(a)           Any Agent may resign its appointment hereunder at any time without the need to give any reason and without being responsible for any costs associated therewith by giving notice to the Issuer and the Trustee (and in the case of resignation of the Paying Agent the Paying Agent giving 30 days’ written notice) (waivable by the Issuer and the Trustee); provided that in the case of resignation of the Paying Agent no such resignation shall take effect until a new Paying Agent shall have been appointed by the Issuer to exercise the powers and undertake the duties hereby conferred and imposed upon the Paying Agent; provided, further, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07. Following receipt of a notice of resignation from any Agent, the Issuer shall promptly give notice thereof to the Holders in accordance with Section 12.02.

(b)          If any Agent gives notice of its resignation in accordance with this Section 7.10 and a replacement Agent is required and by the tenth day before the expiration of such notice such replacement has not been duly appointed, such Agent may itself appoint as its replacement any reputable and experienced financial institution or may petition a court of competent jurisdiction, with reasonable costs and expenses by the Agent in relation to such petition to be paid by the Issuer. Immediately following such appointment, the Issuer shall give notice of such appointment to the Trustee, the remaining Agents and the Holders whereupon the Issuer, the Trustee, the remaining Agents and the replacement Agent shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Indenture.

Upon its resignation becoming effective the Paying Agent shall forthwith transfer all moneys held by it hereunder, if any, to the successor Paying Agent or, if none, the Trustee or to the Trustee’s order, but shall have no other duties or responsibilities hereunder, and shall be entitled to the payment by the Issuer of its remuneration for the services previously rendered hereunder and to the reimbursement of all reasonable expenses (including legal fees) incurred in connection therewith.

SECTION 7.11.         Preferential Collection of Claims Against Issuer. The Trustee shall comply with Section 311(a) of the TIA as if the TIA applied to this Indenture, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA as if the TIA applied to this Indenture to the extent indicated.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.         Discharge of Liability on Securities; Defeasance. This Indenture shall be discharged and shall cease to be of further effect as to all outstanding Securities (except for certain rights of the Trustee and the Issuer’s obligations with respect thereto) when:

(a)          either (i) all the Securities theretofore authenticated and delivered (other than Securities pursuant to Section 2.08 which have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust) have been delivered to the Trustee for cancellation or (ii) all of the Securities (a) have become due and payable, (b) will become due and payable within one year or (c) have been or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee (or an entity designated or appointed (as agent) by it for this purpose) money or U.S. Government Obligations sufficient, in an opinion of an Independent Financial Advisor, which shall be delivered to the Trustee, to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on such Securities to the date of maturity or redemption together with irrevocable instructions from the Issuer directing the Trustee to apply or cause to be applied such funds to the payment thereof at maturity or redemption, as the case may be;

(b)          the Issuer and/or the Guarantors have paid all other sums payable under this Indenture; and

(c)          the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which may be subject to customary assumptions and exclusions) each stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with;

provided that any such counsel may rely on such Officer’s Certificate as to matters of fact (including as to compliance with the foregoing clauses (a) and (b)).

Subject to Sections 8.01(c) and 8.02, the Issuer at any time may cure all then existing Events of Default and terminate (i) all of its obligations and all obligations of the Guarantors under the Securities and this Indenture (with respect to such Securities) (“legal defeasance option”) or (ii) its obligations under Article 4 (other than Sections 4.01 and 4.12) and the operation of Section 5.01 and Sections 6.01(c) (with respect to any Default under Article 4 (other than Sections 4.01 and 4.12)), 6.01(d), 6.01(e) (only with respect to Significant Subsidiaries of UK Holdco (other than the Issuer)), 6.01(f) (only with respect to Significant Subsidiaries of UK Holdco (other than the Issuer)), 6.01(g) and 6.01(h) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Securities and this Indenture (with respect to such Securities) by exercising its legal defeasance option or its covenant defeasance option, the obligations of each Guarantor under its Guarantee of such Securities shall be terminated simultaneously with the termination of such obligations.

If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default. If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c) (with respect to any Default by UK Holdco or any of its Restricted Subsidiaries with any of its obligations under Article 4 other than Sections 4.01 and 4.12), 6.01(d), 6.01(e) (only with respect to Significant Subsidiaries of UK Holdco (other than the Issuer)), 6.01(f) (only with respect to Significant Subsidiaries of UK Holdco (other than the Issuer)), 6.01(g) or 6.01(h).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer has terminated.

(d)          Notwithstanding clause (a) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.06, 7.07 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.06, 8.05 and 8.06 shall survive such satisfaction and discharge.

SECTION 8.02.         Conditions to Defeasance.

(a)          The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i)          the Issuer irrevocably deposits in trust with the Trustee (or an entity designated or appointed (as agent) by it for this purpose) cash in U.S. Dollars or U.S. Government Obligations or a combination thereof sufficient, in the opinion of an Independent Financial Advisor, which shall be delivered to the Trustee for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be;

(ii)         the Issuer delivers to the Trustee an Officer’s Certificate stating that the deposit was not made with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantors or others;

(iii)        the deposit does not constitute a default under any other material agreement or contract relating to Indebtedness binding on the Issuer (other than a default resulting from borrowing funds to be applied to make the deposit required to effect such legal defeasance or covenant defeasance and any similar and simultaneous deposit relating to such other Indebtedness and, in each case, the granting of Liens in connection therewith);

(iv)        in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the effect that the beneficial owners of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, provided that such Opinion of Counsel must be based on a ruling received from, or published by, the Internal Revenue Service or a change in applicable U.S. federal income tax law since the date of this Indenture;

(v)         in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) to the effect that the beneficial owners of the Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(vi)        the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article 8 have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by Section 8.02(a)(iv) above need not be delivered if all Securities not theretofore delivered to the Trustee for cancellation (x) are due and payable within one year or (y) have been or will become due and payable within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

(b)          Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03.         Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04.         Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article 8 which, in the written opinion of an Independent Financial Advisor delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05.         Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06.         Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.         Without Consent of the Holders. Notwithstanding Section 9.02 hereof, without the consent of any Holder, the Issuer and the Trustee may amend this Indenture, the Securities or the Guarantees to:

(a)          cure any ambiguity, omission, mistake, defect or inconsistency, as set forth in an Officer’s Certificate provided to the Trustee;

(b)          provide for the assumption by a Successor Company of the obligations of the Issuer under this Indenture and the Securities;

(c)          provide for the assumption by a Successor Parent Guarantor or a Successor Guarantor of the obligations of UK Holdco or a Subsidiary Guarantor, as applicable, under this Indenture, the Securities and the Guarantees;

(d)          add to the covenants of UK Holdco and its Restricted Subsidiaries for the benefit of the Holders or the Trustee or surrender any right or power conferred upon UK Holdco or any Restricted Subsidiary;

(e)          make any change that does not adversely affect the rights of any Holder in any material respect or that would provide any additional rights or benefits to the Holders;

(f)          provide for uncertificated Securities in addition to or in place of certificated Securities;

(g)          provide for the issuance of exchange notes or private exchange notes;

(h)          comply with Article 5 hereof;

(i)          (1) add or release a Guarantee with respect to the Securities in accordance with the terms of this Indenture and in compliance with the provisions described under Article 11 or (2) add one or more co-issuers of the Securities to the extent it does not result in adverse Tax consequences to the Holders;

(j)          provide for the issuance of Additional Securities permitted to be Incurred under this Indenture;

(k)          conform the text of this Indenture, the Securities or the Guarantees to any provision under the heading “Description of the Notes” in the Offering Memorandum to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture, the Securities or the Guarantees, as certified by the Issuer in an Officer’s Certificate provided to the Trustee stating that any text to be so conformed constitutes an unintended conflict with the corresponding provision in the “Description of the Notes” in the Offering Memorandum;

(l)          evidence and provide for the acceptance of appointment by a successor trustee; provided that the successor trustee is otherwise qualified and eligible to act as such under the terms of this Indenture, the Securities and the Guarantees;

(m)          provide for the succession of any parties to this Indenture, the Securities and the Guarantees (and other amendments that are administrative or ministerial in nature);

(n)          provide for a reduction in the minimum denominations of the Securities;

(o)          make any amendment to the provisions of this Indenture relating to the transfer and legending of the Securities as permitted hereunder, including, without limitation, to facilitate the issuance and administration of the Securities; provided that compliance with this Indenture as so amended may not result in the Securities being transferred in violation of the Securities Act or any applicable securities laws;

(p)          provide for the assumption by one or more successors of the obligations of any of the Guarantors under this Indenture, the Securities and the Guarantees;

(q)          comply with the rules of any applicable securities depositary; or

(r)          comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA.

Upon the request of the Issuer accompanied by a resolution of the Board of Directors of the Issuer authorizing the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Issuer in the execution of such supplemental indenture.

The provisions relating to meetings of bondholders contained in articles 86 to 94-8 of the Luxembourg Act dated August 10, 1915 on commercial companies, as amended, shall not apply in respect of the Securities. No Holder may initiate proceedings against the Issuer based on article 98 of the Luxembourg Companies Act 1915.

SECTION 9.02.         With Consent of the Holders. Except as otherwise provided in Section 9.01 or this Section 9.02, the Issuer and the Trustee may amend this Indenture, the Securities or the Guarantees, with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for the Securities) and any existing or past default or compliance with any provisions of such documents may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, Securities). However, without the consent of each Holder of an outstanding Security affected, no amendment may (with respect to any Securities held by a non-consenting Holder):

(a)          reduce the percentage of the aggregate principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(b)          reduce the rate of or extend the time for payment of interest or Additional Amounts, if any, on any Security;

(c)          reduce the principal of or change the Stated Maturity of any Security;

(d)          reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

(e)          make any Security payable in money other than that stated in such Security;

(f)          impair the right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(g)          make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02;

(h)          expressly subordinate the Securities or any Guarantee related thereto or otherwise modify the ranking thereof to any other Indebtedness of the Issuer or any Guarantor;

(i)          modify the Guarantees in any manner adverse to the Holders other than as contemplated in Sections 11.02(b) and (c) hereof; or

(j)          make any change in the provision of this Indenture described under Section 2.16 that adversely affects the right of any Holder of such Securities in any material respect or amends the terms of such Securities in a way that would result in a loss of an exemption from any of the Taxes described thereunder or an exemption from any obligation to withhold or deduct Taxes so described thereunder unless the Issuer and the Guarantors agree to pay Additional Amounts, if any, in respect thereof.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, waiver or consent, but it shall be sufficient if such consent approves the substance thereof. For the avoidance of doubt, no amendment to, or deletion of any of the covenants described under Article 4 or Section 5.01, shall be deemed to impair or affect any rights of Holders to receive payment of principal of, or premium, if any, or interest on, the Securities.

Upon the request of the Issuer accompanied by a resolution of the Board of Directors of the Issuer authorizing the execution of any supplemental indenture entered into to effect any such amendment, supplement or waiver, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee, subject to its rights in Section 9.06, shall join with the Issuer in the execution of such supplemental indenture.

SECTION 9.03.         [Reserved].

SECTION 9.04.         Revocation and Effect of Consents and Waivers.

(a)          A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the consent or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of Securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any supplemental indenture hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.

(b)          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding Section 9.04(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.05.         Notation on or Exchange of Securities. If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Security shall issue and upon receipt of an Authentication Order the Trustee (or its Authenticating Agent) shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.06.         Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate stating that such amendment, supplement or waiver is authorized or permitted by this Indenture.

SECTION 9.07.         Additional Voting Terms. All Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class and no series of Securities will have the right to vote or consent as a separate class on any matter.

ARTICLE 10

[Reserved]

ARTICLE 11

GUARANTEES

SECTION 11.01.         Guarantees.

(a)          Subject to the Guaranty and Security Principles, (i) on the Closing Date, the Closing Date Guarantors and (ii) within 90 days following the Closing Date and pursuant to Section 4.10, each of UK Holdco’s other Restricted Subsidiaries, in each case, that is an obligor under the Credit Agreement will jointly and severally irrevocably and unconditionally guarantee on a senior unsecured basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Issuer under this Indenture and the Securities, whether for payment of principal of, premium, if any, or interest on the Securities, fees, expenses, indemnification or otherwise (all such obligations guaranteed by such Guarantors being herein called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)          Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security, if any, held by any Holder or the Trustee for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any Other Guarantor (as defined below) of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 11.02(d).

(c)          Except as otherwise provided herein, each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed. Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder. Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(d)          Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)          Except as expressly set forth in Sections 8.01 and 11.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(f)          Except as set forth in Sections 8.01 and 11.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Except as set forth in Sections 8.01 and 11.02, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(g)          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer to the Holders and the Trustee in respect of the Guaranteed Obligations.

(h)          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 11.01.

(i)          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

(j)          Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

(k)          Any Guarantee given by any direct or indirect parent of UK Holdco may be released and discharged from all obligations under this Article 11 at any time upon written notice to the Trustee from such direct or indirect parent of UK Holdco.

SECTION 11.02.         Limitation on Guarantor Liability.

(a)          Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Guarantor without rendering this Indenture or the Guarantee, as each relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b)          In furtherance of the foregoing and to the extent applicable, a Guarantor’s liability in respect of its Guarantee shall be limited to the extent set forth below:

(i)          Limitations in Luxembourg.

(1)         Notwithstanding anything to the contrary contained in this Indenture or the Securities, the aggregate obligations of any Guarantor whose registered office/place of central administration is in Luxembourg (a “Luxembourg Guarantor”) in respect of the Issuer or any Restricted Subsidiary which is not a direct or indirect subsidiary of such Luxembourg Guarantor shall be limited at any time to an aggregate amount not exceeding 90% of the greater of:

(A)         an amount equal to the sum of the Luxembourg Guarantor’s net assets (Capitaux Propres, as referred to in annex I to the grand-ducal regulation dated December 18, 2015 defining the form and content of the presentation of balance sheet and profit and loss account, and enforcing the Luxembourg law dated 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended) and its subordinated debt (dettes subordonnées), as reflected in the financial information of the Luxembourg Guarantor as at the date of this Indenture or (as applicable) as at the date of its accession as a Guarantor, including, without limitation, its most recently and duly approved financial statements (comptes annuels) and any (unaudited) interim financial statements signed by its board of managers (gérants); and

(B)         an amount equal to the sum of the Luxembourg Guarantor’s net assets (Capitaux Propres, as referred to in annex I to the grand-ducal regulation dated December 18, 2015 defining the form and content of the presentation of balance sheet and profit and loss account, and enforcing the Luxembourg law dated 19 December 2002 on the register of commerce and companies, accounting and companies annual accounts, as amended) and its subordinated debt (dettes subordonnées), as reflected in the financial information of the Luxembourg Guarantor as at the date the Guarantee is called, including, without limitation, its most recently and duly approved financial statements (comptes annuels) and any (unaudited) interim financial statements signed by its board of managers (gérants).

(2)         Any Guarantee by any Luxembourg Guarantor under this Section 11.02 will not extend to include any obligations or liabilities if such inclusion would constitute a breach of the financial assistance prohibitions contained at Article 49-6 (where applicable) of the Luxembourg act on commercial companies of 10 August 1915, as amended.

(3)         Notwithstanding the foregoing, any Guarantee by any Luxembourg Guarantor under this Section 11.02 shall be subject to such other limitations under Luxembourg laws as are described in the supplemental indenture.

(ii)         Limitations in Japan. Notwithstanding anything to the contrary contained in this Indenture, any Guarantee by any Guarantor which is incorporated under the laws of Japan shall not be effective to the extent that it would result in violating Article 135 and 155 through 165 or any other provisions of the Companies Act of Japan (Law No. 86 of 2005), as amended.

(iii)         Limitations in the United Kingdom. Notwithstanding anything to the contrary contained in this Indenture or the Securities, this Guarantee does not apply to any liability to the extent that it would result in such Guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the United Kingdom Companies Act 2006, as amended.

(iv)        Limitations Applicable to Certain Other Guarantors. Each Guarantor that as of the date of this Indenture or thereafter is incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than those jurisdictions set forth in clauses (i) through (iii) above (an “Other Guarantor”), and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Guarantee of an Other Guarantor does not constitute a fraudulent transfer or conveyance for purposes of, or otherwise violate, applicable law. To effectuate the foregoing intention, each Holder and each Other Guarantor hereby irrevocably agrees that the obligations of an Other Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Other Guarantor result in the obligations of such Other Guarantor not constituting such a fraudulent transfer or conveyance or otherwise violating applicable law and be subject to such other limitations under applicable law as are described in the supplemental indenture.

(c)          Notwithstanding anything in this Section 11.02 to the contrary, if following the date of this Indenture:

(i)          there shall be any change in the laws of any of the jurisdictions set forth in clauses (i) through (iv) of Section 11.02(b);

(ii)         there shall be any change in the laws under which any Other Guarantor is incorporated, organized or formed, as the case may be; or

(iii)        any Person shall be required to execute a Guarantee pursuant to Section 4.10 or Section 11.01 otherwise hereunder and such Person is incorporated, organized or formed, as the case may be, under the laws of any jurisdiction other than those in which entities are contemplated to become Guarantors as of the date hereof, including those jurisdictions addressed in clauses (i) and (ii) of Section 11.02 and other than any jurisdiction in which a then existing Other Guarantor is incorporated, organized or formed, as the case may be, and the Issuer shall reasonably determine that the provisions of Section 11.02(b)(iii) hereof with respect to any Other Guarantor shall not adequately address the limitations on such Guarantee imposed by applicable law of the jurisdiction of incorporation, organization or formation, as the case may be, of such Person;

(iv)        then upon the delivery of an Officer’s Certificate, the Issuer shall be entitled to amend such clause or add such additional provisions to such clause, as the case may be, to the extent necessary so that the Guarantee of a Guarantor does not violate applicable law.

(d)          A Guarantee as to any Guarantor shall automatically terminate and be of no further force or effect and such Guarantor shall be deemed to be unconditionally released and discharged from all obligations under this Article 11 upon:

(i)          except in the case of UK Holdco, the sale, disposition or other transfer (including through merger, dissolution or consolidation) of the Capital Stock of such Guarantor to a Person other than UK Holdco or a Restricted Subsidiary if after such sale, disposition or other transfer, such Guarantor is no longer a Restricted Subsidiary, or the sale, disposition or other transfer of all or substantially all the assets of such Guarantor, in each case, if such sale, disposition or other transfer is made in compliance with this Indenture,

(ii)         the Issuer designating such Guarantor (other than UK Holdco) to be (i) an Unrestricted Subsidiary in accordance with the provisions set forth under Section 4.04 and the definition of “Unrestricted Subsidiary” or (ii) an Excluded Subsidiary in accordance with the definition of “Excluded Subsidiary”(unless such subsidiary continues to provide a guarantee under the Credit Agreement),

(iii)        in the case of any Restricted Subsidiary that is required to guarantee the Securities pursuant to Section 4.10, the release or discharge of the obligation by such Restricted Subsidiary of Indebtedness of UK Holdco or any Restricted Subsidiary or the repayment of the Indebtedness or Disqualified Stock, in each case, which resulted in the obligation to guarantee the Securities, except if a release or discharge is by or as a result of payment in connection with the enforcement of remedies under such other obligation and a Default or Event of Default would occur thereby,

(iv)        the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under Section 8.01 or if the Issuer’s obligations under this Indenture are discharged in accordance with the terms of this Indenture,

(v)         the merger or consolidation of such Guarantor with and into the Issuer or another Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation or dissolution of such Guarantor following the transfer of all or substantially all of its assets to the Issuer or another Guarantor,

(vi)        in accordance with Article 9, or

(vii)       except in the case of UK Holdco, upon the release or discharge of all other Guarantees by such Guarantor of Indebtedness of the Issuer or any other Guarantor.

SECTION 11.03.         No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

SECTION 11.04.         Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.05.         Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary and other Person which is required or elects to become a Guarantor pursuant to Section 4.10, shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary or other Person shall become a Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Issuer shall deliver to the Trustee an Officer’s Certificate stating that such supplemental indenture is authorized or permitted by this Indenture.

SECTION 11.06.         Non-Impairment. The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01.         [Reserved].

SECTION 12.02.         Notices.

(a)          Any notice or communication required or permitted hereunder shall be in writing in English and delivered in person, via facsimile or mailed by first-class mail or electronic mail addressed as follows:

If to the Issuer or a Guarantor:

Camelot Finance S.A.

14 rue Edward Steichen,

L-2540 Luxembourg

Attention:	Board of Directors

Facsimile:	+352-42-64-43

If to the Trustee, the Paying Agent or Registrar:

Wilmington Trust, National Association

246 Goose Lane, Suite 105

Guilford, CT 06437

United States

Attention:	Camelot Finance Notes Administrator

Facsimile:	1-203-453-1183

The Issuer, the Trustee, the Paying Agent, the Registrar and Transfer Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)          Any notice or communication mailed to a Holder shall be mailed, first-class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c)          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

For Securities which are represented by global securities held on behalf of the Depository, Euroclear or Clearstream, any obligation the Issuer (or Agent on its behalf) may have to publish a notice shall have been met upon delivery of the relevant notices to the Depository, Euroclear or Clearstream, for communication to entitled account holders in substitution for the aforesaid mailing.

Notwithstanding any other provision of this Indenture or any Security, where this Indenture or any Security provides for notice of any event (including any notice of redemption) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Security (or its designee), pursuant to the customary procedures of such Depository.

In addition to the foregoing, the Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s reasonable understanding of such instructions shall be deemed controlling. Subject to Section 7.02, the Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding if such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risk arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

SECTION 12.03.         Communication by the Holders with Other Holders. The Holders may communicate with other Holders with respect to their rights under this Indenture or the Securities.

SECTION 12.04.         Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)          an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)          an Opinion of Counsel (which may be subject to customary assumptions and exclusions) in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with; provided, however, that no such Opinion of Counsel shall be delivered with respect to the authentication and delivery of the Original Securities on the Closing Date.

SECTION 12.05.         Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

(a)          a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)          a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)          a statement that, in the opinion of such Person, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)          a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.06.         When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer or the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 12.07.         Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 12.08.         Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.

SECTION 12.09.         Governing Law. THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THE LAW OF ANOTHER JURISDICTION WOULD BE APPLIED THEREBY.

(a)          Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Indenture, the Securities, the Guarantees or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and, subject to the final sentence of this Section 12.09(a), each party irrevocably submits to the non-exclusive jurisdiction of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The Trustee reserves the right to bring an action in any court that has jurisdiction over the trust estate, which may be a court other than the Specified Courts, when seeking a direction from a court in the administration of the trust estate. On the Closing Date, the Issuer and each Closing Date Guarantor that is not located in the United States appoint Camelot Acquisition Co. as agent for service of process. After the Closing Date, each new Guarantor not located in the United States will appoint either (i) a Guarantor organized in the United States, which initially shall be Camelot Acquisition Co. or (ii) to the extent no Guarantor is organized in the United States, the Issuer and each Guarantor shall appoint CT Corporation System (or another company providing a similar service), in each case as its agent for service of process or other legal summons for purposes of any Related Proceedings that may be instituted in any Specified Courts. The address for Camelot Acquisition Co., the initial agent for service of process, is Corporation Service Center, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, United States.

(b)          Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 12.10.         No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or holder of any equity interests in the Issuer or any other direct or indirect parent or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting such Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

SECTION 12.11.         No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its respective Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 12.12.         Successors. All agreements of the Issuer and each Guarantor in this Indenture, the Securities and the Guarantees shall bind each of its successors. All agreements of the Trustee in this Indenture shall bind each of its successors.

SECTION 12.13.         Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

SECTION 12.14.         Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.15.         Indenture Controls. If and to the extent that any provision of the Securities limit, qualify or conflict with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 12.16.         Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 12.17.         Waiver of Jury Trial. EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE, THE PAYING AGENT, THE REGISTRAR AND THE OTHER AGENTS HEREUNDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 12.18.         U.S.A. Patriot Act. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable Law”), the Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee. Accordingly, each of the parties agree to provide to the Trustee, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee to comply with Applicable Law.

SECTION 12.19.         Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility; it being understood that the Trustee and its agents shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CAMELOT FINANCE S.A.,
as Issuer

By:	/s/ Konstantin Gilis
	Name:	Konstantin Gilis
	Title:	Class A Director

By:	/s/ Vincent Regnault
	Name:	Vincent Regnault
	Title:	Class B Director

Signature Page to Indenture

CAMELOT UK BIDCO LIMITED,
as Guarantor

By:	/s/ David Hirsch
	Name:	David Hirsch
	Title:	Director

Signature Page to Indenture

CAMELOT UK HOLDCO 2 LIMITED,
as Guarantor

By:	/s/ David Hirsch
	Name:	David Hirsch
	Title:	Director

Signature Page to Indenture

CAMELOT UK EMPLOYEE COMPANY LIMITED,
as Guarantor

By:	/s/ David Hirsch
	Name:	David Hirsch
	Title:	Director

Signature Page to Indenture

Camelot U.S. Acquisition 1 Co.
Camelot U.S. Acquisition 2 Co.
Camelot U.S. Acquisition 3 Co.
Camelot U.S. Acquisition 4 Co.
Camelot U.S. Acquisition 5 Co.
Camelot U.S. Acquisition 6 Co.
Camelot U.S. Acquisition 7 Co.
Camelot U.S. Acquisition 8 Co.
Camelot U.S. Acquisition 9 Co.
Camelot U.S. Acquisition 10 Co.
Camelot U.S. Acquisition 11 Co.
Camelot U.S. Acquisition 12 Co.
Camelot U.S. Acquisition 13 Co.,
as Guarantor

By:	/s/ Konstantin Gilis
	Name:	Konstantin Gilis
	Title:	President

Signature Page to Indenture

CAMELOT U.S. ACQUISITION LLC,
as Guarantor

By:	/s/ Konstantin Gilis
	Name:	Konstantin Gilis
	Title:	President

Signature Page to Indenture

CAMELOT PROFESSIONAL K.K.,
as Guarantor

By:	/s/ Konstantin Gilis
	Name:	Konstantin Gilis
	Title:	Representative Director

Signature Page to Indenture

WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

By:	/s/ Joseph P. O’Donnell
Name:
Title:

Signature Page to Indenture

APPENDIX A

PROVISIONS RELATING TO THE SECURITIES

1.          Definitions.

1.1           Definitions.

For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearing agency.

“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depository” means, with respect to the Securities, The Depository Trust Company, its nominees and their respective successors.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system, or any successor securities clearing agency.

“Global Securities Legend” means the legend set forth in Exhibit A of this Indenture.

“IAI” means an institutional “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Purchase Agreement” means (a) the Purchase Agreement dated September 15, 2016, among the Issuer, the Guarantors party thereto and the representative of the several initial purchasers listed on Schedule I thereto, as supplemented by one or more Joinder Agreements and executed by the Issuer, the Guarantors party thereto and the representative of the several initial purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period,” with respect to any Securities, means the 40 day distribution compliance period as defined in Regulation S.

“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i) of this Appendix A.

“Rule 501” means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Rule 144A” means Rule 144A under the Securities Act.

App. A-1

“Rule 144A Securities” means all Securities offered and sold to QIBs in reliance on Rule 144A.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Definitive Securities” means Definitive Securities and any other Securities that bear or are required to bear or are subject to the Restricted Securities Legend.

“Transfer Restricted Global Securities” means Global Securities bearing the Restricted Securities Legend.

“Unrestricted Definitive Security” means Definitive Securities and any other Securities that are not required to bear, or are not subject to, the Restricted Securities Legend.

“Unrestricted Global Security” means a Global Security that does not bear the Restricted Securities Legend.

1.2           Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(b)
“Global Securities”	2.1(b)
“Regulation S Global Securities”	2.1(b)
“Rule 144A Global Securities”	2.1(b)

2.          The Securities.

2.1         Form and Dating; Global Securities.

(a)          The Securities issued on the date hereof will be (i) offered and sold by the Issuer pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Issuer from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

(b)          Global Securities. (i) Rule 144A Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”). Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Global Securities”). The term “Global Securities” means, collectively, the Rule 144A Global Securities and the Regulation S Global Securities. The Global Securities shall bear the Global Securities Legend. The Global Securities initially shall (1) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (2) be delivered to the Trustee as custodian for such Depository and (3) bear the Restricted Securities Legend.

App. A-2

Members of, or direct or indirect participants in, the Depository, Euroclear or Clearstream (each, “Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or under the Global Securities. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository, Euroclear or Clearstream, as the case may be, and their respective Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(ii)          Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository, Euroclear or Clearstream, as the case may be, and the provisions of Section 2.2. In addition, a Global Security shall be exchangeable for Definitive Securities if (i) the Depository (x) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Security and the Issuer thereupon fails to appoint a successor depository within 120 days or (y) has ceased to be a clearing agency registered under the Exchange Act, or (ii) there shall have occurred and be continuing an Event of Default with respect to such Global Security and the Depository requests the issuance of Definitive Securities or a beneficial owner of interests in Global Securities requests Definitive Securities in writing through the Depository. In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested in writing by or on behalf of the Depository, in accordance with its customary procedures.

(iii)          In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and upon receipt of an Authentication Order the Trustee or the Authenticating Agent shall authenticate and make available for delivery to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv)        Any Transfer Restricted Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.2 shall, except as otherwise provided in Section 2.2, bear the Restricted Securities Legend.

(v)         Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in such Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(vi)        The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.2          Transfer and Exchange.

(a)          Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except as set forth in Section 2.1(b). Global Securities will not be exchanged by the Issuer for Definitive Securities except under the circumstances described in Section 2.1(b)(ii). Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of the Indenture. Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(g) of this Appendix A.

App. A-3

(b)          Transfer and Exchange of Beneficial Interests in Global Securities. The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Transfer Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either Section 2.2(b)(i) or (ii) below, as applicable, as well as one or more of Section 2.2(b)(iii), (iv) or (v), as applicable:

(i)          Transfer of Beneficial Interests in the Same Global Security. Beneficial interests in any Transfer Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Security may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)         All Other Transfers and Exchanges of Beneficial Interests in Global Securities. In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository, in accordance with the applicable rules and procedures of the Depository, directing the Depository to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g).

(iii)        Transfer of Beneficial Interests to Another Transfer Restricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)         if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

(B)         if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv)        Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security. A beneficial interest in a Transfer Restricted Global Security may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

App. A-4

(A)         if the Holder of such beneficial interest in a Transfer Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B)         if the Holder of such beneficial interest in a Transfer Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this Section 2.2(b)(iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee (or the Authenticating Agent) shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this Section 2.2(b)(iv).

(v)         Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Transfer Restricted Global Security. Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(c)          Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities. A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii). A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii).

(d)          Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities. Transfers and exchanges of beneficial interests in the Global Securities shall require compliance with either Section 2.2(d)(i), (ii) or (iii) below, as applicable:

(i)          Transfer Restricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. If any Holder of a Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security or to transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Security, then, upon receipt by the Registrar of the following documentation:

(A)         if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

App. A-5

(B)         if such Transfer Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(C)         if such Transfer Restricted Definitive Security is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(D)         if such Transfer Restricted Definitive Security is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security;

(E)         if such Transfer Restricted Definitive Security is being transferred to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate from such Holder in the form attached to the applicable Security, including the certifications, certificates and Opinion of Counsel, if applicable; or

(F)         if such Transfer Restricted Definitive Security is being transferred to the Issuer or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Security.

(ii)         Transfer Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of a Transfer Restricted Definitive Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)         if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

(B)         if the Holder of such Transfer Restricted Definitive Securities proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer so requests or if the applicable rules and procedures of the Depository, Euroclear or Clearstream, as applicable, so require, an Opinion of Counsel to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee (or the Authenticating Agent) shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Definitive Securities transferred or exchanged pursuant to this subparagraph (ii).

App. A-6

(iii)        Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities. A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee (or the Authenticating Agent) shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv)        Unrestricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(e)          Transfer and Exchange of Definitive Securities for Definitive Securities. Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e).

(i)          Transfer Restricted Definitive Securities to Transfer Restricted Definitive Securities. A Transfer Restricted Definitive Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Security if the Registrar receives the following:

(A)         if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(B)         if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form attached to the applicable Security;

(C)         if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate in the form attached to the applicable Security;

App. A-7

(D)         if the transfer will be made to an IAI in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate in the form attached to the applicable Security; and

(E)         if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

(ii)         Transfer Restricted Definitive Securities to Unrestricted Definitive Securities. Any Transfer Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(1)         if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(2)         if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer so requests, an Opinion of Counsel to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend are no longer required in order to maintain compliance with the Securities Act.

(iii)         Unrestricted Definitive Securities to Unrestricted Definitive Securities. A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

(iv)         Unrestricted Definitive Securities to Transfer Restricted Definitive Securities. An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Security.

(f)          Legend.

(i)           Except as permitted by the following paragraphs (ii), (iii) or (iv), each Rule 144A Security certificate and each Regulation S Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

App. A-8

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL SECURITIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] ONLY (A)(1) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (2) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”AS DEFINED IN RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN CLAUSE (A) OR (B) ABOVE, OR (2) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.”

App. A-9

Each Regulation S Security that is a temporary Security issued pursuant to Section 2.10 shall bear a legend substantially in the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY THAT IS A TEMPORARY SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).”

Each Definitive Security shall bear the following additional legend:

“IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Each Global Security shall bear the following additional legends:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.”

(ii)         Upon any sale or transfer of a Transfer Restricted Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Definitive Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Definitive Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii)        Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

App. A-10

(iv)        Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

(g)          Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository, at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h)          Obligations with Respect to Transfers and Exchanges of Securities.

(i)          To permit registrations of transfers and exchanges, the Issuer shall execute and upon receipt of an Authentication Order the Trustee (or the Authenticating Agent) shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii)         No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.06, 4.06, 4.08 and 9.05 of this Indenture).

(iii)        Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, a Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)        All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(i)          No Obligation of the Trustee.

(i)          The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository, or any other Person with respect to the accuracy of the records of the Depository, or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository, with respect to its members, participants and any beneficial owners.

App. A-11

(ii)         The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among the Depository, participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)          [Reserved].

(k)          Transfers of Securities Held by Affiliates. Notwithstanding anything to the contrary in this Section 2.2, any certificate (i) evidencing a Security that has been transferred to an affiliate (as defined in Rule 405 of the Securities Act) of the Issuer, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, or (ii) evidencing a Security that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of such Security, in each case, be in the form of a permanent Definitive Security and bear the Restricted Securities Legend subject to the restrictions in this Section 2.2. The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this Section 2.2(k). The Issuer, in its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable advance written notice to the Trustee.

App. A-12

EXHIBIT A

[FORM OF FACE OF SECURITY]

[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL SECURITIES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] ONLY (A)(1) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (2) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (3) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER”AS DEFINED IN RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (5) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 OF REGULATION D UNDER THE SECURITIES ACT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (6) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]

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BY ITS ACQUISITION OF THIS SECURITY OR ANY INTEREST HEREIN, THE HOLDER WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN CONSTITUTES THE ASSETS OF ANY (A) EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, “SIMILAR LAWS”), OR (C) ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN CLAUSE (A) OR (B) ABOVE, OR (2) THE ACQUISITION, HOLDING AND SUBSEQUENT DISPOSITION OF THIS SECURITY OR ANY INTEREST HEREIN WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

[Temporary Restricted Securities Legend – Regulation S]

THE RIGHTS ATTACHING TO THIS REGULATION S GLOBAL SECURITY THAT IS A TEMPORARY SECURITY, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE SECURITY, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).

[Definitive Securities Legend]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

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[FORM OF SECURITY]

No.	[REGULATION S/RULE 144A]

CUSIP: [•]1

ISIN: [•]2

7.875% Senior Notes due 2024

$_________

CAMELOT FINANCE S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 14 rue Edward Steichen, L-2540 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 208514 (the “Issuer”), promises to pay to [ ], or registered assigns, the principal sum of [ ] U.S. Dollars [or such greater or lesser amount as is indicated on the Schedule of Increases or Decreases in Global Security attached hereto]* on October 15, 2024.

Interest Payment Dates: April 15 and October 15.

Record Dates: April 1 and October 1.

Additional provisions of this Security are set forth on the other side of this Security.

1 144A CUSIP: 13323A AA8

Regulation S CUSIP: L1408L AA4

2 144A ISIN: US13323AAA88

Regulation S ISIN: USL1408LAA46

*If the Security is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “TO BE ATTACHED TO GLOBAL SECURITIES—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY.”

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IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

CAMELOT FINANCE S.A.

By:
Name:
Title:

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Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the
Securities referred to in the Indenture.

By:
Authorized Signatory

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[FORM OF REVERSE SIDE OF SECURITY]

7.875% Senior Notes due 2024

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.          Interest

CAMELOT FINANCE S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 14 rue Edward Steichen, L-2540 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 208514 (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer shall pay interest semiannually on April 15 and October 15 of each year, commencing April 15, 2017.1 Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from October 3, 20161 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.          Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the April 1 or October 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer shall pay principal, premium, if any, and interest in U.S Dollars. Payments in respect of the Securities represented by a Global Security (including principal (upon presentation thereof to the Paying Agent), premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by DTC or any successor depository. The Issuer will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or a Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.          Paying Agent and Registrar

Initially, Wilmington Trust, National Association will act as the Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar without notice. The Issuer or any domestically incorporated Wholly Owned Subsidiary of UK Holdco may act as Paying Agent or Registrar.

[1]	With respect to Securities issued on the Closing Date.

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4.          Indenture

The Issuer issued the Securities under an Indenture dated as of October 3, 2016 (the “Indenture”), among the Issuer, the Guarantors party thereto and the Trustee. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture for a statement of such terms and provisions. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Securities are senior unsecured obligations of the Issuer. [This Security is one of the Original Securities referred to in the Indenture.] [This Security is an Additional Security referred to in the Indenture.]

To guarantee the due and punctual payment of the principal, premium, if any, and interest, on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have, jointly and severally, irrevocably and unconditionally guaranteed the Guaranteed Obligations on a senior unsecured basis pursuant to the terms of the Indenture.

5.          Optional Redemption

Except as set forth in the following two paragraphs, the Securities shall not be redeemable at the option of the Issuer prior to October 15, 2019. Thereafter, the Securities shall be redeemable at the option of the Issuer, in whole at any time or in part from time to time, upon not less than 10 nor more than 60 days’ prior notice sent electronically or mailed by first-class mail to each Holder’s registered address or provided otherwise in accordance with the procedures of DTC, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest, if any, plus Additional Amounts, if any, to, but not including, the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 15 of the years set forth below:

Period	Redemption Price
2019	103.938%
2020	101.969%
2021 and thereafter	100.000%

In addition, at any time prior to October 15, 2019, the Issuer may redeem the Securities at its option, in whole at any time or in part from time to time, upon not less than 10 nor more than 60 days’ prior notice sent electronically or mailed by first-class mail to each Holder’s registered address or provided otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium, and accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

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Notwithstanding the foregoing, at any time and from time to time prior to October 15, 2019, the Issuer may redeem in the aggregate up to 40% of the aggregate principal amount of the Securities issued (calculated after giving effect to any issuance of any Additional Securities) with funds in an aggregate amount not exceeding the net cash proceeds of one or more Equity Offerings by UK Holdco or any direct or indirect parent of UK Holdco, in each case, to the extent the net cash proceeds thereof are contributed to the common or preferred equity capital (other than Disqualified Stock) of the Issuer or UK Holdco or used to purchase Capital Stock (other than Disqualified Stock) of the Issuer or UK Holdco from it, at a redemption price (expressed as a percentage of the principal amount thereof) of 107.875% plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 50% of the original aggregate principal amount of the Securities issued on the Closing Date remain outstanding after each such redemption; and provided, further, that such redemption shall occur within 120 days after the date on which any such Equity Offering is consummated upon not less than 10 nor more than 60 days’ notice provided to each Holder being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

If Holders of not less than 90% in aggregate principal amount of the outstanding Securities validly tender and do not withdraw such Securities in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer as described in Section 4.08(e) of the Indenture, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right, upon not less than 10 days nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such purchase pursuant to the Change of Control Offer described in Section 4.08 of the Indenture, to redeem all Securities that remain outstanding following such purchase at a redemption price in cash equal to the Change of Control Payment plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In connection with any redemption of Securities (including with funds in an aggregate amount not exceeding the net cash proceeds of an Equity Offering), any such redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the completion of any related Equity Offering. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption was sent) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

6.          Optional Redemption for Tax Reasons

The Securities shall be subject to optional redemption for tax reasons as described in Section 3.10 of the Indenture.

7.          Notice of Redemption

Notice of redemption will be sent electronically or mailed by first-class mail at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address or provided otherwise in accordance with the procedures of the Depository. Securities in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 to the extent practicable. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such redemption date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

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8.          Repurchase of Securities at the Option of the Holders upon Change of Control and Asset Sales

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to the Change of Control Payment, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.

In accordance with Section 4.06 of the Indenture, the Issuer will be required to offer to purchase Securities upon the occurrence of certain Asset Sales.

9.          Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to the sending of a notice of redemption or transfer or exchange any Securities to be redeemed or tendered and not withdrawn in connection with a Change of Control Offer or an Asset Sale Offer.

10.         Persons Deemed Owners

The registered Holder of this Security shall be treated as the owner of it for all purposes.

11.         Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and a Paying Agent shall have no further liability with respect to such monies.

12.         Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal of, and interest on the Securities to redemption, or maturity, as the case may be.

13.         Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, including the circumstances set forth in Section 9.02 of the Indenture, (i) the Indenture, the Securities or the Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Securities) and (ii) any existing or past default or compliance with any provisions of such documents may be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Securities). Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer and the Trustee may amend the Indenture, the Securities or the Guarantees in the circumstances set forth in Section 9.01 of the Indenture.

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14.         Defaults and Remedies

If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) occurs and is continuing, the Trustee by written notice to the Issuer or the Holders of at least 30% of the aggregate principal amount of outstanding Securities by written notice to the Issuer and the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest and Additional Amounts, if any, on all the Securities to be due and payable. Upon such a declaration, such principal and interest and Additional Amounts, if any, will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer occurs, the principal of, premium, if any, and interest on the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security (which may include pre-funding) satisfactory to it against all losses, liabilities and expenses which might be Incurred by it in compliance with such request or direction. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing, (ii) the Holders of at least 30% of the aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy, (iii) such Holder or Holders offer to the Trustee security or indemnity (which may include pre-funding) satisfactory to it against any loss, liability or expense, (iv) the Trustee does not comply with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of outstanding Securities do not give the Trustee a direction inconsistent with the request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to Section 7.01 of the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any action or forbearance is unduly prejudicial to such Holders) or that would involve the Trustee in personal liability, provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification and/or security (which may include pre-funding) satisfactory to it against all losses, liabilities and expenses caused by taking or not taking such action.

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15.         Trustee Dealings with the Issuer

Subject to certain limitations imposed by the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.         No Recourse Against Others

No director, officer, employee, incorporator or holder of any equity interests in the Issuer or of any Guarantor or any other direct or indirect parent, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

17.         Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

18.         Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

19.         Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THE LAW OF ANOTHER JURISDICTION WOULD BE APPLIED THEREBY.

20.          CUSIP Numbers and ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                           agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

Date:
	Signature must be guaranteed by a	Signature of Signature Guarantee
participant in a recognized signature
guaranty medallion program or other
signature guarantor program reasonably
acceptable to the Trustee

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CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR

REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned:

☐	has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above); and

check the following, if applicable:

☐	is an affiliate of the Issuer as contemplated in Section 2.2(k) of Appendix A to the Indenture; or

☐	is exchanging this Security in connection with an expected transfer to an affiliate of the Issuer as contemplated in Section 2.2(k) of Appendix A to the Indenture.

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities; and

check the following, if applicable:

☐	is an affiliate of the Issuer as contemplated in Section 2.2(k) of Appendix A to the Indenture; or

☐	the transferee is an affiliate of the Issuer as contemplated in Section 2.2(k) of Appendix A to the Indenture.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer; or

(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or

(3)	☐	pursuant to an effective registration statement under the Securities Act of 1933; or

(4)	☐	inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(5)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

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(6)	☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

(7)	☐	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Date:	Your Signature:

Signature Guarantee:

Date:
	Signature must be guaranteed by a	Signature of Signature Guarantee
participant in a recognized signature
guaranty medallion program or other
signature guarantor program reasonably
acceptable to the Trustee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is set forth on the face hereof. The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sales) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sales ☐	Change of Control ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.06 (Asset Sales) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 and any integral multiples of $1,000 in excess thereof):

$

Date:	Your Signature:
(Sign exactly as your name appears on
the other side of this Security)

Signature Guarantee:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

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EXHIBIT B

Form of

Transferee Letter of Representation

Camelot Finance S.A.,

c/o Wilmington Trust, National Association,

as Trustee and Registrar

246 Goose Lane, Suite 105

Guilford, CT 06437

United States

Attention: Camelot Finance Notes Administrator

Facsimile: 203-453-1183

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $[       ] principal amount of the 7.875% Senior Notes due 2024 (the “Securities”) of CAMELOT FINANCE S.A. (the “Issuer”).

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1.          We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

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2.          We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is one year after the later of the date of original issue and the last date on which the Issuer or any affiliate of the Issuer was the owner of such Securities (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional “accredited investor,” in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuer and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Issuer and the Trustee.

Dated:	TRANSFEREE:	,

by

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EXHIBIT C

[FORM OF SUPPLEMENTAL INDENTURE]

[                      ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of [            ], among [GUARANTOR] (the “New Guarantor”), a subsidiary of Camelot UK Bidco Limited, a private limited liability company incorporated under the laws of England and Wales (“UK Holdco”), Camelot Finance S.A., a public limited liability company (société anonyme) organized and established under the laws of the Grand Duchy of Luxembourg, having its registered office at 15 rue Edward Steichen, L-2540 Luxembourg, and registered with the Luxembourg Trade and Companies Register under number B 208514 (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

WITNESSETH :

WHEREAS the Issuer has heretofore executed and delivered to the Trustee an Indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of October 3, 2016, providing for the issuance of the Issuer’s 7.875% Senior Notes due 2024 initially in the aggregate principal amount of $500,000,000 (the “Securities”);

WHEREAS Section 4.10 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Issuer’s obligations under the Securities pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee and the Issuer are authorized to execute and deliver this Supplemental Indenture without consent of the Holders;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.          Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and hereby and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.          Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all existing Guarantors (if any), to unconditionally guarantee the Issuer’s obligations under the Securities on the terms and subject to the conditions and limitations set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.          Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

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4.          Notices. All notices or other communications to the New Guarantor shall be given as provided in Section 12.02 of the Indenture.

5.          Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THE LAW OF ANOTHER JURISDICTION WOULD BE APPLIED THEREBY.

(a)          Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon the Indenture, this Supplemental Indenture, the Securities, the Guarantees or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and, subject to the final sentence of this Section 5(a), each party irrevocably submits to the non-exclusive jurisdiction of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum. The Trustee reserves the right to bring an action in any court that has jurisdiction over the trust estate, which may be a court other than the Specified Courts, when seeking a direction from a court in the administration of the trust estate. On the Closing Date, the Issuer and each Closing Date Guarantor that is not located in the United States appoint Camelot U.S. Acquisition 1 Co., a Delaware corporation (“Camelot Acquisition Co.”), as agent for service of process. After the Closing Date, each new Guarantor not located in the United States will appoint either (i) a Guarantor organized in the United States, which initially shall be Camelot Acquisition Co. or (ii) to the extent no Guarantor is organized in the United States, the Issuer and each Guarantor shall appoint CT Corporation System (or another company providing a similar service), in each case as its agent for service of process or other legal summons for purposes of any Related Proceedings that may be instituted in any Specified Courts. The address for Camelot Acquisition Co., the initial agent for service of process, is Corporation Service Center, 2711 Centerville Road, Suite 400, Wilmington Delaware 19808, United States.

(b)          Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding (a “Related Judgment”), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

6.          Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

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7.          Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.          Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

CAMELOT FINANCE S.A.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:
Name:
Title:

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